METLIFE RETIRE PRO(sm) PROGRAM

                              CADUS PHARMACEUTICAL
                                  CORPORATION
                                  401(k) PLAN

                            SUMMARY PLAN DESCRIPTION
                            ------------------------

                                  INTRODUCTION

     The Cadus Pharmaceutical Corporation 401(k) Plan can help you save in two important ways.

     First, your 401(k) savings are not subject to current federal income taxes. This may enable you to save a greater amount than you could otherwise.

     Second, earnings on your savings contributions, employer matching contributions, and profit sharing contributions are tax deferred. You pay no taxes until the funds are distributed to you from the plan. In the meantime, the funds compound tax-free. This means that your effective rate of return on contributions under the plan will be greater than with a taxable investment outside the plan earning at the same rate.

     To encourage you to save for retirement and to take advantage of the tax benefits of this 401(k) Plan, Cadus Pharmaceutical Corporation may make a discretionary matching contribution which will vary every year.

     In its discretion, Cadus Pharmaceutical Corporation may also make annual profit sharing contributions on behalf of eligible participants.

     This summary will tell you about the Cadus Pharmaceutical Corporation 401(k) Plan. It is a summary of the plan in simple language and does not give you all the details on all aspects of the plan. The actual terms of the plan are contained in the plan document, the legal document which governs your rights and benefits under the plan. The plan document and other legal documents relating to the plan are available for inspection by participants and their beneficiaries upon request to the plan administrator.

     You should read this booklet carefully. We want you to understand the way the 40l(k) Plan works. If you have a specific question about how the plan applies to you, you should consult the plan administrator.

                  Cadus Pharmaceutical Corporation 401(k) Plan

                                    CONTENTS

                                                                           Page
                                                                           ----

Participation  .............................................................  1

Savings Contributions  .....................................................  1

Matching Contributions  ....................................................  3

Profit Sharing Contributions  ..............................................  3

Your Accounts  .............................................................  4

In-Service Withdrawals  ....................................................  5

Loans  .....................................................................  6

Distributions  .............................................................  7

Additional Information  ....................................................  10

Directory  .................................................................  13

                                  PARTICIPATION

Eligibility rules      Participation in the savings part of the plan is
                       voluntary. All employees, who have met the eligibility requirements, may participate.

                       You may join the plan and begin saving on any entry date after you complete one year of service and you reach age 21.

                       The plan's entry dates are each January 1 and July 1.

                       The plan administrator will notify you prior to your appropriate entry date. At that time, you must fill out an enrollment form indicating if you wish to participate in the savings part of the plan.

Service rules          You earn a year of service for participation if you are
for participation      credited with 1,000 or more hours of service in an
                       "employment year." An employment year is the 12-month period starting on your date of hire or on an anniversary of your date of hire. A year of service is not completed before the end of your employment year regardless of when during the 12-month period you complete 1,000 hours.

                       Hours of service include all hours for which you are paid for working. Paid non-working hours (such as vacation, illness or back pay awards), and non-paid time on authorized leave of absence or leave for required military service, also count as hours of service.

                              SAVINGS CONTRIBUTIONS

Amount You decide how much you want to save in the plan. You can choose any whole percentage of your pay, up to the maximum percentage specified on the deferral agreement. Each pay period, the percentage you have chosen is taken from your pay and deposited to your plan savings account.

                       You can choose to make your savings contributions on a before-tax basis (so-called "401(k)" savings) or on an after-tax basis. You will defer paying income taxes on the 401(k) savings you contribute to the plan. However, there are IRS restrictions on withdrawing 401(k) savings. You should carefully review the tax treatment and withdrawal sections of this summary before deciding which type of savings is right for you.

                       Your 401(k) savings contributions cannot exceed $8,994 (this limit applies in 1993 and is adjusted annually for cost-of-living increases). There are also special IRS rules that may limit 401(k) or after-tax savings contributions by highly paid employees in certain circumstances. We will notify you if these rules affect you.

No current income tax  As an incentive to help you build long-term savings under
on 401(k) savings      the plan, there is a special income tax rule for 401(k)
                       savings contributions. Your 401(k) savings contributions are free of federal income tax until distributed to you from the plan. We do not withhold federal income tax on your 401(k) savings contributions and we do not include them in your taxable earnings reported to the IRS on your W-2 Form.

                       Savings contributions are subject to withholding of Social Security taxes and are included in your wages for calculating your Social Security benefits.

                       State income tax treatment can vary. Most states do not tax 401(k) savings contributions.

Changing your          You can increase or decrease your savings contribution
savings amount         election. Your new savings amount will go into effect on
                       the next payroll period after you give the required advance notice to the plan administrator.

                       You may stop making savings deposits for any reason. Your savings deposits will stop with the payroll period after you give the required advance notice to the plan administrator.

                       If you stop your savings deposits, you may resume them for any payroll period by giving the plan administrator advance notice.

                       The required advance notice for changes in your savings contributions is specified in the plan administrator's procedures for operating the plan; please check with the plan administrator for this information.

Rollovers from other   If you receive a lump sum distribution from another
qualified plans        employer's qualified retirement, pension or profit
                       sharing plan, you may deposit all or part of it in this plan. By taking advantage of this opportunity, you can defer paying taxes on the amount you roll over into the plan and continue to accumulate tax-sheltered investment earnings.

                       A rollover must be completed within 60 days after you receive the payment from the other plan. Please consult the plan administrator for more information on making a rollover.

                             MATCHING CONTRIBUTIONS

Matching contributions To encourage you to save for retirement under our plan,
                       Cadus Pharmaceutical Corporation may match your 401(k) savings. The amount of Cadus Pharmaceutical Corporation's matching contribution will vary each year.

                          PROFIT SHARING CONTRIBUTIONS

Eligibility            Each employee who meets the eligibility requirements for
                       the savings part of the plan is automatically a participant in the profit sharing feature.

Amount For each plan year, Cadus Pharmaceutical Corporation will contribute whatever amount it decides. Cadus Pharmaceutical Corporation is not required to make a contribution for any particular year and the amount contributed may vary from year to year.

Who shares             You are entitled to a share of the profit sharing
                       contribution for a plan year as long as you are still a participant on the last day of that plan year and you complete at least 1,000 hours of service during that plan year. Any profit sharing contributions that may be credited to your account during a plan year are conditioned on your satisfying these requirements during the plan year.

                       However, you will share in any profit sharing contribution for the year in which you terminate employment due to retirement, disability or death, even if you do not satisfy these requirements.

Amount of              Your share of the profit sharing contribution for a plan
your share             year will be based on the proportion that your
                       compensation for the plan year bears to the total compensation of all participants sharing in the contribution for that year.

                       Compensation means your total compensation from Cadus Pharmaceutical Corporation received during the plan year. If you became a participant during a plan year, compensation before you became a participant does not count when figuring your share.

                       The plan will not consider compensation above $200,000 (as indexed by the cost-of-living adjustment) when calculating any participant's share of the profit sharing contribution.

Minimum contribution   Your account may receive a minimum contribution even
                       though you would not get this much under the method described above. The minimum contribution (if any) may vary from year to year.

                                  YOUR ACCOUNTS

Participant accounts   Contributions made to the plan on your behalf are
                       credited to participant accounts in your name.

Investments            The accounts of all participants in this plan are held in
                       a trust fund. You direct the investment of your plan accounts among the funding choices available under the trust fund from the MetLife RetirePro(sm) Program. Please contact the plan administrator for information describing your funding choices.

                       Earnings on your account are not subject to income tax until withdrawn or paid to you. Your savings compound - you earn interest on your interest - without any reduction for taxes. This is another way the plan helps you build savings.

                             IN-SERVICE WITHDRAWALS

Withdrawals for        The purpose of this plan is to help you accumulate 1ong-
financial hardship     term savings. However, in the event of a financial
                       hardship, you may withdraw up to the lesser of 95% of your savings contributions or the amount necessary to satisfy the financial hardship. Under the law, you may not withdraw any earnings on your savings contributions.

                       The law defines a financial hardship as an immediate and heavy financial need for which you do not have other reasonably available resources to meet the need. Since your plan allows for loans, you must first apply for use of a loan before you can apply for a financial hardship withdrawal. Usually medical costs, next semester or quarter college tuition for you or your dependents, or the initial purchase of your primary residence satisfy these requirements provided you do not have other reasonably available resources. Your contributions into the plan will be suspended for a period of 12 months following the hardship withdrawal. Other rules may apply, so, if you wish to apply for a hardship withdrawal, please see the plan administrator.

Withdrawals at will    You may make a withdrawal for any reason from your
                       rollover account (if any); financial hardship is not necessary.

                       You may also make a withdrawal at will from the following account(s):

                       - your after-tax employee contribution account

                       If you wish to make such a withdrawal, contact the plan administrator.

Taxes on withdrawals   A withdrawal is taxable as ordinary income. You do not
                       pay income taxes on the money put in the plan, so you have to pay taxes on the money that you take out.

                       In addition to income tax, any withdrawal or distribution before age 59-1/2 is subject to a 10% penalty tax, unless:

                       - payment is made as a result of total disability or
                         death,

                       - payment is made to you in installments over your life
                         expectancy or the combined life expectancy of you and your designated beneficiary,

                       - you retire after age 55, or

                       - the amount of the withdrawal does not exceed your
                         deductible medical expenses in the year of withdrawal.

                       Of course, any after-tax contributions are not subject to income tax or any penalty tax when withdrawn from the plan because these contributions were taxed when you contributed them to the plan.

                                      LOANS

Loans To be sure that the restrictions on withdrawals do not prevent your using funds in your accounts if you need to, the plan lets you borrow from your plan accounts.

                       You do not pay income taxes on the loan, even though you are receiving the use of money that has not yet been taxed. From this standpoint, a loan is better than a withdrawal.

                       The amount that you may borrow depends on your vested account balances. If you obtain a loan, your account balances will be used as security and you will have to repay the loan with interest through withholding from your paycheck each pay period or by personal check or money order to the plan administrator.

                       The specific rules for loans, including minimum and maximum amounts, length of the loan, interest rate and procedures for applying for a loan, are available from the plan administrator.

                                  DISTRIBUTIONS

Distributions          You will receive the vested amount in your participant
                       accounts when your employment terminates. Payment will be made as soon as reasonably possible following your termination of employment unless you make an election to postpone payment to a later date.

Vesting You are always fully vested in your savings contributions account and your rollover account (if any).

                       You will be fully vested in your employer matching contributions account and your employer profit sharing account according to the following schedule:

                          Number of                Vested
                      Years of Service           Percentage
                      ----------------           ----------
                          Less than 1                0%
                             1                      25%
                             2                      50%
                             3                      75%
                             4 or more             100%

                       If your employment with Cadus Pharmaceutical Corporation ends due to retirement after age 65, disability or death, you will be fully vested regardless of your years of service.

Vesting service        You earn a year of service for vesting if you are
                       credited with 1,000 or more hours of service in a plan year.

                       If your employment ends before you are fully vested, the non-vested portion of your account will be forfeited. However, if you return to employment with us before having five consecutive one-year breaks, the amount that was forfeited will be restored to your account.

                       A one-year break is a plan year when you complete 500 or fewer hours of service. For this purpose only, hours of service include (in addition to the hours already mentioned) hours for time away from work for certain childbirth or child care reasons; enough hours will be credited to prevent you from having the first one-year break that would otherwise occur.

                       Forfeitures that occur during a plan year will first provide the matching contribution for that plan year. Any forfeitures remaining after the matching contribution is made will be added to the employer's profit sharing contribution for that year and the total amount will be allocated to participants entitled to receive a profit sharing contribution for that year.

Forms of payment       You may elect the form of payment in which your
                       account(s) are paid to you. Payment may be in one of the following methods:

                       - one or more payments within one year.

                       - installment payments over a period you select, which
                         generally may not be longer than your life expectancy or the combined life expectancies of you and your designated beneficiary; other limits may apply in certain cases.

                       - purchase an annuity contract providing payments over
                         your lifetime or the lifetimes of you and your designated beneficiary.

Taxes on               A distribution to you is taxable as income. Since you did
distributions          not pay taxes on money that goes into the plan, you must
                       pay taxes on the money when it is distributed to you.

                       In addition to regular income tax, a distribution before age 59-1/2 may be subject to a 10% penalty tax. See the section on IN-SERVICE WITHDRAWALS - Taxes on withdrawals for a summary of when the 10% tax applies.

                       Of course, any after-tax contributions are not subject to income tax or any penalty tax when distributed from the plan because these contributions were taxed when you contributed them to the plan.

                       You can defer the taxes on a distribution if you roll the distribution over to an IRA or another employer's qualified plan. A rollover must be completed within 60 days of the distribution.

Postponed payment      If your vested account balance is greater than $3,500,
                       you can postpone the payment of your accounts until you reach age 70-1/2.

Death If you die during your employment with us, you will become fully vested in your account. Your beneficiary will receive your full remaining account balance. If you die after your employment with us ends, your beneficiary will receive your remaining vested account balance.

Designating your       You should designate, in writing, your beneficiary or
beneficiary            beneficiaries on a form filed with the plan
                       administrator. If you are married, your spouse is automatically your sole beneficiary unless your spouse consents in writing to the designation of another beneficiary. This is required by law.

                             ADDITIONAL INFORMATION

Non-Assignment of Benefits

     Your benefits under this plan may not be assigned, sold or used as collateral, nor in most cases may a creditor attach your account as a means of collecting a debt owed by you. This protects your participant account from the claims of most creditors you may have. However, a court may issue an order requiring that all or part of your account be paid to your spouse or a dependent as alimony or support. The plan would have to obey a proper order.


Claims Review Procedure

     If you or your beneficiary do not receive a distribution when due, or you have another claim under the plan, you should file a written claim with the plan administrator. The plan administrator will then check the validity of the claim and take the necessary steps to resolve the problem.

     If additional information is necessary to process your claim, you will be told what is needed.

     If your claim is denied in whole or in part, you will be notified in writing within a reasonable period of time after receipt of your claim. The notice of denial will include the specific reasons for denial and references to the plan provisions on which the denial was based.

     Within 60 days after receiving a denial, you or your authorized representative may appeal the decision by filing a written request for review with the plan administrator. In connection with your appeal, you may review pertinent plan documents and submit issues and comments in writing.

     The plan administrator will give a written decision on your appeal after giving it full consideration.


Future of the Plan

     We expect to continue the plan indefinitely. However, since future conditions cannot be foreseen, we reserve the right to amend or discontinue the plan. If the plan is ever terminated, you will be fully vested in all amounts credited to your account.

Your Rights Under Federal Law

     Congress passed the Employee Retirement Income Security Act of 1974 (ERISA) to make sure that plans are managed in the interest of participants and their beneficiaries. As a participant in this plan, you are entitled to certain rights and protection under ERISA.

     ERISA provides that you are entitled to:

     - Receive this summary plan description, which explains the major provisions of plan.

     - Examine, without charge, all plan documents, including copies of all documents filed with the U.S. Department of Labor, such as detailed annual reports. Consult the plan administrator if you wish to examine a document.

     - Obtain copies of all plan documents and other plan information upon written request. We may make a reasonable charge for the copies, which we will tell you about before making your copies.

     - Receive a summary of the plan's annual financial report.

     - Receive periodic statements of the amount in your account.

     In addition to creating rights for participants, ERISA imposes duties upon the people who are responsible for the operation of employee benefit plans. The people who have discretion over a plan's operations, called "fiduciaries" of the plan, have a duty to carry out their responsibilities prudently and in the interests of you and other plan participants and beneficiaries.

     No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way for the purpose of preventing you from getting a benefit or for exercising your rights under ERISA.

     If your claim for benefits is denied in whole or in part, you will receive a written explanation of the reason for the denial. You have the right to have your claim reviewed and reconsidered.

     Under ERISA, there are steps you can take to enforce your rights. You may file suit in a federal court if there is a failure to provide any of the information described above or breach of responsibility by a plan fiduciary. The party being sued may have the right to counter sue. The court decides who pays the legal costs and may require the unsuccessful party to pay all legal costs.

     If you have any questions regarding your rights, you should contact the plan administrator. You may also contact an area office of the U.S. Labor Management Services Administration, Department of Labor.


Plan Insurance

    Your account under this plan is not insured by the Pension Benefit Guaranty Corporation (PBGC) if the plan should terminate. The PBGC insures only defined benefit types of plans. This plan is a defined contribution type of plan not covered by the PBGC.

                                   DIRECTORY


Employer:                    Cadus Pharmaceutical Corporation
                             --------------------------------
                             180 Varick Street, 9th Floor
                             ----------------------------
                             New York, NY 10014
                             ------------------

Federal ID Number:           13-3660391

Plan Administrator:          The employer is the plan administrator.

                             The person to contact is:

                             James S. Rielly
                             ---------------
                             Cadus Pharmaceutical Corporation
                             --------------------------------
                             180 Varick Street, 9th Floor
                             ----------------------------
                             New York, NY 10014
                             ------------------
                             (212) 645-3738
                             --------------

Plan Trustee:                James S. Rielly
- -------------                ---------------
                             Cadus Pharmaceutical Corporation
                             --------------------------------
                             180 Varick Street, 9th Floor
                             ----------------------------
                             New York, NY 10014
                             ------------------

Agent for service            The agent for service of legal process is the plan
of legal process:            administrator.

                             In addition, process may be served on the plan trustee.

Plan Number:                 001
                             ---

Plan Year:                   Plan records are kept on a calendar year.

10/93

                METLIFE SECURITY INSURANCE COMPANY OF LOUISIANA

                          METLIFE RETIREPRO(R) PROGRAM




                    Defined Contribution Basic Plan Document





                                 November, 1994


      (C)Copyright 1994, MetLife Security Insurance Company of Louisiana
                              All rights reserved.

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----


INDEX OF TERMS  ....................................................   vii-viii

ARTICLE 1 INTRODUCTION
- ----------------------

1.1  Establishment of Plan  ...............................................   1
1.2  Plan Documents  ......................................................   1
1.3  Paired Plans  ........................................................   1

ARTICLE 2 DEFINITIONS
- ---------------------

2.1    Actual Deferral Percentage  ........................................   1
2.2    Adoption agreement  ................................................   1
2.3    Average Monthly Compensation  ......................................   1
2.4    Beneficiary  .......................................................   1
2.5    Code  ..............................................................   1
2.6    Effective Date  ....................................................   1
2.7    Elective Deferrals  ................................................   1
2.8    Employee  ..........................................................   1
2.9    Employer  ..........................................................   2
2.10   ERISA     ..........................................................   2
2.1l   Excess Aggregate Contributions  ....................................   2
2.12   Excess Contributions  ..............................................   2
2.13   Excess Elective Deferrals or Excess 401(k) Savings Contributions ...   2
2.14   Level Funding Amount  ..............................................   2
2.15   Owner-employee  ....................................................   2
2.16   Participant  .......................................................   2
2.17   Plan  ..............................................................   2
2.18   Plan administrator  ................................................   2
2.19   Plan Compensation  .................................................   2
2.20   Plan year  .........................................................   3
2.21   Qualified Matching Contributions  ..................................   3
2.22   Qualified Non-elective Contributions  ..............................   3
2.23   Self-employed individual  ..........................................   3
2.24   Shareholder-employee  ..............................................   3
2.25   Sponsor  ...........................................................   3
2.26   Target Benefit  ....................................................   3
2.27   Trust  .............................................................   3
2.28   Trustee  ...........................................................   3
2.29   Straight Life Annuity  .............................................   3

ARTICLE 3 DEFINITIONS AND RULES RELATING TO SERVICE
- ---------------------------------------------------

PART A: HOURS OF SERVICE METHOD


3A.l    Applicability of Part A.............................................  3
3A.2    Year of Service.....................................................  3
3A.3    Hour of Service.....................................................  3
3A.4    One-Year Break in Service...........................................  4
3A.5    Employment Years Defined............................................  4
3A.6    Eligibility Computation Period......................................  4
3A.7    Vesting Computation Period..........................................  4
3A.8    Counting Years of Service for Participation.........................  4
3A.9    Years of Service for Vesting........................................  4
3A.10   Service With Other Organizations....................................  5


PART B: ELAPSED TIME METHOD


3B.1    Applicability of Part B.............................................  5
3B.2    Service.............................................................  5
3B.3    Definitions Relating to Service ....................................  5
3B.4    Certain Service Before Eligibility Disregarded......................  5
3B.5    Service for Vesting.................................................  5
3B.6    Service With Other Organizations....................................  6


ARTICLE 4 PARTICIPATION
- -----------------------

4.1     Eligible Employees..................................................  6
4.2     Age and Service Requirements........................................  6
4.3     Participation.......................................................  6
4.4     Termination of Participation........................................  6
4.5     Re-entry of Former Participant......................................  6
4.6     Transfers...........................................................  6

ARTICLE 5 EMPLOYEE 40l(k) SAVINGS CONTRIBUTIONS:
- ------------------------------------------------
          AVERAGE DEFERRAL PERCENTAGE TEST
          --------------------------------

5.1     Eligibility.........................................................  7
5.2     Limits on Amount....................................................  7
5.3     Procedures..........................................................  7
5.4     Collection of 401(k) Savings Contributions..........................  7
5.5     Savings Contributions Account.......................................  7
5.6     401(k) Limits.......................................................  7
5.7     Deferral Percentage  ...............................................  8
5.8     Higher and Lower Paid Groups Defined  ..............................  9
5.9     Monitoring Participants' Deferral Percentages; Adjustments..........  9
5.10    Treatment of Participant Who Reaches $7,000 Limit................... 10


ARTICLE 6 AFTER-TAX EMPLOYEE SAVINGS CONTRIBUTIONS; AVERAGE
- -----------------------------------------------------------
          CONTRIBUTION PERCENTAGE TEST
          ----------------------------

6.1     Eligibility......................................................... 11
6.2     Limits on Amount.................................................... 11
6.3     Procedures; Plan Administrator Rules................................ 11
6.4     Collection of After-Tax Employee Contributions...................... 11
6.5     After-Tax Employee Contributions Account  .......................... 11
6.6     401(m) Limits....................................................... 11
6.7     Contribution Percentage Defined..................................... 11
6.8     Special Rules....................................................... 12
6.9     Additional Limits for Plans Subject to Both 401(k) and 401(m) Limits.12


ARTICLE 7 ROLLOVERS AND DEDUCTIBLE EMPLOYEE CONTRIBUTIONS
- ------------------------------------------------------------

7.1     Rollover Contributions.............................................. 13
7.2     Qualified Voluntary Employee Contributions.......................... 13
7.3     Withdrawals......................................................... 13


ARTICLE 8 EMPLOYER CONTRIBUTIONS; AMOUNT AND ALLOCATION
- ---------------------------------------------------------


8.1     Amount of Employer Contribution..................................... 14
8.2     Profit-Sharing Plans................................................ 14
8.3     Money Purchase Pension Plans........................................ 14
8.4     Target Benefit Plans................................................ 15
8.5     Employer Matching Contributions..................................... 15
8.6     Persons Entitled to Share in Allocations............................ 16
8.7     Allocation Rules.................................................... 16
8.8     Determination of Level Funding Amount............................... 17

ARTICLE 9 BENEFITS UPON RETIREMENT OR DISABILITY
- ------------------------------------------------

9.1     Retirement Dates.................................................... 18
9.2     Disability Retirement............................................... 19
9.3     Retirement Benefits................................................. 19
9.4     Method of Payment................................................... 19
9.5     Married Participants................................................ 19
9.6     Unmarried Participants.............................................. 20
9.6A.   Direct Rollover Requirements........................................ 20
9.7     Distribution Requirements........................................... 21
9.8     Required Beginning Date............................................. 22
9.9     Transitional Rule................................................... 22
9.10    Date Benefit Payments Begin......................................... 22
9.11    Annuities Nontransferable  ......................................... 22


ARTICLE 10 BENEFITS UPON DEATH
- ------------------------------

10.1    Benefits upon Death................................................. 22
10.2    Method of Payment................................................... 23
10.3    Qualified Preretirement Survivor Annuity............................ 23
10.4    Limitation on Installment or Annuity Payment of Death Benefits...... 24
10.5    Beneficiary......................................................... 25
10.6    Safe Harbor Rules................................................... 25
10.7    Transitional Rules.................................................. 25


ARTICLE 11 TERMINATION OF EMPLOYMENT AND VESTED INTEREST
- --------------------------------------------------------

11.1    Vested Interest in Accrued Benefit.................................. 26
11.2    Changes in Vesting Schedule......................................... 26
11.3    Payment of Vested Interest.......................................... 26
11.4    Forfeiture of Non-Vested Interest................................... 26
11.5    Protections Upon Resumption of Employment........................... 26
11.6    Calculating Vested Interest After Account Distribution.............. 26


ARTICLE 12 IN-SERVICE DISTRIBUTIONS AND WITHDRAWALS; LOANS
- ----------------------------------------------------------

12.1    Withdrawal of After-Tax Contributions............................... 27
12.2    In-Service Withdrawals from Profit Sharing Plans  .................. 27
12.3    In-Service Withdrawals from 401(k) plans  .......................... 27
12.4    In-Service Withdrawals from Money Purchase Plan or
           Target Benefit Plan.............................................. 28
12.5    Loans  ............................................................. 28

ARTICLE 13 MAXIMUM LIMITATIONS ON ALLOCATIONS

13.1    Section 415 Definitions............................................. 29
13.2    No Participation in Other Qualified Plans........................... 31
13.3    Participation in Other Qualified Master or
          Prototype Defined Contribution Plans.............................. 31
13.4    Participation In Another Qualified Plan, Other Than Master or
          Prototype Plans................................................... 31
13.5    Estimated Limitation................................................ 31
13.6    Apportionment Between Plans......................................... 31
13.7    Excess Amounts...................................................... 32
13.8    Defined Benefit and Defined Contribution Plan....................... 32

ARTICLE 14 TOP-HEAVY PROVISIONS
- -------------------------------

14.1    Application of Article.............................................. 32
14.2    Top-Heavy Definitions............................................... 32
14.3    Minimum Allocation.................................................. 33
14.4    Apportionment of Minimum Benefits Between Multiple Plans............ 33
14.5    Minimum Vesting Schedule............................................ 33
14.6    Top Heavy Adjustments in Section 415 Fractions...................... 33
14.7    Additional Provisions For Paired Defined Contribution
          and Defined Benefit Plans......................................... 34

ARTICLE 15 ACCOUNTS AND INVESTMENTS
- -----------------------------------

15.1    Separate Accounts................................................... 34
15.2    Investment Media; Participant Investment Directions................. 34
15.3    Rules for Exercise of Investment Options............................ 35
15.4    Segregated Accounts................................................. 35
15.5    Life Insurance Contracts............................................ 35
15.6    Mutual Fund Shares.................................................. 35
15.7    Expenses............................................................ 36

ARTICLE 16 ADMINISTRATION OF THE PLAN
- --------------------------------------

16.1    Plan Administrator.................................................. 36
16.2    Administration of Plan.............................................. 36
16.3    Reporting and Disclosure............................................ 36
16.4    Records............................................................. 36
16.5    Compensation and Expenses........................................... 36
16.6    Claims Procedure.................................................... 37
16.7    More than One Employer.............................................. 37

ARTICLE 17 AMENDMENT, TERMINATION OR MERGER OF PLAN
- ----------------------------------------------------

17.l    Amendment by Sponsor................................................ 37
17.2    Amendment by Employer............................................... 37
17.3    Restrictions on Amendment........................................... 37
17.4    Termination of Plan................................................. 38
17.5    Disposition and Termination of Trust................................ 38
17.6    Merger of Plans..................................................... 38


ARTICLE 18 TRANSFERS FROM OR TO OTHER QUALIFIED PLANS
- -------------------------------------------------------

18.1   Transfers from Another Plan of the Employer.......................... 38
18.2   Transfers to Other Plans............................................. 38

ARTICLE 19 MISCELLANEOUS.

19.1   Prohibited Diversion................................................. 38
19.2   Failure to Attain or Retain Qualification............................ 38
19.3   Nonalienation........................................................ 38
19.4   Qualified Domestic Relations Orders.................................. 38
19.5   Limitation on Rights Created by Plan................................. 39
19.6   Allocation of Responsibilities....................................... 39
19.7   Return of Contributions.............................................. 39
19.8   Current Address of Payee............................................. 39
19.9   Controlled Group..................................................... 39
19.10  Affiliated Service Groups............................................ 39
19.11  Other Aggregated Groups.............................................. 39
19.12  Leased Employees..................................................... 39
19.13  Control of Trades or Businesses by Owner Employee.................... 39
19.14  Application of Plan's Terms.......................................... 40
19.15  Rules of Construction................................................ 40
19.16  Governing Law........................................................ 40
19.17  Payment for Minor or Incompetent..................................... 40

                                 INDEX OF TERMS
                                 --------------

     The items listed below are defined, explained or clarified in the plan sections or articles indicated.

Adoption agreement......................................................... 2.1
Allocation rules........................................................... 8.7
Annual additions....................................................... 13.1(a)


Beneficiary.......................................................... 2.2, 10.5


Code....................................................................... 2.3
Claims procedure.......................................................... 16.6
Compensation for Purposes of Code Section 415.......................... 13.1(b)
(See also "plan compensation")
Contribution percentage.................................................... 6.7


Deferral percentage........................................................ 5.7


Eligible employee.......................................................... 4.1
Employee................................................................... 2.4
Employer.......................................................... 2.5, 13.1(c)
ERISA..................................................................... 2.10
Excess 401(k) savings contributions........................................ 5.9

Financial hardship............................................ 12.2(b), 12.3(c)
401(k) limits...................................................  5.2, 5.6, 5.9
401(m) limits...................................................  6.2, 6.6, 6.9


Hour of service........................................................... 3A.3
Higher paid group....................................................... 5.8(a)


Limitation year........................................................ 13.1(h)
Loans..................................................................... 12.5
Lower paid group........................................................ 5.8(b)

Method of payment.................................................... 9.4, 10.2

One-year break in service................................................. 3A.4
Owner-employee............................................................ 2.15


Paired plans............................................................... 1.3
Participant............................................................... 2.16
Participation.................................................. Article IV, 4.3
Plan...................................................................... 2.17
Plan administrator........................................... Article XVI, 2.18
Plan compensation......................................................... 2.19
Plan service............................................... Article III, 8.7(e)
Plan year................................................................. 2.13


Qualified domestic relations orders....................................... 20.4
Qualified joint and survivor annuity.................................... 9.5(a)
Qualified voluntary employee contributions................................. 7.2
Retirement dates...................................................... 9.1, 9.2
Rollover contributions..................................................... 7.1


Segregated accounts....................................................... 15.4
Self-employed individual.................................................. 2.23
Shareholder-employee...................................................... 2.24
Sponsor................................................................... 2.25


Top-heavy definitions..................................................... 14.2
Trust..................................................................... 2.26
Trustee................................................................... 2.27


Vested interest............................................... 11.1, 3A.9, 3B.5


Withdrawals................................................... Article XII, 7.3


Year of service........................................................... 3A.2

                                    ARTICLE 1
                                  INTRODUCTION

1.1 ESTABLISMENT OF PLAN. The employer established this plan under the name specified in the adoption agreement.

1.2 PLAN DOCUMENTS. The plan consists of this defined contribution basic plan document, the adoption agreement executed by the employer, and the related trust instrument, as each may be amended from time to time.

In this basic plan document, cross references that are arabic numbers are to an article or section of this document, and cross references that begin with a capital letter are to the adoption agreement.

1.3 PAIRED PLANS.
(a) Two or more plans established using this basic plan document (or the sponsor's defined benefit basic plan document) and standardized adoption agreements may be paired plans. The Code requirements for qualification of multiple plans will automatically be satisfied for paired plans, and the employer who complies with the plans' provisions may rely upon their qualification without obtaining individual determination letters from the Internal Revenue Service.

(b) The requirements for paired plans are as follows:
     (i) Each plan uses one of the sponsor's pairable standardized adoption agreements. The following are pairable standardized adoption agreements: adoption agreements numbered (a) 001,002, and 003, (b) 007 and 008, (c) 011, 012, 013 and 014, (d) 019 and 020 under this basic plan document; and adoption agreement numbered 002 and 004 under the defined benefit basic plan document (basic plan document 02).

     (ii) Only one of such plans is (a) an integrated profit sharing plan,
(b) a non-integrated profit sharing plan, (c) a money purchase pension plan, or (d) a defined benefit pension plan.

     (iii) Only one of such plans is integrated with Social Security.

     (iv) Each adoption agreement specifies the employer's other paired plan(s).

                                    ARTICLE 2
                                   DEFINITIONS
A word or term defined in this article (or in any other article) will have the same meaning throughout the plan unless the context clearly requires a different meaning.

2.1 ACTUAL DEFERRAL PERCENTAGE (ADP) shall mean, for a specified group of participants for a Plan Year, the average of the ratios (calculated separately for each participant in such group) of (1) the amount of employer contributions actually paid over to the trust on behalf of such participant for the plan year to (2) the participant's compensation for such Plan Year (limited to the portion of the plan year in which an employee was a participant, unless otherwise provied in the adoption agreement). Employer contributions on behalf of any participant shall include: (1) any elective deferrals made pursuant to the participant's deferral election, including excess elective deferrals of members of the higher paid group, but exclusing
(a) Excess Elective Deferrals of the lower paid goup that arise solely from elective deferrals made under the plan or plans of this employer and (b) elective deferrals that are taken into account in the contribution percentage test (provided the ADP test is satisfied both with and without exclusion of these elective deferrals); and (2) at the election of the employer, qualified non-elective contributions and qualified matching contributions. For purposes of computing actual deferral percentages, an employee who would be a participant but for the failure to make elective deferrals shall be treated as a participant on whose behalf no elective deferrals are made.

2.2 ADOPTION AGREEMENT means the MetLife Security Insurance Company of Louisiana MetLife RetirePro Program adoption agreement executed by the employer to establish or amend the employer's plan and its related trust and to specify optional provisions as part of the employer's plan.

2.3 AVERAGE MONTHLY COMPENSATION means the monthly Plan Compensation of a Participant averaged over the period specified in the Adoption Agreement.

2.4 BENEFICIARY means an individual or entity designated by a participant or beneficiary, or by the plan, to receive any benefit payable upon the death of the participant or beneficiary.

2.5 CODE means the Internal Revenue Code of 1986, as amended.

2.6 EFFECTIVE DATE shall mean the date specified in the adoption agreement, but no earlier than the first day of the plan year in which the adoption agreement is executed, except as otherwise provided in this section. In the event that this plan is an amended plan, the effective date of the following provisions shall be determined as follows: (a) Section 8.2(b) is effective on the later of the first day of the plan year beginning in 1986 or the initial effective date of the employer's adoption of this plan; (b) Sections 2.11, 2.12, 2.13, 2.21, 2.22, 5.6, 5.7, 5.8, 5.9, 5.10, 6.6, 6.7, and 6.8 are effective on the later of the first day of the plan year beginning in 1987 or the initial effective date of the employer's adoption of the plan; (c) Sections 6.9, 8.6(f), 8.7(d) and
11.2 are effective on the later of the first day of the plan year beginning in 1989 or the initial effective date of the employer's adoption of the plan; and
(d) paragraphs (1) and (2) of section 13.1(b) are effective for plan years beginning after September 19, 1991. In addition, if a section of the plan or the adoption agreement specifies an effective date, such provision shall be effective on the later of the date specified in such section or the initial effective date of the employer's adoption of the plan.

2.7 ELECTIVE DEFERRALS (or 401(k) savings contributions) shall mean any employer contributions made to the plan at the election of the participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a participant's Elective Deferral is the sum of all employer contributions made on behalf of such participant pursuant to an election to defer under any qualified CODA as described in section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in section 402(h)(1)(B), any eligible deferred compensation plan under section 457, any plan as described under section 501(c)(18), and any employer contributions made on the behalf of a participant for the purchase of an annuity contract under section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as Excess Amounts.

2.8 EMPLOYEE means (i) a person employed by the employer and, (ii) an employee of any other employer required to be aggregated under Code Section 414(b), (c),
(m) or (o) with the employer maintaining the plan, or (iii) an individual described in Section 19.12 who is deemed to be an employee of any such employer under Code Sections 414(n) or 414(o). Employee includes a self-employed individual.

2.9 EMPLOYER means the employer named in Part A of the adoption agreement and any other employer which has joined the plan.

No employer may adopt a standardized plan unless each related employer that is part of the same controlled group (as defined in Section 19.9) or the same affiliated service group (as defined in Section 19.10), or that is aggregated under Section 19.11, with the employer designated in Part A of the adoption agreement joins the plan. The failure of any such related employer to join the plan will cause it to be considered a nonstandardized plan so that the employers may not rely upon the plan's qualification under Code Section 401(a) unless they obtain an individual determination letter to such effect from the Internal Revenue Service.

In this plan, the term employer will refer to the employer named in Part A of the adoption agreement, to each adopting employer individually, or to all employers in the aggregate, as the context may require. General rules of construction appear in Section 16.7, "More Than One Employer.'

2.10 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

2.11 EXCESS AGGREGATE CONTRIBUTIONS shall mean, with respect to Plan Year, the excess of:

(a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Higher Paid Group for such Plan Year, over

(b) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of members of the Higher Paid Group in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals pursuant to section 5.9(b) and then determining Excess Contributions pusuant to section 5.9(a).

2.12 EXCESS CONTRIBUTIONS shall mean, with respect to any Plan Year, the excess of:

(a) The aggregate amount of employer contributions actually taken into account in computing the ADP of Higher Paid Group for such Plan Year, over

(b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Higher Paid Group in order of the ADPs, beginning with the highest of such percentages).

2.13 EXCESS ELECTIVE DEFERRALS OR EXCESS 401(K) SAVINGS CONTRIBUTIONS shall mean those Elective Deferrals or 401(k) savings contributions that are includible in a participant's gross income under section 402(g) of the Code to the extent such participant's Elective Deferrals or 401(k) savings contributions for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals or Excess 401(k) Savings Contributions shall be treated as annual additions under the plan unless such amounts are distributed no later than the first April 15 following the close of the participant's taxable year.

2.14 LEVEL FUNDING AMOUNT means that level annual amount necessary to fund a Participant's Target Benefit, using the factors specified in the Adoption Agreement.

2.15 OWNER-EMPLOYEE means an individual who is the sole proprietor (if the employer is a proprietorship), or who is a partner owning more than 10 percent of either the capital or profits interest (if the employer is a partnership).

2.16 PARTICIPANT means an employee who has become a participant in the plan and whose participation has not ended.

A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with section 1.410(b)-3(a).

2.17 PLAN means the employer's plan as set forth in this MetLife Security Insurance Company of Louisiana basic plan document and the adoption agreement signed by the employer, including all amendments to either document.

2.18 PLAN ADMINISTRATOR means the person or persons designated in the adoption agreement as plan administrator to control and manage the operation and administration of the employer's plan as provided in Article 16.

2.19 PLAN COMPENSATION.

(a) GENERAL DEFINITION. A participant's plan compensation for a plan year means compensation as that term is defined in Section 13.1(b) of the Plan, as modified in the adoption agreement. Solely for purposes of determining the amount of a participant's 401(k) savings contributions, after-tax savings contributions and their related matching contributions, plan compensation shall include employer contributions made pursuant to a salary reduction agreement or other arrangement which aare not includible in the gross income of the participant under Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b). Compensation shall include only that compensation which is actually paid to the participant during the determination period. Except as provided elsewhere in the Plan, the determination period shall be the period elected by the Employer in the Adoption Agreement. If the Employer makes no election, the determination period shall be the Plan Year. For a self-employed individual, plan compensation means his earned income.

Notwithstanding the above, except with respect to determining the amount of a participant's 401(k) savings contributions, after-tax savings contributions and their related matching contributions, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement or other arrangement and which is not includible in the gross income of the Employee under sections 125, 402(e)(3), 402(h)(1)(B), or 403(b) of the Code, (if elected by the Employer in the Adoption Agreement).

For purposes of this subsection, earned income means net earnings from self employment in the trade or business with respect to which the plan is established, for which the personal services of the individual are a material income producing factor. Net earnings will be determined without regard to items excluded from gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the emmployer to a qualified plan to the extent deductible under Code Section 404. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code Section 164(f) for taxable years beginning after December 31, 1989.

For years beginning on or after January 1, 1989, and before January 1, 1994, the annual compensation of each participant taken into account for determing all benefits provided under the plan for any year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990.

For Plan Years beginning on or after January 1, 1994, the annual compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

If the determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short plan year, and the denominator of which is 12.

In determining the compensation of a participant for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family'' shall include only the spouse of the Participant and any lineal decendents of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted annual compensation limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level if this plan provides for permitted disparity), the limitation shall be prorated among such affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation. If compensation for any prior determination period is taken into account in determining an employee's allocations or benefits for the current Plan Year, the compensation for such prior year is subject to the applicable annual compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual compensation limit is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual compensation limit in effect for determination periods beginning before that date is $150,000.

(b) EXCEPTION. For purposes of Article 13 (Code Section 415 limits), the foregoing definition of plan compensation will not apply (see Section 13.1(b) for the applicable definition).

2.20 PLAN YEAR means the calendar year unless another plan year is specified in the adoption agreement.

2.21 QUALIFIED MATCHING CONTRIBUTIONS shall mean employer matching contributions which are subject to the distribution and nonforfeitability requirements of Code Section 401(k) when made.

2.22 QUALIFIED NON-ELECTIVE CONTRIBUTIONS shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the empolyer and allocated to participants' accounts that the participants may not elect to receive in cash until distributed from the plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

2.23 SELF-EMPLOYED INDIVIDUAL means an individual who has earned income for the taxable year from the trade or business for which the plan is established (or who would have had earned income but for the fact that the trade or business had no net profits for the taxable year).

2.24 SHAREHOLDER-EMPLOYEE in any year means an employee or officer of an S corporation (as defined in Code Section 1361(a)) who owns, directly or indirectly, more than five percent of the outstanding stock of the employer during such year.

2.25 SPONSOR means MetLife Security Insurance Company of Louisiana or its successor.

2.26 TARGET BENEFIT means the monthly benefit set forth in the Adoption Agreement, which, when annualized, shall be the basis for calculating the Level Funding Amount, but may be more or less than the benefit actually payable upon retirement, death, disability, or termination of employment.

2.27 TRUST means the trust established under the instrument entitled MetLife RetirePro Program Trust Agreement for the payment of the benefits provided by the plan or such custodial accounts or annuity contracts which meet the requirements of Code Section 401(f).

2.28 TRUSTEE means the trustee named in the trust agreement to serve as trustee under the plan, or any successor trustee serving under the Trust Agreement.

2.29 STRAIGHT LIFE ANNUITY means an annuity payable in equal installments for the life of the Participant and that terminates upon the Participant's death.

                                    ARTICLE 3
                    DEFINITIONS AND RULES RELATING TO SERVICE

                         PART A: HOURS OF SERVICE METHOD

3A.1 APPLICABILITY OF PART A. The definitions and rules in this Part A of
Article 3 will apply unless in the adoption agreement the employer elected to have employees' service determined entirely or partly using the elapsed time method.

3A.2 YEAR OF SERVICE. A year of service of an employee is a 12 consecutive month computation period in which he completes at least 1,000 hours of service, or a smaller number of hours specified in the adoption agreement.

3A.3 HOUR OF SERVICE.

(a) Except as provided in subsection (b) below, an employee's hours of service will be counted by giving the employee credit for:

     (i) each hour for which he is paid, or entitled to payment, for the performance of duties for the employer. These hours will be credited to him for the computation period in which the duties are performed; and

     (ii) each hour for which he is paid, or entitled to payment, by the employer on account of a period of time during which no duties are performed (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of service will be credited under this subsection (ii) for any single continuous period (whether or not such period occurs within a single computation period). Hours under this subsection (ii) will he calculated and credited under Department of Labor Regulations, 29 C.F.R. $2503.200-2(b) and (c), which are incorporated herein by this reference; and

     (iii) each hour for which back pay, regardless of mitigation of damages, is either awarded or agreed to by the employer. The same hours of service will not be credited both under subsection (i) or subsection (ii), as the case may be, and under this subsection (iii). These hours will be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     (iv) In addition to hours credited to an employee under subsections (i) through (iii) above, he will be credited with the number of hours (not exceeding 40 for a full week or a pro rata portion of 40 for a partial week) he normally would have worked except for the fact that he was absent on one of the following types of unpaid absence: (A) leave of absence for a period authorized by the employer under a leave policy applied uniformly to all employees, provided he returns to service with the employer at or before the expiration of such period; or (B) leave of absence for service in the armed forces of the United States, provided he returns to service with the employer within the period during which his reemployment rights are protected by law.

     (v) Solely for purposes of determining whether a one-year break in service, as defined in section 3A.4, has occurred in a computation period, an employee who is absent from work for maternity or paternity reasons will receive credit for the hours of service which would otherwise have been credited to such employee but for such absence, (or in any case in which such hours cannot be determined, eight hours of service per day of such absence). For purposes of this subsection (v), an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of the employee, (B) by reason of a birth of a child of the employee, (C) by reason of the placement of a child with the employee in connection with the employee's adoption of such child, or
(D) for purposes of caring for such child for a period beginning immediately following such birth or placement. The hours of service credited under this subsection (v) will be credited (A) in the computation period in which the absence begins if th4 crediting is necessary to prevent a one-year break in service in that period, or (B) in all other cases, in the following computation period if necessary to prevent a one-year break in service in that computation period.

(b) If the employer so elects in the adoption agreement, an employee will be credited with the number of hours of service specified in this subsection (b) for a period if the employee would have been credited with at least one hour of service during such period under subsection (a) above:

     (i)  10 hours of service per day;

     (ii) 45 hours of service per week;

     (iii) 95 hours of service per semi-monthly payroll period; or

     (iv) 190 hours of service per month.

Only one such method may be elected and it must apply to all employees.

3A.4 ONE-YEAR BREAK IN SERVICE. A one-year break in service of an employee is a 12-consecutive month computation period during which he completes one-half or fewer of the number of hours of service required for a year of service under
Section 3A.2. The 12-month computation period will be the same period used to determine a year of service under Section 3A.6 or Section 3A.7.

3A.5 EMPLOYMENT YEARS DEFINED. Employment years of an employee are 12-consecutive month periods beginning on the date he first completes an hour of service and on subsequent anniversaries of such date.

3A.6 ELIGIBILITY COMPUTATION PERIOD. For puposes of determining whether an employee has completed the service requirement (if any) for participation:

(a) The initial computation period will be his first employment year.

(b) Subsequent computation periods will be either (i) his subsequent employment years, or (ii) if the adoption agreement so specifies, plan years beginning with the plan year that starts during his first employment year regardless of whether the employee is entitled to be credited with 1,000 hours of service during his first employment year. For puposes of clause (ii) of the preceding sentence, an employee who is credited with 1,000 hours of service in both his first employment year and the plan year that starts during his first employment year will (unless his employment year and the plan year coincide) be credited with two years of service for purposes of eligibility to participate.

(c) If an employee has a one-year break in service, his 12-consecutive month eligibility computation periods will begin with his first employment year after such break. If necessary for purposes of measuring years of service for participation, subsequent 12-consecutive month computation periods will be either (i) if the adoption agreement so specifies under subsection (b)(i) above, subsequent employment years, or otherwise (ii) plan years beginning with the plan year which begins during his first employment year after such break.

3A.7 VESTING COMPUTATION PERIOD. For purposes of computing an employee's nonforfeitable right to his employer contributions account, an employee's computation periods will be either (a) plan years, or (b) if the adoption agreement so specifies, employment years.

3A.8 COUNTING YEARS OF SERVICE FOR PARTICIPATION. All of an employee's years of service with the employer are counted toward meeting the plan's participation eligibility requirement (if any), except that, if the plan provides for 100% vesting after two years or less of service, service before a one-year break in service which occurs before the employee satisfies the plan's requirement for eligibility will be disregarded unless the adoption agreement specifies otherwise. However, the preceding sentence will not apply if the employer's plan is a 401(k) plan.

If the service requirement to become a participant as specified in the adoption agreement includes a fractional year, an employee will not be required to complete any minimum number of hours of service to receive credit for such fractional year.

3A.9 YEARS OF SERVICE FOR VESTING. For purposes of determining a participant's vested percentage, all of his years of service will be counted, except that, if the adoption agreement specifically so provides, the following years of service will not be counted:

(a) years of service completed before age 18;

(b) years of service before the employer maintained this plan or a predecessor plan.

A plan is a predecessor plan if it was terminated on or after the date it was required to comply with ERISA and within five years before or after the effective date of this plan. A plan is not treated as a predecessor plan with respect to an employee unless he was a participant in such plan.

3A.10 SERVICE WITH OTHER ORGANIZATIONS.

(a) To determine whether an employee is a participant and to determine his vested percentage, he will receive credit for hours of service under Section 3A.3 with the following entities (or as a leased employee under Code Section 414(n)) or Code section 414(o) as if those hours of service were credited to the employee for service with the employer: any member of an affiliated service group (under Code Section 414(m))including the employer, any corporation which is included in a controlled group of corporations (under Code Section 414(b)) with the employer or any unincorporated trade or business which is under common control (under Code Section 414(c)) with the employer, and any entity required to be aggregated with the employer under Code Section 414(o). Service credited under this subsection (a) shall be limited to the period that the other entities were related to the employer in the manner described in the applicable Code section, unless the employer has elected in the adoption agreement to recognize service with any such entity for any period prior to the time such relationship commenced.

(b) If the employer maintains a plan of a predecessor employer, service with the predecessor employer will be treated as service with the employer.

(c) If not treated as service with the employer under subsection (b) above, service with any entity specifically so designated in the adoption agreement will be treated as service with the employer.

                           PART B: ELAPSED TIME METHOD

3B.1 APPLICABILITY OF PART B. If in the MetLife Security Insurance Company of Louisiana MetLife RetirePro Program adoption agreement the employer elected to have employees' service determined entirely or partly using the elapsed time method, then to that extent the definitions and rules in this Part B will apply.

3B.2 SERVICE.

(a) IN GENERAL. Service of an employee includes all of the following:

     (i) any period of his employment, whether or not continuous;

     (ii) for a reemployed employee, any period of severance provided that his reemployment date occurs within one year after his severance date.

(b) YEARS OF SERVICE. To determine an employee's years of plan service, all of his plan service will be aggregated and each 365 days of such aggregated plan service will constitute one year of plan service. If any provision of the plan calls for completion of a fractional year of plan service, such fraction of 365 days of his aggregated plan service will satisfy the provision; for example, if one-half year of plan service is required, then such requirement will be met when the employee's aggregated plan service equals 183 days.

3B.3 DEFINITIONS RELATING TO SERVICE.

(a) EMPLOYMENT. An employee's employment means his service as an employee, beginning on his employment date or reemployment date and ending on his severance date.

(b) EMPLOYMENT DATE. An employee's employment date or reemployment date is the date on which he first completes an hour of service.

(c) REEMPLOYMENT DATE. In the case of an employee who Section 3B.2(a) (ii), the reemployment date is the date on which he first completes an hour of service after such period of severance.

(d) PERIOD OF SEVERANCE. A period of severance of an employee means a period beginning on his severance date and, if applicable, ending on his reemployment date.

In the case of an employee who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence will not constitute a period of severance. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the employee, (2) by reason of the birth of a child of the employee, (3) by reason of the placement of a child with the employee in connection with the employee's adoption of such child, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Each employee will share in employer contributions for the period beginning on the date the employee commences participation under the plan and ending on the date on which such employee severs employment with the employer or is no longer a member of an eligible class of employees.

If the employer is a member of an affiliated service group (under section 414(m)), a controlled group of corporations (under section 414(b)), a group of trades or businesses under common control (under section 414(c)) or any other entity required to be aggregated with the employer pursuant to section 414(o) and the regulations thereunder, service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under section 414(n) or section 414(o) and the regulations thereunder to be considered an employee of any employer aggregated under section 414(b), (c), or (m).

(e) SEVERANCE DATE. An employee's severance date is the earlier of:

     (i) the date on which he quits, retires, is discharged or dies, or

     (ii) the first anniversary of the first day of a period during which he is absent (with or without compensation) from performing duties for the employer for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, leave of absence or layoff.

(f) HOUR OF SERVICE. For purposes of this Part B of Article 3, an hour of service is an hour for which the employee is paid or entitled to payment for the performance of duties for the employer.

3B.4 CERTAIN SERVICE BEFORE ELIGIBILITY DISREGARDED. If the plan provides for 100% vesting after two years or less of plan service, plan service will be disregarded if it was completed before a period of severance of one year or more which occurs before the employee satisfied the plan's service requirement for eligibility. However, this section does not apply if the employer's plan is a 401(k) plan.

3B.5 SERVICE FOR VESTING. For purposes of determining a participant's vested percentage, all of his service will be counted except that, if the adoption agreement so provides the following service will not be counted:

(a) service completed before age 18;

(b) service before the employer maintained this plan or a predecessor plan.

A plan is a predecessor plan if it was terminated on or after the date it was required to comply with ERISA and within five years before or after the effective date of this plan. a plan is not treated as a predecessor plan with respect to an employee unless he was a participant in such plan.

3B.6 SERVICE WITH OTHER ORGANIZATIONS.

(a) To determine whether an employee is a participant and to determine his vested percentage, service with the following entities (or as a leased employee under code Section 414(n)) will count as service with the employer: any member of an affiliated service group (under Code Section 414(m)), any corporation which is included in a controlled group of corporations (under Section Code 414(b)) with the employer, any unincorporated trade or business which is under common control (under Section Code 414(c)) with the employer, and any entity aggregated with the employer under Code Section 414(o)). Service credited under this subsection (a) shall be limited to the period that the other entities were related to the employer in the manner described in the applicable Code section, unless the employer has elected in the adoption agreement to recognize service with any such entity for any period prior to the time such relationship commenced.

(b) If the employer maintains a plan of a predecessor employer, service with the predecessor employer will be treated as service with the employer.

(c) If not treated as plan service with the employer under subsection (b) above, service with any entity specifically so designated in the adoption agreement will be treated as service with the employer.

                                   ARTICLE 4
                                 PARTICIPATION

4.1 ELIGIBLE EMPLOYEES. Each employee is eligible to participate in the plan (an eligible employee) unless he is not eligible. An employee is not eligible (a non-eligible employee) if:

(a) he is employed in a unit covered by a collective bargaining agreement between the employer and employee representatives where retirement benefits were the subject of good faith bargaining with the employer and the agreement does not call for his inclusion in the plan and if less than two percent of the employees of the employer who are covered pursuant to that agreement are professionals as defined in section 1.410(b)9(g) of the proposed regulations; the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers or executives of the employer; or

(b) he is a nonresident alien and receives no compensation from the employer which constitutes income from sources within the United State; or

(c) he is a member of a class of employees explicitly excluded from eligibility in the adoption agreement; or

(d) he is an owner-employee explicitly excluded from eligibility in the adoption agreement; or

(e) he terminates employment during the plan year with not more than 500 hours of service and is not employed as of the last day of the plan year.

4.2 AGE AND SERVICE REQUIREMENTS. Any minimum age and service requirements are set forth in the MetLife Security Insurance Company of Louisiana MetLife RetirePro Program adoption agreement.

The minimum service requirement may not exceed one year of service (one-half year in the case of a plan with annual entry dates); however, if the employer's plan provides for full and immediate vesting after two years or less of service, the minimum service requirement may not exceed two years of service (one and one-half years in the case of a plan with annual entry dates). The Employer shall elect in Section B.2 of the Adoption Agreement whether to use the "Hours of Service" method or the "Elapsed Time" method.

The minimum age requirement may not exceed 21 20-1/2 in the case of a plan with annual entry dates.

4.3 PARTICIPATION.

(a) Each employee who, on the effective date of the plan, is an eligigle employee and has fulfilled the plan's age and service requirements (if any) will become a participant as of such date.

(b) Each employee (other than one who is a participant under subsection (a) above) will become a participant on the entry date when he is an eligible employee and satisfies the plan's age and service requirements (if any).

(c) Unless specified otherwise in the adoption agreement, the entry dates will be the first day of the first and seventh months of the plan year (January 1 and July 1 for calendar year plans). If the adoption agreement provides for additional or other entry dates, the entry dates will be as so specified; provided that the first day of the plan year will always be an entry date.

(d) If the employer's plan permits employee 401(k) savings contributions or after-tax employee contributions, each employee who has become a participant under the preceding subections of this section will be eligible to make 401(k) savings contributions and/or after-tax employee contributions subject to the applicable provisions of the plan and the adoption agreement, and such an employee will be considered a participant even if he elects not to make 401(k) savings contributions or after-tax employee contributions. However, an employee may not make 401(k) savings contributions and/or after-tax employee contributions before the date the employer signs the adoption agreement.

4.4 TERMINATION OF PARTICIPATION. An employee's participation will end when he is no longer an eligible employee due either to a change in his employment status or to the termination of his service as an employee because of disability, death, retirement or any other reason.

4.5 RE-ENTRY OF FORMER PARTICIPANT. If a former participant returns to service with the employer as an eligible employee, he will resume participation in the plan immediately upon his return.

4.6 TRANSFERS.

(a) If a non-eligible employee who satisfies the plan's age and service requirements (if any) for participation becomes an eligible employee due to a change in his employment status, he will become a participant immediately if he would have become a participant on a previous entry date had he always been an eligible employee.

(b) If a participant becomes ineligible due to a change in his employment status but has not incurred a break in service, such employee will be a participant again immediately upon returning to an eligible class of employees.

                                   ARTICLE 5
                     EMPLOYEE 401(k) SAVINGS CONTRIBUTIONS
                        AVERAGE DEFERRAL PERCENTAGE TEST

5.1 ELIGIBILITY. If the MetLife Security Insurance Company of Louisiana adoption agreement so provides, an employee who meets the requirements of Section 4.3 may elect to make 401(k) savings contributions by payroll deduction and, if the adoption agreement so provides, by deduction from a bonus payment under code
Section 401(k). 401(k) savings contributions are voluntary and no employee is required to make such contributions.

5.2 LIMITS ON AMOUNT.

(a) IN GENERAL. Unless otherwise elected in the adoption agreement, the minimum amount of 401(k) savings contributions the participant may elect is 1 percent of his plan compensation. His 401(k) savings contributions in any plan year may not exceed whichever of the following is smallest: (a) the maximum amount permitted under Section 5.6 for an employee in the higher-paid group; (b) the maximum amount that, with other amounts allocated to his accounts hereunder, does not violate the limitations on annual additions under Article 13; or (c) any maximum or other limitation imposed by the plan administrator.

In addition, 401(k) savings contributions by a participant during a taxable year may not exceed the dollar limitation contained in section 402(g) of the Code in effect at the beginning of such taxable year.

(b) HARDSHIP WITHDRAWALS. Notwithstanding Section 5.1 and subsection (a) above, a participant who makes a hardship withdrawal under Section 12.3 may not make 401(k) savings contributions or after-tax employee contributions hereunder (or under any other plan maintained by the employer) for a period of 12 months following the date of the in-service withdrawal. Also, in the taxable year following the date of the withdrawal, such a participant may not make 401(k) savings contributions which, when added to his 401(k) savings contributions during the taxable year of the withdrawal, exceed the amount specified in the second paragraph of subsection (a) above.

(c) NONFORFEITABILITY. The participants accrued benefit from elective deferrals, qualified non-elective contributions, employee after-tax contributions and qualified matching contributions is non-forfeitable.

(d) DISTRIBUTION REQUIREMENTS. Elective deferrals are subject to the distribution requirements of Code Section 401(k)(2)(B).

5.3 PROCEDURES. The participant must file a written election form with the plan administrator indicating the amount of 401(k) savings contributions he wishes to make and agreeing to reduce his compensation by such amount. Subject to any rules specified in the adoption agreement or established by the plan administrator or sponsor, a participant may increase, decrease, discontinue or resume his 401(k) savings contributions during a plan year by filing an appropriate form with the plan administrator. A discontinuance of 401(k) savings contributions will be effective as soon as reasonable practicable after the plan administrator's receipt of the participant's election form. An increase or decrease of 401(k) savings contributions, or a resumption after a discontinuance, will be effective in accordance with any rules specified in the adoption agreement or established by the plan administrator or sponsor.

No change under the preceding paragraph may cause a participant's 401(k) savings contributions to exceed the maximum provided for under Section 5.2.

Either the plan administrator or the sponsor may establish reasonable rules of uniform application governing participants' elections and changes. Such rules may include the number and frequency of elections or changes during any plan year, effective dates for elections or changes (for example, the first day of the payroll period coinciding with or next following the applicable election or change date), cutoff dates for timely filing of elections or changes, and other rules to facilitate operations of this article.

Notwithstanding the preceding, an eligible employee will be permitted to change his election at least once each year.

5.4 COLLECTION OF 401(k) SAVINGS CONTRIBUTIONS. The employer will collect participants' 401(k) savings contributions using payroll or other procedures, including deductions from bonus payments, if elected in the adoption agreement. The employer will transfer the amounts collected to the trustee as of the earliest date when such contributions can reasonable be segregated from the employer's general assets, but not later than 90 days from the date on which such amounts would otherwise have been payable to the participant in cash.

For purposes of Code Section 414(h), it is specifically provided that partipants' 401(k) savings contributions under this article are employer contributions.

5.5 SAVINGS CONTRIBUTIONS ACCOUNT. A participant's 401(k) savings contributions will be credited to his 401(k) savings contributions account. Such account will be fully vested and nonforfeitable at all times.

5.6 401(k) LIMITS.

(a) As of the last day of each plan year, the average of the individual deferral percentages (ADP) of the higher paid group (such average is called the HDP in this section) may not exceed the average of the individual deferral percentages
(ADP) of the lower paid group (such average is called the LDP in this section) by more than the amount specified in the following table:

IF LDP IS:     HDP MAY NOT EXCEED:

less than 2%   two times LDP

2% but less    two percentange points more
than 8%        than LDP

8% or higher   1.25 times LDP

The determination and treatment of participants' deferral percentages will be subject to the requirements of any applicable regulations. As provided in such regulations, if the only employees eligible to make 401(k) savings contributions under this plan (and any other plan which must be aggregated with this plan under such regulations) are in the higher paid group, this plan will be deemed to meet the requirements of this Section 5.6.

See Section 6.9 for additional 401(k) limits that may be applicable in certain situations.

(b) Special Rules:

     1. The ADP for any participant who is in the High Paid Group for the Plan Year and who is eligible to have Elective Deferrals (and qualified non-elective contributions or qualified matching contributions, or both, if treated as elective deferrals for purposes of the ADP test) allocated to his accounts under two or more arrangements described in Code section 401(k), that are maintained by the employer, shall be determinied as if such elective deferrals (and, if aplicable, such qualified non-elective contributions or qualified matuching contributions, or both) were made under a single arrangment. If a Higher paid employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

     2. In the event that this plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) of the code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this section shall be applied by determining the ADP of employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code section 401(k) only if they have the same Plan Year.

     3. For purposes of determining the ADP of a participant who is a 5-percent owner or one of the ten most highly-paid Higher Paid employees, the elective deferrals (and qualified non-elective contributions or qualified matching contributions, or both, if treated as elective deferrals for purposes of the ADP test) and Compensation of such participant shall include the elective deferrals (and, if applicable, qualified non-elective contributions and qualified matching contributions, or both) and compensation for the Plan Year of Family members (as defined in section 414(q)(6) of the Code). Family members, with respect to such higher paid group employees, shall be disregarded as separate employees in determining the ADP both for participants who are in the lower paid group and for participants who are in the higher paid group.

     4. For purposes of determining the ADP test, elective deferrals, qualified non-elective contributions and qualified matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

     5. The employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of qualified non-elective contributions or qualified matching contributions, or both, used in such test.

     6. The determination and treatment of the ADP amounts of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

5.7 DEFERRAL PERCENTAGE.

(a) BASIC DEFINITION. For purposes of Section 5.6, the deferral percentage of a participant for a plan year means his 401(k) savings contributions for such year computed as a percentage of his plan compensation for such year (to the nearest one-hundredth of a percentage point). If an employee is eligible to participate in 401(k) savings contributions but has not elected to make such contributions, he will nevertheless be taken into account as having made zero 401(k) savings contributions.

Notwithstanding the preceding paragraph, in the plan administrator's discretion, 401(k) savings contributions of a participant in the lower paid group will not be included when determining his deferral percentage to the extent that the requirements of Section 5.6 are met without taking such contributions into account, and such contributions may be used in performing the 401(m) tests if applicable to the employer's plan. See Section 6.7(b).

(b) EMPLOYER PROFIT SHARING CONTRIBUTIONS. If the employer's plan provides for employer profit sharing contributions and such contributions meet the requirements of this subsection (b), then, subject to the requirements of applicable regulations, the plan administrator may elect to treat all or part of such contributions as if they were 401(k) savings contributions for purposes of subsection (a) above.

Employer profit sharing contributions meet the requirements of this subsection
(b) if they are allocated to participants using a nonintegrated allocation formula, they are always fully vested when made, and they are subject to the limitations on distribution of Code Section 401(k)(2)(B) (which means that they are not available for in-service withdrawals before age 59-1/2). Also, any employer profit sharing contributions not treated as 401(k) savings contributions under the preceding paragraph must be nondiscriminatory.

The employer may make qualified Non-elective Contributions under the plan solely on behalf of employees in the lower paid group in an amount as are needed to meet the actual deferral percentage test. Notwithstanding any provision in this plan to the contrary, the Employer may, in its absolute discretion, selectively allocate Qualified Non-Elective Contributions on behalf of any one or a number of employees in the lower paid group.

In addition, in lieu of distributing Excess Contributions as provided in section 5.9(a) of the plan, or Excess Aggregate Contributions as provided in section 6.8(d)(iii) of the plan, the employer may make qualified Non-elective Contributions on behalf of any one or a number of lower paid group Employees to an extent that is sufficient to satisfy either the ADP test or the Average Contribution Percentage test, or both, pursuant to regulations under the Code.

The employer may elect in the adoption agreement to make Qualified Non-elective Contributions in addition to those required to satisfy the Actual Deferral Percentage Test or the Actual Contribution Percentage Test. Such Qualified Non-elective Contributions shall be referred to as Supplemental Qualified Non-elective Contributions. The employer may elect in the Adoption Agreement to allocate Supplemental Qualified Non-elective Contributions among all participants in the plan or solely among those participants in the lower-paid group. The amount of Supplemental Qualified Non-elective Contributions shall be determined in accordance with the employer's election in the Adoption Agreement.

(c) EMPLOYER MATCHING CONTRIBUTIONS. If the employer's plan provides for employer matching contributions, such contributions will not be included in determining a participant's deferral percentage under subsection (a) above. However, if such contributions meet the requirements of this subsection (c), and if the requirements of applicable regulations are met, the plan administrator may elect to treat all or part of such contributions as if they were 401(k) savings contributions for purposes of subsection (a) above. The plan administrator might elect to include such contributions, for example, if the employer elected either a dollar cap on matching contributions or a graded percentage for matching contributions with a higher match on the lower percentages of savings contributions (i.e., a bottom loaded match).

Employer matching contributions meet the requirements of this subsection (c) if they are always fully vested when made, and they are subject to the limitations on distribution of Code Section 401(k)(2)(B) (which means that they are not available for in-service withdrawals before age 59-1/2).

Employer matching contributions which are used in determining an employee's deferral percentage under subsection (a) above will not be used in determining his contribution percentage under Section 6.7.

Qualified Matching Contributions will be taken into account as Elective Deferrals for purposes of calculating the actual Deferral Percentages, subject to such other requirements as may be prescribed by the Secretary of the Treasury and shall be made as are needed to meet the actual Deferral Percentage test. The employer will make Qualifed Matching Contributions to the plan solely on behalf of participants who are lower paid group employees who make either 401(k) savings contributions and/or employee after-tax contributions to the plan. Notwithstanding any provision in this Plan to the contrary, the Employer may, in its absolute discretion, selectively allocate Qualified Matching Contributions on behalf of any one or a number of employees in the lower paid group.

(d) If an employee in the higher paid group makes 401(k) savings contributions or if employer profit sharing contributions or employer matching contributions that are used in determining such an employee's deferral percentage under subsection (a) above are made on his behalf to another plan maintained by the employer, his deferral percentage will be determined as if all such 401(k) savings contributions and employer profit sharing contributions and employer matching contributions (whichever may be applicable) were made under a single plan.

Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k).

The employer may elect in the adoption agreement to make Qualified Matching Contributions in addition to those required to satisfy the Actual Deferral Percentage Test. Such Qualified Matching Contributions shall be referred to as Supplemental Qualified Matching Contributions. The employer may elect in the Adoption Agreement to allocate Supplemental Qualified Matching Contributions among all participants in the plan who make matchable savings contributions or solely among those participants in the lower-paid group who made matchable savings contributions. The amount of Supplemental Qualifed Non-elective Contributions shall be determined in accordance with the employer's election in the Adoption Agreement.

5.8 HIGHER AND LOWER PAID GROUPS DEFINED.

(a) An employee who is eligible to make 401(k) savings contributions is in the higher paid group for a plan year if during such plan year or the prededing plan year (1) he owns (or is considered to own within the meaning of Code Section
318) more than 5% of the outstanding stock of the employer or more than 5% of the capital or profits interest in the employer, (ii) his plan compensation (before reduction for 401(k) savings contributions) exceeds $75,000, (iii) his plan compensation (before reduction for 401(k) savings contributions) exceeds $50,000 and he is in the highest paid 20 percent of all employees, or (iv) he is an officer of the employer having annual plan compensation greater than 50% of the amount in effect under Code Section 415(b)(1)(A) for such plan year. The $75,000 and the $50,000 amounts in the preceding sentence will be adjusted in accordance with Code Section 414(q). A former employee who was a member of the higher paid group either when such employee terminated employment with the employer or at any time after such employee reached age 55 will continue to be treated as a member of the higher paid group.

(b) If an employee eligible to make 401(k) savings contributions is not in the higher paid group for a plan year, then he is in the lower paid group.

(c) In determining which employees are in the higher paid group under subsection
(a) above, the following special rules will apply:

     (i) No more than the lesser of (A) 50 employees or (B) the greater of 10% of employees or three employees will be included in the higher paid group as officers under subsection (a)(iv) above. However, if no officer meets the criteria of subsection (a)(iv) above, the highest paid officer will be included under such subsection.

     (ii) If an employee is included in the higher paid group under subsection
(a)(ii), (iii) or (iv) for the current plan year but was not so included for the preceding plan year, he will be in the higher paid group for the current plan year only if he is one of the 100 highest paid employees for the current plan year.

     (iii) A family member of either (A) a 5% owner under subsection (a)(i) above, or (B) one of the 10 highest paid employees in the higher paid group under subsection (a) above will not be considered an employee for purposes of
Section 5.6. Plan compensation of such person and any 401(k) savings contributions by or (if applicable) employer matching or profit sharing contributions on behalf of such person will be attributed to the higher paid group member to the extent provided in applicable regulations. Also, the adjustment of a higher paid group participant's 401(k) savings contributions under Section 5.9 will be performed by adjusting the 401(k) savings contributions of the participant and his family member(s) as and to the extent required in applicable regulations. For this purpose, a family member means the employee's spouse and his lineal ascendants or descendants (and their spouses).

     (iv) For purposes of determining how many employees there are (and hence how many are in the highest paid 20 percent or are officers), an employee will be disregarded if he has not completed 6 months of service with the employer, he normally works less than 17-1/2 hours per week or 6 months during any year, he is under age 21, he is in a unit covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the employer (except to the extent provided in regulations), or he is a nonresident alien with no U.S. source income.

5.9 MONITORING PARTICIPANTS' DEFERRAL PERCENTAGES; ADJUSTMENTS. The plan administrator or an administrative services provider--which may be the trustee or the sponsor--retained by the plan administrator to perform participant recordkeeping and other administrative duties) will monitor participants' deferral percentages to insure compliance with the requirements of Section 5.6 above. Any adjustments in participants' elections or actual 401(k) savings contributions necessary to meet the requirements of Section 5.6 will be made as follows. The plan administrator will reduce the deferral percentage of the participant (or participants) in the higher paid group with the highest deferral percentage until it reaches the deferral percentage of the participant (or participants) in the higher paid group with the next highest deferral percentage; next the plan administrator will reduce the deferral percentages of both or all such participants until they reach that of the participant with the next highest deferral percentage; and so on. The foregoing reductions will be made only to the extent necessary to meet the requirements of Section 5.6.

(a) EXCESS CONTRIBUTIONS. The plan administrator will adjust 401(k) savings contributions elections by participants in the higher paid group in accordance with the preceding paragraph as such time or times before or during a plan year as the plan administrator deems advisable to insure that the requirements of
Section 5.6 are met as of the last day of the plan year.

If, notwithstanding the preceding sentence, the requirements of Section 5.6 are not met as of the last day of a plan year, such adjustments may be made after the end of a plan year in one or a combination of the following ways: (i) paying to a participant the amount of his excess contributions plus earnings (or losses) on such excess,
(ii) recharacterizing the excess contributions of such a participant as after-tax employee contributions during such year, or (iii) in the employer's discretion, by making an employer contribution that meets the requirements of
Section 5.7(b) on behalf of employees in the lower paid group (or all employees, if provided in the adoption agreement) in the amount needed so that the requirements of Section 5.6 are met. For purposes of the preceding sentence, excess contributions means 401(k) savings contributions by a participant in the higher paid group in excess of the amount that would satisfy the requirements of
Section 5.6 above. Also, for purposes of such sentence, any such payment or recharacterization of excess contributions will be designated as such by the employer, and will be made by the end of the succeeding plan year to avoid plan disqualification (and must be made within 2-1/2 months after the end of the current plan year to avoid an excise tax on the employer equal to 10 percent of the excess). However, the amount to be paid or recharacterized will be reduced by any amounts relating to such plan year previously withdrawn by the participant under Section 5.11. For purposes of clause (ii) of such sentence, recharacterizing will be available only if the adoption agreement is a non-standardized adoption agreement and permits after-tax employee contributions.

Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals] of each family member that is combined to determine the combined ADP.

A participant may treat his or her Excess Contributions as an amount distributed to the participant and then contributed by the participant to the plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a higher paid group Employee to the extent that such amount in combination with other Employee Contributions made by that employee would exceed any stated limit under the plan on Employee Contributions.

Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last higher paid group Employee is informed of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the participant for the participant's tax year in which the participant would have received them in cash.

Determination of Income or Loss: Excess Contributions shall be adjusted for any income or loss for the plan year in which such contributions were made. Income or loss attributabe to the period between the end of the plan year and the date of distribution will be disregarded in determining income or loss.

Accounting for Excess Contributions: Excess Contributions shall be distributed from the participant's Elective Deferral account and Qualified Matching Contribution account (if applicable) in proportion to the participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the participant's Qualified Non-elective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account and Qualified Matching Contribution account.

A distribution of excess contributions under this section may be made notwithstanding any otherwise applicable restrictions or spousal consent requirements on in-service withdrawals or distributions.

Any excess contributions distributed under this subsection will nevertheless be considered as annual additions for purposes of applying the limitations of
Article 13.

The plan administrator will maintain records to show that the plan met the requirements of Section 5.6 (and Section 6.6) for each plan year (including records that show the extent to which employer profit sharing contributions and/or 401(k) savings contributions were used in performing the tests).

(b) EXCESS ELECTIVE DEFERRALS. A participant may assign to this plan any Excess Elective Deferrals made during a taxable year of the participant by notifying the plan administrator on or before March 1 following such taxable year of the amount of the Excess Elective Deferrals to be assigned to the plan. A participant is deemed to notify the plan administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this plan and any other plans of this employer.

Notwithstanding any other provision of the plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Electve Deferrals for such taxable year.

Determination of income of loss: Excess Elective Deferrals shall be adjusted for any income or loss for the plan year in which such contributions were made. Income or loss attributable to the period between the end of the plan year and the date of distribution will be disregarded in determining income or loss.

A withdrawal of an excess under this section may be made notwithstanding any otherwise applicable restrictions or spousal consent requirement on in-service withdrawals.

Any amounts withdrawn under this section will nevertheless be considered as annual additions for purposes of applying the limitations of Article 13 unless such amounts are distributed no later than the first April 15 following the close of the participant's taxable year.

The amount of any 401(k) savings contributions to be withdrawn under this section will be reduced by any amounts previously distributed or recharacterized under Section 5.9.

    5.10 TREATMENT OF PARTICIPANT WHO REACHES $7,000 LIMIT.

(a) If a participant makes 401(k) savings contributions in a calendar year equal to $7,000 as adjusted in accordance with Code Section 402(g), his 401(k) savings contributions will immediately cease.

(b) This subsection (b) applies if the following conditions exist: (i) the employer's plan provides for employer matching contributions; (ii) the participant made savings contributions at a rate higher (as a percentage of his plan compensation) than the maximum rate for matching, as set forth in the adoption agreement; and (iii) the participant reaches the $7,000 limit (as so adjusted) during the plan year.

If the foregoing conditions exist, for purposes of employer matching contributions, the participant will be treated as if he made savings contributions as the maximum rate for matching starting on January 1 until he would have reached the $7,000 limit (or his termination of plan participation, if earlier).

(c) If participants are allowed to make after-tax employee contributions, and the adoption agreement so provides, any participant whose savings contributions are limited in accordance with this section, may elect to make after-tax emloyee contributions in lieu of 401(k) savings contributions for the remainder of the plan year.

                                    ARTICLE 6
                   AFTER-TAX EMPLOYEE SAVINGS CONTRIBUTIONS;
                      AVERAGE CONTRIBUTION PERCENTAGE TEST

6.1 ELIGIBILITY. If the MetLife Security Insurance Company of Louisiana adoption agreement so provides, an employee who meets the requirements of Section 4.3 may elect to make after-tax employee contributions by payroll deduction and, if the adoption agreement so provides, by deduction from a bonus payment. After-tax employee contributions are voluntary and no employee will be required to make such contributions. Employee contributions and earnings thereon are nonforfeitable at all times.

6.2 LIMITS ON AMOUNT. Unless otherwise elected in the adoption agreement, the minimum amount of after-tax employee contributions the employee may elect is 1 percent of his plan compensation. His after-tsx employee contributions for any plan year may not exceed whichever of the following is the smallest: (a) the maximum amount permitted under Section 6.6 for an employee in the higher-paid group; (b) the maximum amount that, with other amounts allocated to his accounts hereuner, does not violate the limitations on annual additions under Article 13;
(c) any maximum or other limitation imposed by the plan administrator.

See the first sentence of Section 5.2(b) for an additional restriction on after-tax employee contributions that applies in certain cases to participants who made a hardship withdrawal.

6.3 PROCEDURES; PLAN ADMINISTRATOR RULES. The procedures for electing and changing after-tax employee contributions, and plan administrator rules therefore, will be similar to those described in Section 5.3.

6.4 COLLECTION OF AFTER-TAX EMPLOYEE CONTRIBUTIONS. The employer will collect participants' after-tax employee contributions using payroll or other procedures, including deductions from bonus payments, if elected in the adoption agreement. The employer will transfer the amounts collected to the trustee as of the earliest date on which such contributions can reasonably be segregated from the employer's general assets, but not later than 90 days from the date on which such amounts are received by the employer or the date on which such amounts would otherwise have been payable to the participant in cash.

6.5 AFTER-TAX EMPLOYEE CONTRIBUTIONS ACCOUNT. A participant's after-tax employee contributions will be credited to his after-tax employee contributions account. Such account will be fully vested and nonforfeitable at all times.

6.6 401(m) LIMITS. As of the last day of each plan year, the average of the individual contribution percentages of the higher-paid group (ACP) (such average is called the HCP in this section) may not exceed the average of the individual contribution percentages of the lower-paid group (ACP) (such average is called the LCP in this section) by more than the amount specified in the following table:

              If LCP is                   HCP MAY NOT EXCEED
              ------------------          ------------------
              less than 2%                two times LCP

              2% but less than 8%         two percentage points
                                          more than LCP

              8% or more                  1.25 times LCP

The determination and treatment of participants' contribution percentages will be subject to the requirements of any applicable regulations. As provided in such regulations, if the only employees eligible to make after-tax employee contributions or to receive employer matching contributions under this plan (and any other plan which must be aggregated with this plan under such regulations) are in the higher paid group, this plan will be deemed to meet the requirements of this Section 6.6.

See Section 6.9 for additional 401(m) limits that may be applicable in certain situations.

6.7 CONTRIBUTION PERCENTAGE DEFINED.

(a) BASIC DEFINITION. For purposes of this section, the contribution percentage of a participant for a plan year means the sum of any after-tax employee contributions he makes for such year and any employer matching contributions on his behalf for such year (Contribution Percentage Amounts), computed as a percentage of his plan compensation for such year (limited to the portion of the plan year in which an employee was a participant, unless otherwise elected in the adoption agreement) (to the nearest one-hundredth of a percentage point). The average of the individual contribution percentages will be referred to as the Average Contribution Percentage (ACP). However, employer matching contributions will not be included if they were used in determining the participant's deferral percentage under Section 5.7(c). If an employee is eligible to make after-tax employee contributions but has not elected to make such contributions, he will nevertheless be taken into account as having made zero after-tax employee contributions.

In computing the Average Contribution Percentage (ACP), the employer shall take into account and include as contribution percentage amounts, elective deferrals and qualified non-elective contributions under this plan or any other plan of the employer, as provided by the regulations for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. The amount of qualifed non-elective contributions that are made under Section 5.7 and taken into account for purposes of calculating the average contribution percentage, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such qualified non-elective contributions that are needed to meet the average contributions percentage test. The amount of Elective Deferrals taken into account as Contribution Percentage Amounts for purposes of calculating the Average Contribution Percentage, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such elective deferrals that are needed to meet the Average Contribution Percentage Test.

(b) EMPLOYEE 401(k) SAVINGS CONTRIBUTIONS. If the employer's plan provides for employee 401(k) savings contributions, such contributions by a participant in the lower paid group will be included in determining his contribution percentage to the extent that, under the second paragraph of Section 5.7(a), such contributions are not used in determining his deferral percentage.

(c) EMPLOYER PROFIT SHARING CONTRIBUTIONS. If the employer's plan provides for employer profit sharing contributions that meet the requirements of Section 5.7(b), such contributions on behalf of a participant will be included in determining his contribution percentage to the extent that, under the first paragraph of Section 5.7(b), such contributions are not used in determining his deferral percentage.

(d) The higher-paid group and the lower-paid group are defined in Section 5.8(a) and (b) (including the special rules in Section 5.8(c)).

6.8 SPECIAL RULES.

(a) The contribution percentage of an employee in the higher paid group who makes after-tax employee contributions or for whom employer matching contributions are made (or for whom employer profit sharing contributions or elective deferrals or qualified nonelective contributions which are used in determining such employee's contribution percentage are made to any other qualified plan maintained by the employer will be determined as if all such after-tax employee contributions and employer matching contributions (and, if applicable, employer profit-sharing contributions or elective deferrals or qualified nonelective contributions) were made under a single plan.

In addition, if the employer's plan meets the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans meet the requirements of such sections of the Code only if aggregatee with the employer's plan, then the contribution percentage of a participant will be determined by treating all such plans as a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same Plan Year.

(b) The plan administrator will monitor and adjust participants' contribution percentages to insure compliance with the requirements of Section 6.6. Such monitoring and adjustments will be accomplished under procedures similar to those specified in the first paragraph of Seciton 5.9.

(c) Compliance with Section 6.6 will be determined after taking into account any amounts paid to participants, first under Section 5.9.(b).

(d) (i) If necessary, the plan administrator will reduce the after-tax employee contributions and if applicable matching contributions (and, if applicable in determining such participant's contribution percentage, his 401(k) savings contributions or employer profit sharing contributions on his behalf) for a participant in the higher paid group by such amount as may be necessary to meet the requirements of Section 6.6. Any reductions under the preceding sentence will apply pro rata to such contributions.

     (ii) Any reduction in employer matching contributions will be effected by forfeiting the necessary amount if forfeitable. Otherwise, such reduction will be effected by distributing the necessary amount (plus earnings) to the participant. Any reduction in a participant's after-tax employee contributions (or, if applicable, 401(k) savings contributions) will be effected by distributing the necessary amount (plus earnings) to the participant. Any such distribution may be made notwithstanding any otherwise applicable restrictions or spousal consent requirements on in-service distributions.

     Any amount forfeited under this subsection (ii) will be treated in accordance with Section (8.4(c); provided that no such forfeiture will ever be reallocated to the accounts of participants in the higher paid group.

     (iii) Excess Aggregate Contributions. Notwithstanding any other provision of this plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code among the family members in proportion to the Employee and Matching Contributions (or amounts treated as Matching Contributions) of each family member that is combined to determine the combined ACP. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the employer maintaining the plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the plan.

Determination of Income or Loss: Excess Aggregate Contributions shall be adjusted for any income or loss for the plan year in which such contributions were made. Income or loss allocable to the period between the end of the plan year and the date of distribution will be disregarded in determining income or loss.

Forfeitures of Excess Aggregate Contributions: Forfeitures of Excess Aggregate Contributions shall be applied to reduce employer contributions for the plan year. If the excess exceeds employer contributions, forfeitures of excess aggregate contributions shall be allocated after all other forfeitures under the plan, to the Matching Contributions account of each lower paid group participant who made 401(k) savings contributions or employee after-tax contributions in the ratio which each such participant's compensation bears to the total compensation of all such participants for such plan year.

Accounting for Excess Aggregate Contributions: Excess Aggregate Contributions shall be forfeited, if forfeitable of distributed on a pro-rata basis from the participant's Employee Contribution account, Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the participant's Qualified Non-elective Contribution account or Elective Deferral account, or both).

(e) Multiple Use: If one or more higher paid group employees participate in both a CODA and a plan subject to the ACP test maintained by the employer and the sum of the ADP and ACP of those higher paid group employees subject to either or both tests exceeds the Combined Limit, then the ACP of those higher paid group employees who also participate in a CODA will be reduced (beginning with such higher paid group employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each higher paid group employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the higher paid group employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the higher paid group employees does not exceed 1.25 multiplied by the ADP and ACP of the lower paid group employees of such other limitations pursuant to regulations under the Code.

(f) For purposes of determining the Contribution Percentage test, Employee after-tax Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contrbutions and Qualified Non-elective Contrbutions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

     (g) The determination and treatment of the Contribution Percentage of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

6.9 ADDITIONAL LIMITS FOR PLANS SUBJECT TO BOTH 401(k) and 401(m) LIMITS.

(a) APPLICABILITY OF THIS SECTION. This section will apply if this plan (or any other plan which is aggregated with this plan under applicable regulations) provides for both 401(k) savings contributions and either after-tax employee contributions or employer matching contributions) (or both) on behalf of any employee in the higher paid group. If so, the limitations specified in subsection (b) below will apply in addition to the limitations set forth in Sections 5.6 and 6.6.

(b) COMBINED LIMIT. The sum of the HDP under Sections 5.6 and 5.7 and the HCP under Sections 6.6 and 6.7 cannot exceess the sum of the following:

     (i) 125 percent of the LDP (under Sections 5.6 and 5.7) or the LCP (under Sections 6.6 and 6.7); and

     (ii) two percentage points more than such LDP or such LCP, whichever is not used in (i), but in no event more than twice such smaller amount.

     (c) CORRECTION OF VIOLATION. If the sum of the HDP and the HCP exceed the limit specified in subsection (b), the employer will first reduce the contribution percentages of participants in the higher paid group in accordance with Section 6.8(d), and will second reduce the deferral percentages of participants in the higher paid group in acccordance with Section 5.9, to the extent necessary to meet subsection (b). Subject to the multiple use rules of
Section 6.8(e), the employer may limit the participants affected by such reductions to those participants who are subject to both the 401(k) limits and the 401(m) limits. If any other plan maintained by the employer is also taken into account in applying the limits specified in this section, the employer may designate the plan which will be involved in correcting any violation of the limits.

                                    ARTICLE 7
                        ROLLOVERS AND DEDUCTIBLE EMPLOYEE
                                 CONTRIBUTIONS

7.1 ROLLOVER CONTRIBUTIONS.

(a) (i) With the approval of the plan administrator, an employee may make a rollover transfer to the plan of cash in an amount which constitutes (i) an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) or
Section 403(a)(4) of the Code or (ii) a rollover contribution (as defined in Section 408(d)(3) of the Code). Any amounts rolled over to this plan from an individual retirement account or annuity must consist solely of amounts originally transferred to such account or annuity from another qualified plan and may not include any nondeductible contributions by the employee to such account or annuity.

     (ii) With the approval of the plan administrator, an employee may cause any amount to be transferred directly to the trustee of this plan from the trustee or custodian of a qualified plan or annuity or individual retirement account or annuity in a trustee-to-trustee transfer. In the case of such transfers, amounts consisting of the following will be accounted for separately: employer contributions to a defined benefit or money purchase plan, employer contributions to a profit-sharing or 401(k) plan, employee 401(k) savings contributions, after-tax employee contributions, and qualified voluntary employee contributions. The employee will be responsible for providing the plan administrator with records that will reflect such amounts separately.

(b) The employer, the plan administrator and the trustee have no responsibility for determining the propriety of, proper amount or time of, or status as a tax free transaction of any transfer under subsection (a) above.

(c) If an employee who is not yet a participant makes a transfer under subsection (a) above, he will be considered to be a participant with respect to administering such transferred amount only. He will not be a participant for any other purpose of the plan until he completes the requirements for participation under Article 4. If elected in the adoption agreement, such an employee may take loans secured by his rollover contribution account.

(d) The employer or plan administrator in its discretion may direct the return to the employee (or the retransfer to another trustee or custodian designated by the employee) of any transfer to the extent that such return is deemed necessary to insure the continued qualification of this plan under Code Section 401(a) or that holding such contribution hereunder would be administratively burdensome.

(e) The plan administrator will maintain a rollover account in the name of each employee who makes a rollover contribution under this section, and will credit such rollover to his rollover account as soon as practicable after receipt thereof by the trustee. The plan administrator will maintain a transfer account in the name of each employee on whose behalf a trustee-to-trustee transfer is made under this section, and will credit such transferred amount to his transfer account as soon as practicable after receipt thereof by the trustee. Any amounts separately accounted for under a transfer account will be separately accounted for hereunder as subaccounts within the employee's transfer account. An employee's rollover account and all amounts credited thereto (including earnings) will be fully vested and nonforfeitable at all times. An employee's transfer account and all amounts credited thereto (including earnings) will be fully vested and nonforfeitable at all times.

7.2 QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS.

(a) The provisions of this section apply if the employer's execution of the adoption agreement constitutes the amendment and restatement of an existing qualified plan under which participants made qualified voluntary employee contributions for taxable years before 1987.

(b) Any such qualified voluntary employee contributions by a participant will be held in a separate subaccount for such participant within his rollover account which will be fully vested and nonforfeitable at all times.

(c) No part of a participant's qualified voluntary employee contributions account will be used to purchase life insurance or will be taken into account in determining the participant's eligibility for or the amount of any loan hereunder to the participant.

7.3 WITHDRAWALS.

(a) AMOUNTS. Unless the adoption agreement otherwise provides, a participant may upon reasonable advance written notice to the plan administrator withdraw all or any portion of his rollover account or qualified voluntary employee constributions subaccount. If the adoption agreement so provides, an employee who is not yet a participant and has made a rollover contribution may withdraw all or any portion of his rollover account. The plan administrator may establish reasonable minimum withdrawal amounts.

Notwithstanding the preceding paragraph, amounts separately accounted for under a transfer account will be subject to restrictions on withdrawal as follows (unless the plan from which such amounts were transferred imposes more or less restrictive conditions upon in-service withdrawals): employer contributions to a defined benefit or money purchase plan are not available for in-service withdrawal; employee 401(k) savings contributions are available for in-service withdrawal only under Section 12.3; employer contributions to a 401(k) plan which were used in determining the deferral percentages of participants are not available for in-service withdrawal; other employer contributions to a profit-sharing plan, after-tax employee contributions and qualified voluntary employee contributions are available for in-service withdrawal.

(b) PAYMENT. Any withdrawal under this section will be paid to the participant as soon as practicable after the valuation date following the plan administrator's receipt of the participant's withdrawal form; however, the plan administrator may approve an earlier payment of all or some of the amount to be withdrawn if such earlier payment would not be detrimental to the interests of the other participants. Unless limited by the investment vehicle, the investments to be liquidated to pay such withdrawal to the participant will be liquidated pro rata from the participant's accounts.

(c) QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS. If a participant has not attained age 59-1/2 and is not disabled at the time he makes a withdrawal or receives a distribution from his qualified voluntary employee contributions account, he will be subject to a federal income tax penalty unless he completes a valid rollover transfer to a qualifed plan or individual retirement plan within 60 days after the date of distribution.

                                    ARTICLE 8
                       EMPLOYER CONTRIBUTIONS; AMOUNT AND
                                   ALLOCATION

8.1 AMOUNT OF EMPLOYER CONTRIBUTION.

(a) For each plan year that the plan is in effect, the employer will contribute in cash the amount (if any) determined according to the provisions of this article. If, due to miscalculation or error, the employer's contribution exceeds the amount prescribed or determined by the employer, such excess may, at the election of the employer, be treated as a contribution for the succeeding plan year or years.

(b) The employer's contribution may be paid in a single sum or installments, but the total amount will be paid to the trustee not later than the time (including extensions thereof) prescribed by law for filing the employer's federal income tax return for its taxable year beginning with or within the plan year.

8.2 PROFIT-SHARING PLANS. If the employer's plan is a profit-sharing plan, the following will apply:

(a) AMOUNT. Unless specified otherwise in the adoption agreement, for each plan year the employer will contribute whatever amount (if any) the employer determines in its discretion; the employer will not be obligated to contribute any particular amount in a plan year or to make any contribution at all in any particular plan year. However, if in the adoption agreement the employer elected a formula for determining the contribution for a plan year, the employer will contribute the amount determined under such formula. Such a formula may include the contribution of a flat dollar amount to the account of each participant who is eligible to share in the allocation of the employer's contribution. If in the adoption agreement, the employer elected to make a minimum contribution, the employer will contribute the amount of such minimum contribution.

If elected in the adoption agreement, for each contribution period the employer will contribute an amount which will equal the contribution the employer determined to make for all participants entitled to receive an allocation for such period in the MetLife Security Insurance Company of Louisiana adoption agreement.

The plan administrator will select a contribution period, which may be the plan year or a period shorter than the plan year such as each month, three months (quarterly), four months (tri-annual) or six months (semi-annual). Employer contributions for a contribution period will be transferred to the trustee within a reasonable time after the end of such period. However, the total amount of the employer's contributions for a plan year will be paid to the trustee by the time specified in Section 8.1(b).

(b) SOURCE OF CONTRIBUTIONS. Unless the MetLife Security Insurance Company of Louisiana adoption agreement provides otherwise, the employer's contribution for any year will not be limited to the employer's net profits for such year or its accumulated earnings.

(c) PERSONS ENTITLED TO SHARE IN CONTRIBUTIONS. The persons entitled to share in any employer contributions for a plan year are described in Section 8.6.

(d) CREDITING EMPLOYER CONTRIBUTINS: ALLOCATION FORMULA. Any employer contributions for a plan year will be credited to the employer contributions accounts of each person entitled to share therein (determined under Section 8.6) in accordance with Section 8.7.

(e) FORFEITURES. Forfeitures will be disposed of in accordance with the employer's election under the adoption agreement. Subject to Section 11.4, forfeitures will be released as soon as practicable following the participant's separation from service.

(f) EMPLOYER CONTRIBUTIONS ACCOUNT. The plan administrator will maintain a separate employer contributions account for each participant. Employer contributions allocated to a participant will be credited to his employer contributions account. No forfeitures will occur solely as a result of an employee's withdrawal of employee contributions.

8.3 MONEY PURCHASE PENSION PLANS. If the employer's plan is a money purchase pension plan, the following provisions will apply:

(a) AMOUNT. For each contribution period the employer will contribute an amount which will equal the contribution required for all participans entitled to receive an allocation such period under the contribution formula elected by the employer in the MetLife Security Insurance Company of Louisiana adoption agreement.

The plan administrator will select a contribution period, which may be the plan year or a period shorter than the plan year such as each month, three months (quarterly), four months (tri-annual) or six months (semi-annual). Employer contributions for a contribution period will be transferred to the trustee within a reasonable time after the end of such period. However, the total amount of the employer's contributions for a plan year will be paid to the trustee by the time specified in Section 8.1(b).

(b) PERSONS ENTITLED TO SHARE IN CONTRIBUTIONS. The persons entitled to receive an allocation of employer contributions for a contribution period are described in Section 8.6. However, if the adoption agreement provides for a contribution period more frequent than the plan year, a participant may be required to have completed a minimum period of service and/or be an employee on the last day of a contribution period (or to have left employment during such period because of retirement, death or disability) in order to receive an employer contribution for such period.

(c) CREDITING EMPLOYER CONTRIBUTIONS: ALLOCATION FORMULA. Employer contributions for a contribution period will be credited to the employer contributions accounts of each person entitled to share therein (determined under Section 8.6) in accordance with the allocation formula selected in Section 8.7.

     (f) FORFEITURES. Any forfeitures occuring during a contribution period will be disposed of in accordance with the employer's election under the adoption agreement. No forfeitures will occur solely as a result of an employee's withdrawal of employee contributions. Subject to section 11.4, forfeitures will be released as soon as practicable following the participant's separation from service.

(e) EMPLOYER CONTRIBUTIONS ACCOUNT. The plan administrator will maintain a separate employer contributions account for each participant. Employer contributions Employer contributions allocated to a participant will be credited to his employer contributions account.

8.4 TARGET BENEFIT PLANS. If the employer's plan is a target benefit plan, the following provisions will apply:

(a) AMOUNT. For each plan year the employer will contribute on behalf of each participant entitled to receive an allocation for such year, the level funding amount which is projected to be necessary to fund his target benefit (determined under Section 8.8). The employer's contribution will be equal to the sum of the level funding amounts projected as necessary to fund the target benefits of all participants entitled to receive an allocation for such year.

(b) PERSONS ENTITLED TO SHARE IN CONTRIBUTIONS. The persons entitled to receive an allocation of employer contributions for a plan year are described in Section 8.6.

(c) CREDITING EMPLOYER CONTRIBUTIONS: ALLOCATION FORMULA. Employer contributions equal to the level funding amount (determined under Section 8.8) for a plan year will be credited to the employer contributions accounts of each person entitled to share therein (determined under Section 8.6).

(d) FORFEITURES. Any forfeitures occurring during a plan year will be used solely to reduce employer contributions for such plan year. No forfeitures will occur solely as a result of an employee's withdrawal of employee contributions. Subject to Section 11.4, forfeitures will be released as soon as practicable following the participant's separation from service.

(e) EMPLOYER CONTRIBUTION ACCOUNT. The plan administrator will maintain a separate employer contribution account for each participant. Employer contributions allocated to a participant will be credited to his employer contribution account.

8.5 EMPLOYER MATCHING CONTRIBUTIONS.

(a) MATCHING CONTRIBUTIONS. Matching Contribution shall mean an employer contribution made to this or any other defined contribution plan on behalf of a participant on account of an Employee after tax Contribution made by such participant, or on account of a participant's Elective Deferral, under a plan maintained by the employer. Notwithstanding the foregoing, in the csse of a standardized plan, a matching contribution shall mean an employer contribution made to such plan on behalf of a Participant on account of a Participant's Elective Deferral, under such Plan. If specified in the adoption agreement, for each matching period the employer will make a matching contribution in cash on behalf of each participant who made 401(k) savings contributions and/or after-tax employee contributions during such matching period. However, if the adoption agreement so provides, a participant will be required to have completed a minimum period of service and/or be an employee on the last day of a matching period (or to have left employment during such period because of retirement, death or disability] in order to receive an employer matching contribution for such period.

     The amount of such matching contribution will be as specified in the adoption agreement. However, (a) matching contributions on behalf of participants in the higher-paid group will be made only to the extent that such contributions do not cause the average of the deferral percentages or the contribution percentages of such participants to exceed the limits provided under Section 5.6 or 6.6 (whichever may be applicable); and (b) the employer will not make a matching contribution with respect to any 401(k) savings contributions or after-tax employee contributions that are distributed to the participant under Section 5.9 or
Section 6.8, or with respect to any 401(k) savings contributions that are recharacterized as after-tax employee contributions under Section 5.9 (unless under the terms of the employer's plan such after-tax employee contributions would also be matched).

If the employer has selected a discretionary matching contribution formula in the adoption agreement, such contributions shall be allocated under one or more of the following methods: (a) each eligible participant shall receive an equal allocation as a percentage of the participant's matchable savings contributions during such plan year or matching period; (b) each eligible participant in the lower-paid group shall receive an equal allocation as a percentage of such participant's matchable savings contributions during such plan year or matching period, and each eligible participant in the higher-paid group shall receive an equal allocation as a percentage of such participant's matchable savings contributions during such plan year or matching period, provided that the percentage of matchable savings contributions allocated to the eligible participants in the lower-paid group is greater than the percentage of matchable savings contributions allocated to the eligible participants in the higher paid group; (c) such contributions will be allocated solely among the eligible participants in the lower-paid group as an equal percentage of such participant's matchable savings contributions during such plan year or matching period; or (d) two or more salary ranges will be established such that the employer matching contribution as a percentage of plan compensation which is allocated to the participants in the lowest salary range is the greatest and the allocation of employer matching contributions as a percentage of plan compensation decreases as the salary ranges increase. The employer may limit discretionary matching contributions to a specified percentage of each participant's matchable savings contributions, to a specified dollar amount.

The plan administrator will select the matching period, which may be the plan year or a period shorter than the plan year such as each month, three months (quarterly), four months (tri-annual) or six months (semi-annual). Matching contributions for a matching period will be transferred to the trustee within a reasonable time after the end of such period. However, the total amount of the employer's matching contributions for a plan year will be paid to the trustee by the time specified in Section 8.1(b).

Matching Contributions shall be vested in accordance with the vesting schedule selected in the adoption agreement. In any event, Matching Contributions shall be fully vested at normal retirement age, upon the complete or partial termination of the profit-sharing plan, or upon the complete discontinuance of employer contributions.

Forfeitures of Matching Contributions, other than Excess Aggregate Contributions, shall be made in accordance with section 8.2.

(b) MATCHING CONTRIBUTIONS ACCOUNT. The plan administrator will maintain a matching contributions account for each participant for whom the employer makes a matching contribution. Matching contributions on behalf of the participant for a matching period will be credited to his matching contributions account.

(c) USE OF FORFEITURES. Forfeitures occurring during a matching period, will be applied according to the method specified in the adoption agreement. Forfeitures of Excess Aggregate Contributions shall be made in accordance with Section 6.8(6)(iii).

If the forfeitures occurring in a matching period exceed the amount of employer matching contributions required for such period, the excess will be carried over to a succeeding plan year. Any forfeitures not applied at the end of a plan year will be applied in accordance with the adoption agreement.

(d) SOURCE OF CONTRIBUTIONS. Unless specified otherwise in the adoption agreement, the employer will make the matching contributions required under this section regardless of whether the employer has current or accumulated profits.

(e) SUPPLEMENTAL PROFIT SHARING CONTRIBUTIONS. If in the MetLife Security Insurance Company of Louisiana MetLife RetirePro Program adoption agreement the employer elects profit sharing contributions or supplemental contributions, the employer may make such contributions. Such contributions (if any) are in addition to any matching contributions the employer makes. Such contributions will be allocated to separate employer profit sharing contributions accounts on behalf of participants accordance with the adoption agreement and Section 8.2, except that any forfeitures from such accounts will be applied in accordance with subsection (c) above instead of Section 8.2(e).

8.6 PERSONS ENTITLED TO SHARE IN ALLOCATIONS.

(a) APPLICATION OF THIS SECTION. The rules in this section will determine which persons are entitled to an allocation of employer contributions for a plan year under a profit-sharing, a target benefit, contributions for a plan year under a profit-sharing, a target benefit, or a money purchase pension plan or of employer supplemental profit-sharing contributions under a 401(k) plan. See
Section 8.5 (a) for entitlement to an employer matching contribution.

(b) LAST DAY OF PLAN YEAR RULE. If provided in the adoption agreement, a person will not be entitled to an allocation of employer contributions unless he was still an active employee at the end of the plan year.

(c) YEAR OF SERVICE RULE. If provided in the adoption agreement, a person will not be entitled to an allocation of employer contributions unless during such plan year he completed at least 1,000 hours of service (or such smaller number of hours of service as is specified in the adoption agreement for a year of service). In the case of a person who first became an employee during a plan year, the number of hours of service required will be prorated based on the date when he became an employee.

(d) LAST DAY OF PLAN YEAR AND YEAR OF SERVICE. If provided in the adoption agreement, a person will not be entitled to an allocation of employer contributions unless he satisfies the requirements of subsections (b) and (c) as of the end of the plan year.

(e) EXCEPTION. The requirements of subsections (b), (c) and (d) above will not apply to a person who terminated employment with the employer during the plan year because of retirement, death or disability.

(f) STANDARDIZED PLANS. Notwithstanding the above, if selected in the adoption agreements, in a standardized plan, all participants in the plan are entitled to receive an allocation of employer contributions, unless they have less than or equal to 500 hours of service and are not employed on the last day of the plan year.

8.7 ALLOCATION RULES.

(a) APPLICATION OF THIS SECTION. This section governs the allocation of employer contributions for a plan year under a profit sharing or money purchase pension plan or employer contributions for a plan year under a profit sharing or money purchase pension plan or employer supplemental profit-sharing contributions under a 401(k) plan. See Section 8.4(c) for the allocation of employer contributions under a traget benefit plan (and any forfeitures used to reduce employer contributions) and Section 8.5(a) for the allocation of employer matching contributions (and any forfeitures used to reduce employer matching contributions).

As used in this section, the term participant includes any person entitled to share in the allocation of employer contributions (and/or forfeitures) for the plan year.

(b) MINIMUM CONTRIBUTION FORMULA. If in the adoption agreement the employer elected a minimum contribution formula, employer contributions (and any forfeitures) will be allocated first so that each participant (or, if elected in the adoption agreement, each participant who is not a key employee--as defined in Section 14.2(a)) receives the minimum contribution required under such formula.

(c) NON-INTEGRATED FORMULA. If in the adoption agreement the employer elected a non-integrated formula, employer contributions will be allocated so that each participant who is entitled to receive an allocation of the employer's contribution receives an equal contribution as either a percentage of his plan compensation or a flat dollar amount for the plan year (employer contributions to a profit-sharing plan or employer supplemental profit-sharing contributions to a 401(k) Plan), or so that each participant receives the percentage of his plan compensation for the plan year specified in the adoption agreement (money purchase pension plan). However, notwithstanding the above, if selected in the adoption agreement, a nonstandardized plan may require a prrticipant to satisfy the requirements of subsection (b), (c), or (d) of Section 8.6.

(d) INTEGRATED FORMULA.

(i) Notwithstanding any section of the plan to the contrary, this subsection (i) applies to the allocation of employer contributions under a profit-sharing plan or employer supplemental profit-sharing contributions to a 401(k) plan where the employer elected an integrated formula in the adoption agreement. However, the integrated formula shall not be taken into account with respect to 401(k) plan contributions. Employer contributions for the plan year plus any forfeitures will be allocated to participant's accounts as follows:

     Step One: Contributions and forfeitures will be allocated to each participant's total compensation bears to all participants' total compensation bears to all participants' total compensation, but not in excess of 3% of each participant's compensation.

     Step Two: Any contributions and forfeitures remaining after the allocation in Step One will be allocated to each participant's account in the ratio that each participant's account in the ratio that each participant's compensation for the plan year in excess of the integration level bears to the excess compensation of all participants but not in excess of 3% of each Participant's Plan Compensation. For purposes of this Step Two, in the case of any Participant who has exceeded the cumulative permitted disparity limit described below, such Participant's total Plan Compensation for the Plan year will be taken into account.

     Step Three: Any contributions and forfeitures remaining after the allocation in Step Two will be allocated to each participant's account in the ratio that the sum of each participant's total compensation and compensation in excess of the integration level bears to the sum of all participants total compensation and compensation in excess of the integratin level, but not in excess of the profit-sharing maximum disparity rate. For purposes of this Step Three, in the case of any Participant who has exceeded the cumulative permitted disparity limit described below, two times such Participant's total Plan Compensation for the Plan Year will be taken into account.

     Step Four: Any remaining employer contributions or forfeitures will be allocated to each participant's account in the ratio that each participant's total compensation for the plan year bears to all participants' total compensation for that year.

     Except as otherwise provided in the adoption agreement, the profit-sharing maximum disparity rate will be equal to 2.7%. If the adoption agreement so provides, the profit-sharing maximum disparity rate will be equal to the lesser of:

(A) 2.7%; or

(B) the applicable percentage determined in accordance with the table below:

     If the integration level

                                        the applicable
     is more than   but not more than   percentage is:
     ------------   -----------------   --------------
          $0             Y*                  2.7%
           X*        80% of TWB              1.3%
     80% of TWB          Y**                 2.4%

     *X=the greater of $10,000 or 20 percent of the TWB

     **Y=any amount more than 80% of the TWB but less than 100% of the TWB.

     TWB= the Social Security Taxable Wage Base.

     (ii) This subsection (ii) applies to the allocation of employer contributions under a money purchase pension plan where the employer elected an integrated formula in the adoption agreement. Such allocations will be performed so that each paticipant receives the percentage of his total plan compensation for the plan year specified in the adoption agreement (the "base contibution percentage"), plus a percentage and not to exceed the lesser of the base contribution percentage or the money purchase maaximum disparity rate of such participant's compensation in excess of the integration level.

     Except as otherwise provided in the adoption agreement, the money purchase maximum disparity rate is 5.7%. If the adoption agreement so provides, the money purchase maximum disparity rate will be equal to the lesser of:

     (A) 2.7%; or

     (B) the applicable percentage determined in accordance with the table below:

     If the integration level

                                                  the applicable
     is more than        but not more than        percentage is:
     ------------        -----------------        --------------
          $0                  X*                       2.7%
           X*              80% of TWB                  1.3%
     80% of TWB               Y**                      2.4%

     *X=the greater of $ 10,000 or 20 percent of the TWB

     **Y=any amount more than 80% of the TWB but less than 100% of the TWB.

     TWB=the Social Security Taxable Wage Base.

     (iii) Unless the employer elects a lower maximum disparity rate in (i) or
(ii) above, the integration level shall be equal to the taxable wage base. The taxable wage base is the maximum amount of earnings which may be considered as wages for a year under section 3121(a)(1) of the Code in effect as of the beginning of the plan year.

     (iv) OVERALL PERMITTED DISPARITY LIMITS.

(A) ANNUAL OVERALL PERMITTED DISPARITY LIMIT.

Notwithstanding the preceding paragraphs, for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension, as defined in Section 408(k) of the Code, maintained by the Employer that provides for permitted disparity (or imputes disparity), Employer contributions and forfeitures will be allocated to the account of each Participant who either completes more than 500 hours of service during the Plan Year or who is employed on the last day of the Plan Year in the ratio that such Participants' total Plan Compensation bears to the total Plan Compensation of all Participants.

(B) CUMULATIVE PERMITTED DISPARITY LIMIT. Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted disparity years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefitted under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative permitted disparity limit.

(e) PLAN COMPENSATION. For purposes of determining allocations to a participant's account under this section (and, if applicable, under Section 8.5
(c)) plan compensation means the participant's plan compensation for the plan year under Section 2.19, adjusted as follows:

     (i) Unless otherwise provided in the adoption agreement, excluding any plan compensation paid to the participant before he became a participant under
Section 4.3 or after he ceased to be a participant under Section 4.4.

     (ii) Excluding any plan compensation during the plan year above the cap (if any) specified in the adoption agreement.

     (iii) Excluding any items of plan compensation specified in the adoption agreement. However, no items of plan compensation will be excluded if the effect of such exclusion would be to use for plan purposes a higher percentage of the total plan compensation of employees in the higher paid group than the percentage of total plan compensation used for plan purposes for employees in the lower paid group.

Notwithstanding subsections (ii) and (iii) above, no items of compensation will be excluded if in the adoption agreement the employer elects an integrated formula for allocations to participants' accounts (provided that the employer may in the adoption agreement elect a dollar cap on compensation which is above the Social Security wage base for such year).

8.8 DETERMINATION OF LEVEL FUNDING AMOUNT. For purposes of determining a Participant's Target Benefit, a Participant's years of projected participation under the Plan is the sum of (1) and (2), where (1) is the number of years during which the Participant benefitted under this Plan beginning with the latest of: (a) the first Plan Year in which the Participant benefitted under the Plan, (b) the first Plan Year taken into account in the Target Benefit formula, and (c) any Plan Year immediately following a Plan Year in which the Plan did not satisfy the safe harbor for target benefit plans in Regulations section 1.401(a)(4)-8(b)(3), and ending with the last day of the current Plan Year, and (2) is the number of years, if any, subsequent to the current Plan Year through the end of the Plan Year in which the Participant attains normal retirement age.

For purposes of this definition of years of projected participation, if this Plan is a prior safe harbor plan, the Plan is deemed to satisfy the safe harbor for target benefit plans in Regulations Section 1.401(a)(4)-8(b)(3) and a Participant is treated as benefiting under the Plan in any Plan Year beginning prior to January 1, 1994. A prior safe harbor plan is a plan that (1) was adopted and in effect on September 19, 1991, (2) which on that date contained a stated benefit formula that took into account service prior to that date, and
(3) satisfied the applicable nondiscrimination requirements for target benefit plans for those prior years. For purposes of determining whether a Plan satisfies the applicable nondiscrimination requirements for target benefit plans for Plan Years beginning before January 1, 1994, no amendments after September 19, 1991, other than amendments necessary to satisfy section 401(l) of the Code, will be taken into account. For purposes of this Section, Average Annual Compensation means the average of a Participant's annual Plan Compensation, as defined in Section 2.19, over the three-year consecutive Plan Year period ending in the current year or in any prior year that produces the highest average. If the Participant has less than three years of participation in this Plan, Plan Compensation is average over the Participant's total period of participation.

For each Plan Year, the Employer will contribute for each Participant who is eligible to receive an allocation, the annual Level Funding Amount calculated below. The annual Level Funding Amount with respect to a Participant will be determined each year as follows:

     Step 1: Calculate the present value of the Participant's Target Benefit, as set forth in the Adoption Agreement (assuming a normal retirement date of age 65) by multiplying the Target Benefit by the applicable factor in Table I of the Appendix to the Adoption Agreement.

     Step 2: Calculate the excess, if any, of the amount determined in Step 1 over the "theoretical reserve."

     Step 3: Amortize the result in Step 2 by multiplying it by the applicable factor from Table II. For the Plan Year in which the Participant attains normal retirement age and for any subsequent Plan Year, the applicable factor is 1.0.

For purposes of this section, the theoretical reserve is determined according to
(i) and (ii) below:

     (i) Initial Theoretical Reserve. A Participant's theoretical reserve as of the last day of the Participant's first year of projected participation (year 1) is zero. However, if this Plan is a prior safe harbor plan with a stated benefit formula that takes into account Plan Years prior to the first plan year this Plan satisfies the safe harbor in Regulations section 1.401(a)(4)-8(b)(3)(c), the initial theoretical reserve is determined as follows:

     (A) Calculate as of the last day of the Plan Year immediately preceding year 1 the present value of the Target Benefit, using the actuarial assumptions, the provisions of the Plan, and the Participant's Plan Compensation as of such date. For a Participant who is beyond normal retirement age during year 1, the Target Benefit will be determined using the actuarial assumptions, the provisions of the Plan, and the Participant's Plan Compensation as of such date, except that the straight life annuity factor used in that determination will be the factor applicable for the Participant's normal retirement age.

(B) Calculate as of the last day of the Plan Year immediately preceding year 1 the present value of future employer contributions, i.e., the contributions due each Plan Year using the actuarial assumptions, the provisions of the Plan (disregarding those provisions of the Plan providing for the limitations of section 415 of the Code or the minimum contributions under section 416 of the
Code), and the Participant's Plan Compensation as of such date, beginning with year 1 through the end of the Plan Year in which the Participant attains normal retirement age.

(C) Subtract the amount determined in (B) from the amount determined in (A). )C

     (ii) Accumulate the initial theoretical reserve determined in (i) and the Employer contributions (as limited by Section 415 of the Code, but without regard to any required minimum contributions under Section 416 of the Code) for each Plan Year beginning in year 1 up through the last day of the current Plan Year (excluding contribution(s) (if any) for the current Plan Year) using the Plan's interest assumption in effect for each such year. In any Plan Year following the Plan Year in which the Participant attains normal retirement age, the accumulation is calculated using an interest rate of 0%. For purposes of determining the level of annual Employer contributions necessary to fund the Target Benefit, the calculations in (i) and (ii) above will be made as of the last day of each Plan Year, on the basis of the Participant's age on the Participant's last birthday, using the interest rate in effect on the last day of the prior Plan Year.

                    ARTICLE 9

          BENEFITS UPON RETIREMENT OR DISABILITY


9.1 RETIREMENT DATES.

(a) NORMAL RETIREMENT DATE. A participant may retire on his normal retirement date. His normal retirement date is his 65th birthday unless the employer specifies another date in the adoption agreement; any other date may not be later than his 65th birthday or, if later, the 5th anniversary of the first day of the plan year in which he commenced participation. If a participant's normal retirement date is the date he completes a specified number of years of participation, years of participation in any predecessor plan will be counted toward meeting the requirement.

If, for plan years beginning before January 1, 1988, normal retirement age was determined with reference to the anniversary of the participation commencement date (more than 5 but not to exceed 10 years), the anniversary date for participants who first commenced participation under the plan before the first plan year beginning on or after January 1, 1988, shall be the earlier of (A) the tenth anniversary of the date the participant commenced participation in the plan (or such anniversary as had been elected by the employer, if less than 10) or (B) the fifth anniversary of the first day of the first plan year beginning on or after January 1, 1988. The participation commencement date is the first day of the first plan year in which the participant commenced participation in the plan.

(b) EARLY RETIREMENT DATE. If the employer selects an early retirement provision in the adoption agreement, a participant may retire on any date on or after he meets the age and service requirements specified in the adoption agreement for early retirement. A participant who terminates his employment after having satisfied the service but not the age requirement for early retirement specified in the adoption agreement will become eligible to receive early retirement benefits upon satisfaction of the age requirement.

(c) LATE RETIREMENT DATE. If a participant continues in employment after his normal retirement date, he may continue to make 401(k) savings contributions and/or after-tax employee contributions (if applicable in the employer's plan) until his later retirement date, and he will continue to share in employer contributions and forfeitures in accordance with the plan's allocation formula until his late retirement date.

9.2 DISABILITY RETIREMENT.

(a) A participant will be considered to have retired if he leaves the employer's service because of total and permanent disability. Total and permanent disability means a permanent physical or mental impairment which prevents the participant from engaging in any substantial gainful occupation or employment. The permanence and degree of such impairment shall be supported by medical evidence.

(b) The plan administrator will determine whether a participant has a total and permanent disability under uniform rules of general application, and the plan administrator's determination will be final.

9.3 RETIREMENT BENEFITS.

(a) A participant who retires will be fully vested and will receive benefit payments based upon the total amount credited to his account. The participant will receive: (i) in the case of a single sum payment, the total amount credited to his accounts at the date the distribution is made; (ii) in the case of an annuity contract such total amount will be used to purchase such annuity contract; or (iii) in the case of installment payments, the first such installment will be based on such total amount, and subsequent installments will be based on such total amount, and subsequent installments will be based on the total amount credited to the participant's accounts at the date of each such installment.

(b) The date of distribution to a retired participant (or the date of the first installment payment to the retired participant) will be the earliest practicable date afer the valuation date coincident with or next following either (i) the participant's retirement date or, (ii) such later date as the paticipant designates, subject to the required distribution date rules of Section 9.8. However, if the participant's account balance(s) exceed $3,500 distribution before normal retirement date will not be made (or installment payments will not commence) unless the participant and his spouse consents thereto in accordance with applicable regulations.

(c) The consent of the participant and the participant's spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The plan administrator shall notify the participant and the participant's spouse of the right to defer any distribution until the participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the plan in a manner that would satisfy the notice requirements of section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date. However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, the plan administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

Notwithstanding the foregoing, only the participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the account balancea is immediately distributable. (Furthermore, if payment in the form of a qualified joint and survivor annuity is not required with respect to the participant pursuant to section 10.6 of the plan, only the participant need consent to the distribution of an account balance that is immediately distributable.) Neither the consent of the participant nor the participant's spouse shall be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. In addition, upon termination of this plan if the plan does not offer an annuity option (purchased from a commercial provider) and if the employer or any entity within the same controlled group as the employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7)of the Code), the participant's account balance may, without the participant's consent, be distributed to the participant. However, if any entity within the same controlled group as the employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code) then the participant's account balance will be transferred, without the participant's consent, to the other plan if the participant does not consent to an immediate distribution.

An account balance is immediately distributable if any part of the account balance could be distributed to the participant (or surviving spouse) before the participant attains or would have attained if not deceased) the later of normal retirement age or age 62.

9.4 METHOD OF PAYMENT. Subject to the rules specified in this article, a participant's retirement benefit will be paid to him on one or more of the following methods, as elected by the participant:

(a) one or more payments within one taxable year of the participant;

(b) approximately equal monthly, quarterly, semi-annual or annual over a period certain not exceeding the life expectancy of the participant or the joint life and last survivor expectancy of the participant and his designated beneficiary;

(c) applied toward the purchase of a fixed annuity contract with payments over a period of time not exceeding the lifetime of the participant or the lifetimes of the participant and his designated beneficiary.

9.5 MARRIED PARTICIPANTS.

(a) QUALIFIED JOINT AND SURVIVOR ANNUITY. Except in the case of a participant in an exempt profit sharing or 401(k) plan (as defined in subsection (d) below) or in the case of a participant with a small account (as defined in subsection (e) below), retirement benefits to a married participant will be paid in the form of the purchase and delivery of a qualified joint and survivor annuity unless the participant elects otherwise in writing during the 90-day period ending on the annuity starting date. The participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the plan. The earliest retirement age is the earliest date on which, under the plan, the participant could elect to receive retirement benefits. Such an election must be accompanied by his spouse's qualified consent (other than the participant's election of a joint and survivor annuity giving the spouse a 50% or greater survivorship interest). At any time before the commencement of benefits, the participant may make and revoke such an election without limit as to the number of elections. The making of such an election requires his spouse's qualified consent; revocation of such an election does not.

A qualified joint and survivor annuity is an immediate annuity for the life of the participant with a survivor annuity for the life of the participant's spouse which is 50 percent of the amount of the annuity payable during the joint lives of the participant and the participant's spouse. The qualified joint and survivor annuity is the amount of benefit that can be purchased with the participant's vested interest in his accounts.

(b) JOINT AND SURVIVOR NOTICE.

     (i) The plan administrator will provide each married participant no less than 30 days and no more than 90 days prior to the annuity starting date with a written explanation of: the terms and conditions of a qualified joint and survivor annuity; the participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; the rights of a participant's spouse; and the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

     (ii) Notwithstanding the other requirements of the notice requirements prescribed by this section and section 10.3 with respect to a preretirement qualified retirement annuity; notice need not be given to a participant if (1) the plan "fully subsidizes" the costs of a qualified joint and survivor annuity or qualified preretirement survivor annuity, and (2) the plan does not allow the participant to waive the qualified joint and survivor annuity or qualified preretirement survivor annuity and does not allow a married participant to designate a nonspouse beneficiary. For purposes of this section, a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the participant may result from the participant's failure to elect another benefit.

(c) QUALIFIED CONSENT. A waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity. Any waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity shall not be effective unless: (a) the participant's spouse consents in writing to the election; (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the participant without any further spousal consent); (c) the spouse's consent acknowledges the effect of the election; and (d) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a participant's waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualifed consent.

Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the participant has received notice as provided in Section 9.5(b) with respect to a qualified joint and survivor annuity or Section 10.3(b) with respect to a qualified preretirement survivor annuity.

The requiement for a qualified consent is waived if the participant establishes to the plan administrator's satisfaction that there is no spouse or that the spouse cannot be located or under other circumstances described in regulations under Code Section 417. The requirement of a qualified consent is also waived for any election or revocation by a participant which has the effect of increasing the survivorship interest of the spouse.

(d) EXEMPT PROFIT SHARING PLANS. Is a plan which meets the Safe Harbor Rules under Section 10.6. In a profit sharing plan or 401(k) plan, the sole beneficiary of a married participant in the event of his death before retirement benefits commence is his spouse, unless his spouse has agreed otherwise in a qualified consent (as defined in subsection (c) above) (see Section 10.5(a)). Therefore, such a plan is exempt from the qualified joint and survivor annuity requirement of subsection (a) above. Under an exempt profit sharing or 401(k) plan, a participant will receive his retirement benifit in the form of a lump sum payment under Section 9.4(a) unless the participant elects otherwise.

However, a profit sharing or 401(k) plan is not exempt from the qualified joint and survivor annuity requirement if the participant in fact elects an annuity form of payment under Section 9.4(c). Also a profit sharing or 401(k) plan is not exempt from such requirement with respect to any participant for whom the plan is a direct or indirect transferee of a defined benefit pension plan, a money purchase pension plan (including a target benefit plan) or a stock bonus or profit sharing plan which provides for a life annuity form of payment to the participant; however, this plan will not be treated as a transferee plan solely by reason of a rollover from any such other plan. In addition, a profit sharing plan will not be considered exempt unless the participant's spouse is the beneficiary of any insurance on the participant's life, unless his spouse agrees otherwise in a qualified consent.

(e) SMALL ACCOUNT DEFINED. A small account is an account with a vested balance that does not exceed $3,500. In applying the $3,500 rule, all accounts or portions of accounts from which the claimant is entitled to payment are added together except for accounts attributable to qualified voluntary employee contributions. If the present value of a participant's account balance is zero, such participant shall be deemed to have received a distribution of such vested account balance. Except as otherwise provided in the adoption agreement, a small account will be distributed as soon as practicable following termination of employment or retirement in the form of a single sum payment.

(f) TRANSITION RULES. The provisions of this section apply to any participant who is credited with at least one hour of service on or after August 23, 1984. They apply to any other participant in accordance with Section 10.7 who was credited with at least one hour of service between September 1, 1974, and August 23, 1984 (a transition participant).

9.6 UNMARRIED PARTICIPANTS. Except in the case of an exempt profit sharing or 401(k) plan (as defined in Section 9.5(d) or as provided in Section 9.5(f), unless the participant elects otherwise, benefits to an unmarried participant will be paid in the form of an annuity providing periodic payments for the lifetime of the participant in the amount that can be purchased with the participant's vested interest in his accounts.

9.6A. DIRECT ROLLOVER REQUIREMENTS. This Section applies to distributions made on or after January 1, 1993.

(a) ELECTION TO MAKE DIRECT ROLLOVER. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b) DEFINITIONS.

     (1) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

(2) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(3) DISTRIBUTEE. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(4) DIRECT ROLLOVER. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

9.7 DISTRIBUTION REQUIREMENTS.

RULES APPLICABLE TO INSTALLMENT PAYMENTS. The following rules will apply to benefits payable in the form of installments under Section 9.4(b).

Life expectancy of the participant and the participant's spouse is calculated as of the required beginning date (see Section 9.8) or if elected by the participant (or the spouse, if required) by the time distributions are required to begin, will be recalculated annually thereafter. The life expectancy of a designated beneficiary other than the participant's spouse will be calculated as of the required distribution date and payments for any 12 consecutive month period after such date will be based on such life expectancy less the number of whole years passed since such date. Life expectancy and joint and last survivor expectancy are computed using the return multiples in Section 1.72-9 of the Income Tax Regulations.

(a)(1) Subject to 9.5, Joint and Survivor Annuity Requirements, the requirements of this article shall apply to any distribution of a participant's interest and will take precedence over any inconsistent provisions of this plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 1984.

     (2) All distributions required under this article shall be determined and made in accordance with the proposed regulations under section 401(a)(9), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed federal income tax regulations.

(b) REQUIRED BEGINNING DATE. The entire interest of a participant must be distributed or begin to be distributed no later than the participant's required beginning date.

(c) LIMITS ON DISTRIBUTION PERIODS. As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

     (i) the life of the participant,

     (ii) the life of the participant and a designated beneficiary,

     (iii) a period certain not extending beyond the life expectancy of the participant, or

     (iv) a period certain not extending beyond the joint and last survivor expectancy of the participant and a designated beneficiary.

(d)(1) DETERMINATION OF AMOUNT TO BE DISTRIBUTED EACH YEAR. If the participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date.

(d)(2) INDIVIDUAL ACCOUNT.

     (a) If a participant's benefit is to be distributed over (1) a period not extending beyond the life expectancy of the participant or the joint life and last survivor expectancy of the participant and the participant's designated beneficiary or (2) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the participant's benefit by the applicable life expectancy.

     (b) For calendar years beginning before January 1, 1989, if the participant's spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the participant.

     (c) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the participant shall be distributed using the applicable life expectancy in section 9.7(d)(2)(a) above as the relevant divisor without regard to Proposed Regulations section 1.401(a)(9)-2.

     (d) The minimum distribution required for the participant's first distribution calendar year must be made on or before the participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

(d)(3) OTHER FORMS.

     (a) If the participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder.

9.8 REQUIRED BEGINNING DATE. Distribution to any participant (whether active, retired or otherwise terminated) must be made, or installment or annuity payments must begin, no later than April 1 following the calendar year in which he reaches age 70-1/2 (the required beginning date). See Section 10.4(c) for definitions.

9.9 TRANSITIONAL RULE.

(a) IN GENERAL. This section will aply if the employer's execution of the adoption agreement constitutes an amendment and restatment of an existing plan that was in effect before 1984, and with respect to which one or more participants had made the designations described in this section. Notwithstanding the requirements of Sections 9.7, but subject to the spousal protection and small benefits provisions of Section 9.5, distributions on behalf of any employee may be made provided that each of the following requirements is satisfied (regardless of when such distribution commences):

     (i) the distribution is one which would not have disqualified the plan under Code Section 401(a)(9) as in effect before amendment by the Deficit Reduction Act of 1984;

     (ii) the distribution is in accordance with a method of distribution designated by the employee whose interest in the plan is being distributed or, if the employee is deceased, by a beneficiary of such employee;

     (iii) such designation was in writing, was signed by the employee or the beneficiary, and was made before January 1, 1984;

     (iv) the employee had accrued a benefit under the plan as of December 31, 1983; and

     (v) the method of distribution designated by the employee or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the employee's death, the beneficiaries of the employee listed in order of priority.

(b) DISTRIBUTIONS ON DEATH. A distribution upon death will not be covered by this transitional rule unless the designation contains the information described in subsection (a) above with respect to the distributions to be made upon the death of the employee.

(c) PRESUMPTION OF DESIGNATION. For any distribution which commenced before January 1, 1984, and continued after December 31, 1983, the employee, or the beneficiary, to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirement in subsections (a)(i) and (v) above.

(d) REVOCATION OF DESIGNATION. If such a designation is revoked, any subsequent form of distribution must satisfy the requirements of Code Section 401(a)(9) and the proposed regulations thereunder as in effect at the time of distribution. If a designation is revoked subsequent to the date distributions are required to begin, the plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the proposed regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the proposed regulations. Any changes in the original or a subsequent designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter directly or indirectly the period over which distributions are to be made under the designation (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 in section 1.401(a)(9) of the proposed regulations shall apply.

9.10 DATE BENEFIT PAYMENTS BEGIN. Unless the participant elects otherwise (but subject to the required distribution date rule in Section 9.7), distribution of benefits under the plan will begin no later than the 60th day following the close of the plan year in which the latest of the following events occurs:

(a) the termination of the participant's employment with the employer;

(b) the participant attains age 65 or the participant's normal retirement date, if earlier;

(c) the tenth anniversary of the year in which the participant began participation in the plan.

Notwithstanding the foregoing, the failure of a participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of section 9.3 of the plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

9.11 ANNUITIES NONTRANSFERABLE. Any annuity contract distributed to a participant, spouse or beneficiary under the plan must be nontransferable. The terms of any annuity contract purchased and distributed by the plan to a participant or spouse shall comply with the requirements of this Plan.

                                   ARTICLE 10
                              BENEFITS UPON DEATH

10.1 BENEFITS UPON DEATH.

(a) DEATH DURING EMPLOYMENT OR AFTER RETIREMENT.

     (1) IN GENERAL. If a participant dies while employed by the employer or after retirement (including disability retirement), his beneficiary will receive: (i) in the case of a single sum payment, the total amount credited to the participant's accounts at the date distribution is made; (ii) in the case of an annuity contract, such total amount will be used to purchase such annuity contract; or (iii) in the case of installment payments, the first such installment will be based on such total amount, and subsequent installments will be based on the total amount credited to the participant's accounts at the date of each such installment.

     (2) SPECIAL RULE FOR ACCOUNTS INVESTED IN CERTAIN ANNUITY CONTRACTS. If all or any portion of the participant's account is invested in an annuity contract, and the terms of the contract so provide, the participant's beneficiary will receive a death benefit equal to the sum of (a) the total amount credited to the participant's accounts which is not invested in such annuity contract as of the distribution date and (b) the greatest of: (i) the total amount credited to the participant under the contract at the date distribution is made; (ii) the excess of the total contributions to the contract over total withdrawals from the contract; or (iii) the highest amount credited to the contract as of the end of the calendar year in which any fifth anniversary of the initial acquisition of the contract occurred. This paragraph (2) will become effective on the date that a contract providing for such death benefit is acquired.

(b) DEATH AFTER OTHER TERMINATION OF EMPLOYMENT. If a participant dies after termination of employment for any reason other than retirement (including disability retirement), his beneficiary will receive death benefits determined as follows:

     (i) If the participant died before forfeiture of the nonvested portion of his accounts under Section 11.4, the vested amount in the participant's accounts will be determined and the balance will be forfeited immediately, death benefits will be based upon the vested amounts remaining after such forfeiture, and such amount will be applied as provided in subsection (a) above.

     (ii) If the participant dies after forfeiture of the nonvested portion of his accounts under Section 11.4, death benefits will be based upon the vested amounts remaining after such forfeiture, and such amount (reduced by any prior payments to the participant before his death) will be applied as provided in subsection (a) above.

(c) DATE OF DISTRIBUTION. The date of distribution to a beneficiary (or the date of the first installment payment to the beneficiary) will be the earliest practicable date after the valuation date coincident with or next following either (i) the date when the plan administrator has received such evidence of the participant's death and such evidence of the beneficiary's (or beneficiaries') right to receive such distribution as the plan administrator deems necessary, or (ii) such later date as the beneficiary designates, subject to Section 10.4. However, where the participant's spouse is the beneficiary under Section 10.5(a), payment will be made within 90 days after the participant's death (unless under the circumstances, 90 days is unreasonably short); however, the spouse may elect to defer payment until after the valuation date next following the participant's death.

10.2 METHOD OF PAYMENT. Subject to the requirements of Section 10.3, death benefits will be paid in one or a combination of the following methods:

(a) one or more payments within one taxable year of the beneficiary;

(b) approximately equal monthly, quarterly, semi-annual or annual installments over a period certain permitted under Section 10.4;

(c) applied toward the purchase of a fixed annuity contract providing for payments over a period permitted under Section 10.4.

The method of payment will be elected by the beneficiary unless the participant in his designation of beneficiary form designated the form of payment.

10.3 QUALIFIED PRERETIREMENT SURVIVOR ANNUITY.

(a) Unless an optional form of benefit has been selected within the election period pursuant to a qualified consent as defined in 9.5(c) if a participant dies before the annuity starting date then the participant's vested account balance shall be applied toward the purchase of an annuity for the life of the surviving spouse. The surviving spouse may elect to have such annuity distributed within a reasonable period after the participant's death.

(b) Notice. In the case of a qualified preretirement survivor annuity as described in section (a), the plan administrator shall provide each participant within the applicable period for such participant a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of section 9.5(b)(i) applicable to a qualified joint and survivor annuity.

The applicable period for a participant is whichever of the following periods ends last: (i) the period beginning with the first day of the plan year in which the participant attains age 32 and ending with the close of the plan year preceding the plan year in which the participant attains age 35; (ii) a reasonable period ending after the individual becomes a participant; (iii) a reasonable period ending after section 9.5(b)(ii) ceases to apply to the participant; (iv) a reasonable period ending after this article first applies to the participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a participant who separates from service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii), (iii) and (iv) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a participant who separates from service before the plan year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a participant thereafter returns to employment with the employer, the applicable period for such participant shall be redetermined.

(c) Definitions. For purposes of Section 10.3, the following definitions shall apply:

     (1) ELECTION PERIOD: The period which begins on the first day of the plan year in which the participant attains age 35 and ends on the date of the participant's death. If a participant separates from service prior to the first day of the plan year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation.

     PRE-AGE 35 WAIVER: A participant who will not yet attain age 35 as of the end of any current plan year may make a special qualified election to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the plan year in which the participant will attain age 35. Such election shall not be valid unless the participant receives a written explanation of the qualified preretirement survivor annuity in such terms as are comparable to the explanation required under section 9.5(b)(i). Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the plan year in which the participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this article.

     (2) SPOUSE (SURVIVING SPOUSE): The spouse or surviving spouse of the participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code.

     (3) ANNUITY STARTING DATE: The first day of the first period for which an amount is paid as an annuity or any other form.

     (4) VESTED ACCOUNT BALANCE: The aggregate value of the participant's vested account balances derived from employer and employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the participant's life. The provisions of this article shall apply to a participant who is vested in amounts attributable to employer contributions, employee contributions (or both) at the time of death or distribution.

10.4 LIMITATION ON INSTALLMENT OR ANNUITY PAYMENT OF DEATH BENEFITS.

(a) IN GENERAL. This section 10.4 governs payment of death benefits where the form of payment is not covered by an election made before January 1, 1984 by a participant or beneficiary as described in Section 9.9.

(b) DEATH DISTRIBUTION PROVISIONS.

     (1) DISTRIBUTION BEGINNING BEFORE DEATH. If the participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the participant's death.

     (2) DISTRIBUTION BEGINNING AFTER DEATH. If the participant dies before distribution of his or her interest begins distribution of the participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

     (a) if any portion of the participant's interest is payable to a designated beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the participant died;

     (b) if the designated beneficiary is the participant's surviving spouse, the date distributions are required to begin in accordance with (2)(a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the participant died and (2) December 31 of the calendar year in which the participant would have attained age 70-1/2.

If the participant has not made an election pursuant to this section 10.4(b)(2) by the time of his or her death, the participant's designated beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year in which contains the fifth anniversary of the date of death of the participant. If the participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

     (3) For purposes of Section 10.4(b)(2) above, if the surviving spouse dies after the participant, but before payments to such spouse begin, the provisions of section 10.4(b)(2) with the exception of paragraph (b) therein, shall be applied as if the surviving spouse were the participant.

     (4) For purposes of this section 10.4(b), any amount paid to a child of the participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

     (5) For the purposes of this section 10.4(b), distribution of a participant's interest is considered to begin on the participant's required beginning date (or, if section 10.4(b)(3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to section 10.4(b)(2) above). If distribution in the form of an annuity irrevocably commences to the participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

(c) DEFINITIONS FOR THIS SECTION AND SECTION 9.7.

     (1) APPLICABLE LIFE EXPECTANCY. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the participant (or designated beneficiary as of the participant's (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

     (2) DESIGNATED BENEFICIARY. The individual who is designated as the beneficiary under the plan in accordance with section 401(a)(9) and the proposed regulations thereunder.

     (3) DISTRIBUTION CALENDAR YEAR. A calendar year for which a minimum distribution is required. For distributions beginning before the participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant's required beginning date. For distribtuions beginning after the participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to section 10.4(b) above.

     (4) LIFE EXPECTANCY. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the federal income tax regulations.

Unless otherwise elected by the participant (or spouse, in the case of distributions described in section 10.4(b)(2) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

     (5) PARTICIPANT'S BENEFIT.

     (a) The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

     (b) Exception for second distribution calendar year. For purposes of paragraph (a) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

     (6) REQUIRED BEGINNING DATE.

     (a) GENERAL RULE. The required beginning date of a participant is the first day of April of the calendar year following the calendar year in which the participant attains age 70-1/2.

     (b) TRANSITIONAL RULES. The required beginning date of a participant who attains age 70-1/2 before January 1, 1988, shall be in accordance with (1) or (2) below:

          (1) NON-5-PERCENT OWNERS. The required beginning date of a participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

          (2) 5-PERCENT OWNERS. The required beginning date of a participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

               (i) the calendar year in which the participant attains age 70-1/2, or

               (ii) the earlier of the calendar year with or within which ends the plan year in which the participant becomes a 5-percent owner, or the calendar year in which the participant retires.

The required beginning date of a participant who is not a 5-percent owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

(c) 5-PERCENT OWNER. A participant is treated as a 5-percent owner for purposes of this section if such participant is a 5-percent owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the plan is top-heavy) at any time during the plan year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent plan year.

(d) Once distributions have begun to a 5-percent owner under this section, they must continue to be distributed, even if the participant ceases to be a 5-percent owner in a subsequent year.

10.5 BENEFICIARY.

(a) DESIGNATION OF BENEFICIARY AND METHOD OF PAYMENT. A participant may designate one or more beneficiaries on a form or other instrument filed with, and acceptable to, the plan administrator, and may revoke or change such designation in like manner at any time. The beneficiary may elect for form of payment under Section 10.2 (subject to the requirements of Section 10.3); however, the participant may in the designation of beneficiary form or other instrument specify the form of payment (subject to Section 10.3) and death benefits will be paid in such form. If a beneficiary is permitted to elect the method of payment of a benefit payable to him, he may designate one or more beneficiaries to receive any amount remaining undistributed at his death.

Notwithstanding the preceding paragraph, in an exempt profit sharing plan or 401(k) plan as described in section 9.5(d), the sole beneficiary of a married participant is the participant's spouse, unless the spouse consents or has consented to the designation of another beneficiary in a qualified consent (as defined in Section 9.5(c)).

(b) PAYMENT IN ABSENCE OF DESIGNATION OF BENEFICIARY. Any portion of a participant's death benefit which is not disposed of by a designation of beneficiary, for any reason whatsoever, will be paid to the participant's spouse if the spouse survives him, otherwise to the participant's estate in a lump sum.

(c) PAYMENT UNDER PRIOR DESIGNATION OF BENEFICIARY. The plan administrator will be fully protected in directing payment in accordance with a prior designation of beneficiary if such direction (i) is given before receipt by the plan administrator of a later designation or (ii) is due to the inability of the plan administrator to verify the authenticity of a later designation.

10.6 SAFE HARBOR RULES.

(a) This section shall apply to a participant in a profit-sharing plan and 401(k) plan, and to any distribution, made on or after the first day of the first plan year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in section 72(o)(5)(B) of the Code, and maintained on behalf of a participant in a money purchase pension plan, (including a target benefit plan) if the following conditions are satisfied:

     (1) the participant does not or cannot elect payments in the form of a life annuity; and

     (2) on the death of a participant, the participant's vested account balance will be paid to the participant's sruviving spouse, but if there is no surviving spouse, or is the surviving spouse has consented in a manner conforming to a qualified election, then to the participant's designated beneficiary. The sruviving spouse may elect to have distribution of the vested account balance commence within the 90-day period following the date of the participant's death. The account balance shall be adjusted for gains or losses occurring after the participant's death in accordance with the provisions of the plan governing the adjustment of account balances for other types of distributions. This section
10.6 shall not be operative with respect to a participant in a profit-sharing plan or 401(k) plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit-sharing plan which is subject to the survivor annuity requirements of section 401(a)(11) and section 417 of the Code. If this section 10.6 is operative, then the provisions of section 10.3 shall be inoperative.

(b) The participant may waive the spousal death benefit described in this section at any time provided than no such waiver shall be effective unless it satisfies the conditions of section 9.5(c) that would apply to the participant's waiver of the qualified preretirement survivor annuity.

(c) For purposes of this section 10.6, vested account balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the participant's separate account balace attributable solely to accumulated deductible employee contributions within the meaning of section 72(o)(5)(B) of the Code. In the case of a profit-sharing plan, vested account balance shall have the same meaning as provided in section 10.3(c)(4).

10.7 TRANSITIONAL RULES.

(a) Any living parcipant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this article must be given the opportunity to elect to have the prior sections of this article and section 9.5 apply if such participant is credited with at least one hour of service under this plan or a predecessor plan in a plan year beginning on or after January 1, 1976, and such participant has at least 10 years of vesting service when he or she separated from service.

(b) Any living participant not receiving benefits on August 23, 1984, who was credited with a least one hour of service unde this plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a plan year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with section (d) of 10.7.

(c) The respective opportunities to elect (as described in sections (a) and (b) above) must be afforded to the appropriate participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said participants.

(d) Any participant who has elected pursuant to section (b) of this article and ay participant who does not elect under section (a) except that such participant does not have at least 10 years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

     (i) AUTOMATIC JOINT AND SUVIVOR ANNUITY. If benefits in the form of a life annuity become payable to a married participant who:

     (1) begins to receive payments under the plan on or after normal retirement age; or

     (2) dies on or after normal retirement age while still working for the emloyer, or

     (3) begins to receive payments on or after the qualified early retirement age; or

     (4) separates from service on or after attaining normal retirement age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the plan and thereafter dies before beginning to receive such benefits; then such benefits will be received under this plan in the form of a qualified joint and survivor annuity, unless the participant has elected otherwise during the election period. The election period must begin at least 6 months before the participant attains qualified early retirement age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the participant at any time.

     (ii) Election of early survivor annuity. A participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the qualified joint and survivor annuity if the participant has retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the participant at any time. The election period begins on the later of (1) the 90th day before the participant attains the qualified early retirement age, or (2) the date on which participation begins, and ends on the date the participant terminates employment.

     (iii) For purposes of this section (d):

          (a) Qualified early retirement age is the latest of:

               (i) the earliest date, under the plan, on which the participant may elect to receive retirement benefits,

               (ii) the first day of the 120th month beginning before the participant reaches normal retirement age, or

               (iii) the date the participant begins participation.

        (b) Qualified joint and survivor annuity is an annuity for the life of the participant with a survivor annuity for the life of the spouse as described in plan section 9.5(a).

                                   ARTICLE 11
                  TERMINATION OF EMPLOYMENT AND VESTED INTEREST

11.1 VESTED INTEREST IN ACCRUED BENEFIT.

(a) VESTING SCHEDULE. A participant will have a vested and nonforfeitable interest in that percentage of his employer contributions account or matching contributions account determined under the vesting schedule specified in the adoption agreement.

(b) FULL VESTING. Regardless of a participant's vesting under the vesting schedule, the participant becomes fully vested in his employer contributions account or matching contributions account upon the earlier of (i) his attaining his normal retirement date while he is still employed by the employer; (ii) his attaining his early retirement date as specified in the adoption agreement while he is still employed by the employer; or (iii) upon disability retirement under
Section 9.2, or upon his death while he is still an employee.

11.2 CHANGES IN VESTING SCHEDULE. After the adoption of any amendment that changes the vesting schedule or that directly or indirectly affects the computation of a participant's vested percentage, or any shift in or out of a vesting schedule because of a plan's top-heavy status, any participant having three or more years of service will have his vested percentage determined under whichever schedule gives him the higher vested percentage.

11.3 PAYMENT OF VESTED INTEREST. A participant's vested interest in his accrued benefit will be paid to him, or payments will begin, on a date elected by the participant and will be paid to him following his separation from service in one or more of the methods described in Section 9.4 as elected by the participant. The participant's election as to either time or form of payment will be subject to the rules, other than sections 9.1, 9.2, and 9.3 of Article 9. In the case of
(a) a newly adopted plan or (b) an amendment or restatement that deferred all distributions until the participant's early or normal retirement date, the adoption agreement may provide that no distribution in the form of a single sum shall be made to a highly compensated employee prior to his early or normal retirement date, unless such employee executes a covenant not to compete in a form acceptable to the employer.

11.4 FORFEITURE OF NON-VESTED INTEREST. A participant will forfeit the non-vested portion of his account balance on the day after he incurs a period of five consecutive one-year breaks in service (or, if the employer's plan counts service for vesting purposes using the elapsed time rules of Article 3B, a period of severance of 60 months in length). The plan administrator may release the non-vested portion of a participant's account balance as a forfeiture on the earlier of the day he receives a distribution of his vested account balance or the day after he incurs a one-year break in service. However, if a participant resumes employment before a period of five consecutive one-year breaks in service (or a period of severance of 60 months in length, as the case may be) has been incurred, the non-vested portion of such participant's account shall be restored.

11.5 PROTECTIONS UPON RESUMPTION OF EMPLOYMENT. A former participant who returns to employment with the employer after a period of one or more one-year breaks in service will nevertheless receive credit for all his prior years of service for vesting and accrual purposes.

11.6 CALCULATING VESTED INTEREST AFTER ACCOUNT DISTRIBUTION. Where a participant's employer contributions account or matching contributions account is charged with a withdrawal or distribution at a time when he is not fully vested in such account, the remaining balance of the participant in such account will be credited to a separate account within the participant's employer contributions account or matching contributions account, or accounting records will be maintained in a manner which has the same effect as establishing a separate account. The participant's vested interest in any such separate account at any subsequent time will be equal to an amount ("Y") determined by the formula:

        Y = P(AB + D) - D

where P is his vested percentage at such time; AB is the account balance in such separate account at such time; and D is the amount of the withdrawal or distribution. The term remaining balance as used in this section means a participant's interest in his employer contributions account or matching distribution remaining after a withdrawal or distribution of a portion or all of his vested interest therein.

                                   ARTICLE 12
                 IN-SERVICE DISTRIBUTIONS AND WITHDRAWALS LOANS

12.1 WITHDRAWAL OF AFTER-TAX CONTRIBUTIONS.

(a) AMOUNT. Except as otherwise provided in the adoption agreement, a participant whose employment has not terminated may upon reasonable advance notice to the plan administrator (and spousal consent, if applicable) withdraw all or any portion of his after-tax employee contributions account to the extent not previously withdrawn.

(b) PAYMENT AND PLAN ADMINISTRATOR RULES. Any withdrawal under this section will be paid to the participant as soon as practicable after the valuation date next following the plan administrator's receipt of the participant's withdrawal request; however the plan administrator may approve an earlier payment of some or all of the amount to be withdrawn if such earlier payment would not be detrimental to the interests of the other participants. If elected in the adoption agreement, notwithstanding Sections 5.1 and 6.1, a participant who makes an in-service withdrawal under this section may not make a 401(k) savings contribution or after-tax employee contribution for a period of up to 12 months following the date of such in-service withdrawal. However, the employer may elect in the adoption agreement to limit the suspension of after-tax employee contributions to in-service withdrawals made prior to the date that the participant attains age 59 1/2.

The plan administrator or the sponsor may establish reasonable minimum or maximum withdrawal amounts and reasonable limitations on the frequency or number of withdrawals during a plan year. No forfeitures will occur solely as a result of an employee's making of an in-service withdrawal.

(c) SEPARATE CONTRACT. For purposes of Code Section 72, a participant's after-tax employee contributions account attributable to post-1986 after-tax employee contributions will be accounted for separately and will be treated as a separate contract under the plan for income tax purposes.

(d) SPECIAL RULES. If the employer's execution of the adoption agreement constitutes the amendment and restatement of an existing plan to which one or more participants made after-tax contributions before 1987, such contributions will be accounted for separately, and for federal income tax purposes any withdrawals or distributions from the plan will be deemed to be a withdrawal or distribution of such contributions until they are exhausted.

12.2 IN-SERVICE WITHDRAWALS FROM PROFIT SHARING PLANS.

(a) IN GENERAL. This section applies only if the employer's plan is a profit sharing plan (other than a 401(k) plan). To the extent provided in the adoption agreement, a participant whose employment has not terminated may make withdrawals from his accounts. The adoption agreement may limit such in-service withdrawals to financial hardship situations, or, as long as the requirements set forth in section 12.2(c) are met, may permit in-service withdrawals for reasons other than financial hardship.

Notwithstanding the preceding paragraph, an in-service withdrawal will be permitted under the following circumstances: (i) termination of the plan without the establishment of a successor plan; (ii) the sale or other disposition to an unrelated entity of at least 85 percent of the assets used by the employer in a trade or business, provided the employee continues in employment with the purchaser of the assets; or (iii) the sale or other disposition to an unrelated entity of a subsidiary of the employer, provided the employee continues in employment with the subsidiary.

(b) FINANCIAL HARDSHIP. For purposes of this section, financial hardship means any of the circumstances specified in Section 12.3(c).

The request for a hardship withdrawal under this section will be in writing on such form as the plan administrator may prescribe and will be filed with the plan administrator. The plan administrator may require a participant to submit such information or other evidence as is necessary to make the determination of financial hardship. The plan administrator may rely upon the accuracy of any information or materials submitted by the participant. The plan administrator will determine the existence of a financial hardship and the amount necessary to meet such financial hardship, and any such determination will be binding on the participant.

(c) AMOUNT. A participant may withdraw the amount he specifies, provided that a withdrawal may not exceed the smallest of whichever the following limitations applies.

(i) the participant's total vested account balances;

(ii) in the case of a hardship withdrawal, the amount determined by the plan administrator as necessary to meet the participant's financial hardship; or

(iii) in the case of a non-hardship withdrawal, the amount attributable to employer contributions which have been on deposit in the plan for at least two years; provided that this limitation will apply only to employees who have been participants in the plan for less than five years. The limitation in this
Section 12.2(c)(iii) will not apply to withdrawals after a participant has attained age 59-1/2 if such withdrawals are permitted in the adoption agreement.

(d) SPOUSAL CONSENT TO IN-SERVICE WITHDRAWALS. Unless the plan is an exempt profit sharing plan (as defined in Section 9.5(d)), a married participant's spouse must consent to an in-service withdrawal under this section in a qualified consent meeting the requirements of Section 9.5(c).

(e) PAYMENT AND PLAN ADMINISTRATOR RULES. Provisions governing the payment of a withdrawal under this section and plan administrator rules for such withdrawals are found at Section 12.1(b).

12.3 IN-SERVICE WITHDRAWALS FROM 401(K) PLANS.

(a) IN GENERAL. This section applies only if the employer's plan is a 401(k) plan. Except as otherwise provided in the adoption agreement, a participant whose employment has not terminated may make withdrawals from his accounts subject to the limitations of this section and the adoption agreement.

(b) AVAILABILITY AND AMOUNT. The availability and amount of in-service withdrawals will be subject to the restrictions specified below.

(i) 401(K) SAVINGS CONTRIBUTIONS ACCOUNT. A participant may make in- service withdrawals from his 401(k) savings contributions account in the event of financial hardship only. The maximum withdrawal from the participant's 401(k) savings contributions account is the smaller of the amount of his 401(k) savings contributions, without earnings or investment gains (except any income allocable to 401(k) savings contributions as of December 31, 1988), or the amount needed to alleviate his financial hardship.

(ii) EMPLOYER CONTRIBUTIONS AND MATCHING CONTRIBUTIONS ACCOUNTS. To the extent provided in the adoption agreement, a participant may make in-service withdrawals from his employer contributions account (employer supplemental profit-sharing contributions) and/or matching contributions account. The adoption agreement may limit such in-service withdrawals to financial hardship situations, or any permit in-service withdrawals for reasons other than financial hardship; there may be different rules for withdrawals from employer contributions accounts and matching contributions accounts.

If elected in the adoption agreement, notwithstanding sections 5.1 and 6.1, a participant who makes an in-service withdrawal under this section may not make a 401(k) savings contribution or after-tax employee contribution for a period of up to 12 months following such in-service withdrawal. However, the employer may elect in the adoption agreement to limit the suspension of employer contributions or matching contributions to in-service withdrawals made prior to the date that the participant attains age 59 1/2.

The maximum in-service withdrawal from a participant's employer contributions account or matching contributions account is determined under the same limitations set forth in Section 12.2(c).

(c) FINANCIAL HARDSHIP.

        (i) An in-service withdrawal will be on account of financial hardship only if the participant has an immediate and heavy financial need and the withdrawal is necessary to meet the need.

        (ii) A withdrawal will be deemed to be on account of an immediate and heavy need if it is occasioned by (A) a deductible medical expense (within the meaning of Code Section 213(d)) incurred by or necessary for the participant or his spouse, children or dependent; (B) purchase of the participant's principal residence (not including mortgage payments); (C) tuition and related educational fees for the next 12 months of post-secondary education for the participant or his spouse, child or dependent; (D) rent or mortgage payments to prevent the participant's eviction from or the foreclosure of the mortgage on his principal residence; or (E) such other event or circumstance as the Internal Revenue Service permits.

        (iii) A withdrawal will be deemed necessary to satisfy the participant's financial needs if either (A) the participant has made all non-hardship withdrawals and obtained all nontaxable loans available under all of the employer's qualified retirement plan; and each such other plan which provides for 401(k) savings contributions contains restrictions similar to those in Section 5.2(b); or (B) the participant satisfies such other requirements as may be prescribed by the Internal Revenue Service.

        (iv) A participant must establish to the plan administrator's satisfaction both that the participant has an immediate and heavy financial need and that the withdrawal is necessary to meet the need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution), as provided in subsections (ii) and (iii) above.

A participant's application for a hardship withdrawal will be in writing on such form and containing such information (or other evidence or materials establishing the participant's financial hardship) as the plan administrator may require. The plan administrator's determination of the existence of and the amount needed to meet a financial hardship will be binding on the participant.

(d) Notwithstanding subsection (b) above,

        (i) to the extent provided in the adoption agreement, a participant may make in-service withdrawals from his 401(k) plan accounts after he has reached age 59-1/2; and

        (ii) a participant may make in-service withdrawals from his 401(k) accounts under the circumstances described in the second paragraph of 12.2(a).

        (e) MISCELLANEOUS. The spousal consent requirements are as specified in
Section 12.2(d), and the payment procedures and plan administrator rules for withdrawals are as specified in Section 12.1(b).

12.4 IN-SERVICE WITHDRAWALS FROM MONEY PURCHASE PLAN OR TARGET BENEFIT PLAN In-service withdrawals are not permitted from employer contribution accounts under a money purchase plan or a target benefit plan.

12.5 LOANS. If the MetLife Security Insurance Company of Louisiana MetLife RetirePro Program adoption agreement so provides, loans will be available from the plan. If loans are available, the plan administrator will establish guidelines and procedures for loans from the plan to participants in specific instances, which guidelines may include limitations on the number of loans that may be outstanding to a participant at any time or on the frequency of loans. Each loan must be approved by the plan administrator and must conform to the loan guidelines and procedures. The guidelines and procedures must be formulated and administered so that they conform with ERISA Section 408(b)(1) and ERISA Reg. Section ss. 2550.408-I(d). In addition, the following requirements of this Section must be satisfied.

(a) Loans are available to all participants and any other person required by the Department of Labor and the Code on a reasonably equivalent basis. However, no loan will be made to a participant who is an owner-employee or a shareholder employee unless such person has at his expense has obtained an administrative exemption from ERISA's prohibited transaction rules from the Department of Labor with respect to such loan (unless the Department of Labor has issued a prohibited transaction class exemption covering such loans). Any loan will be evidenced by a promissory note or other writing permitted under applicable law signed by the participant.

(b) Loans shall not be made available to highly compensated employees (as defined in section 5.8 of the Plan) in an amount greater than the amount made available to other employees.

(c) Loans are adequately secured and bear a reasonable rate of interest. However, no more than 50% of a participant's nonforfeitable accrued benefit may be pledged as collateral.

Each loan hereunder will be a participant-directed investment for the benefit of the participant requesting such loan; accordingly, any default in the repayment of principal or interest of any loan hereunder will reduce the amount available for distribution to such participant (or his beneficiary). Thus, any loan hereunder will be effectively and adequately secured by the participant's accounts.

(d) (i) No participant loan exceeds the amount of 50% of the participant's vested account balances (excluding his qualified voluntary employee contributions account, if any).

Also, the maximum loan (including outstanding loans) will depend upon the vested amount in a participant's accounts (excluding his qualified voluntary contributions account, if any) as of the valuation date immediately preceding the date when the loan is made, determined under the following table:

Vested amount in Accounts   Maximum Loan
- -------------------------   -------------
0-$100,000                  50% of vested accounts
Over $100,000               $50,000

The $50,000 maximum loan limit in the above table will be reduced by treating the highest outstanding loan balance during the one-year period ending on the date of the current loan as being outstanding on such date.

        (ii) Except as provided in the next sentence, the maximum term of a loan will be five years. If a participant requests a loan for the acquisition of the principal residence of the participant, the maximum repayment period will be determined by reference to bank loans for the same purpose.

(e) Except for a profit sharing plan or a 401(k) plan (which are exempt from the spousal consent requirements - see Section 9.5(d)), a participant obtains the consent of his or her spouse, if any, within the 90 day period before the time the account balance is used as security for the loan. A new consent is required if the account balance is used as security for any increase in the loan balance, for renegotiation, extension, renewal, or other revision of the loan. However, spousal consent is not necessary if the total amount of loans outstanding hereunder does not exceed $3,500. The consent will comply with the requirements of Section 9.5(c). The consent of any subsequent spouse will not be necessary in order to foreclose the plan's security interest in the participant's account balance if the participant's then spouse validly consented to the original use of the account balance as security (or if the participants was unmarried at such time).

If a valid spousal consent has been obtained in accordance with this section, then, notwithstanding any other provision of this plan, the portion of the participant's vested account balance used as a security interest held by the plan by reason of a loan outstanding to the participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

(f) the plan administrator may require a participant to agree to repay the principal and interest of a loan through regular payroll deduction payments from the participant's compensation. The plan administrator may establish back-up repayment procedures for participants who do not make payroll deduction repayment; except as may otherwise be permitted under Treasury regulations, any such back-up procedures will provide for substantially level amortization payments made quarterly or more frequently.

If a participant defaults on any payment of interest or principal of a loan hereunder or defaults upon any other obligation relating to such loan, the plan administrator may take (or direct the trustee to take) such action or actions as it determines to be necessary to protect the interest of the plan. Such actions may include commencing legal proceedings against the participant, or foreclosing on any security interest in the participant's account or other security given in connection with a loan hereunder. In the event of a default, foreclosure on the participant's note and attachment of one or more of the participant's accounts given as security will not occur until a distributable event occurs in the plan.

An assignment or pledge of any portion of the participant's interest in the plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the plan, will be treated as a loan under this section.

(g) In the case of any participant with one or more loans outstanding hereunder, the amount available for distribution to such participant (or his beneficiary) will consist of the participant's vested account balance(s) (not including the outstanding principal and accrued but unpaid interest on such loans), plus the notes representing such loans.

                                   ARTICLE 13
                       MAXIMUM LIMITATIONS ON ALLOCATIONS

13.1 SECTION 415 DEFINITIONS. For purposes of this Article 13, the following definitions apply:

(a) ANNUAL ADDITIONS means the sum of the following amounts allocated on behalf of a participant for a limitation year:

        (i) all employer contributions (including compensation reduction amounts under any profit-sharing plan with a qualified compensation reduction feature under Code Section 401(k)),

        (ii) all forfeitures, and

        (iii) all after-tax employee contributions.

For this purpose, any excess amount applied under Section 13.7 to reduce employer contributions will be considered annual additions for such limitation year.

        (iv) Amounts allocated after March 31, 1984, to an individual medical account (as defined in Code Section 415(1)(2)) which is part of a pension or annuity plan maintained by the employer are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the employer, are treated as annual additions to a defined contribution plan.

(b) COMPENSATION. As elected by the employer in the adoption agreement compensation shall mean all of the participant's compensation as defined below, except that elective deferrals, etc., will not be included even if they are for other plan purposes. However, elective deferrals will not be included for Code section 415 compensation or the top-heavy minimum at plan section 14.3(b):

        (1) Information required to be reported under sections 6041, 6051, and 6052 of the Code. (Wages, Tips and Other Compensation as reported on Form W-2) Compensation is defined as wages as defined in section 3401(a) and all other payments of compensation to an employee by the employer (in the course of the employer's trade or business) for which the employer is required to furnish and employee a written statement under sections 6041(d), 6051(a)(3) and 6052 of the Code. Compensation must be determined without regard to any rules under section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2)).

        (2) Section 3401(a) wages. Compensation is defined as wages within the meaning of section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2)).

        (3) 415 safe-harbor compensation. Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the employer maintaining the plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a nonaccountable plan (as described in Reg. Sec. 1.62-2(c))), and excluding the following:

        (i) employer contributions to a plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

        (ii) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

        (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

        (iv) other amounts which received special tax benefits or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the employee).

        (4) For any self-employed individual compensation will mean earned income.

        (5) For limitation years beginning after December 31, 1991, for purposes of applying the limitations of this article, compensation for a limitation year is the compensation actually paid or includible in gross income during such year.

Notwithstanding the preceding sentence, compensation for a participant who is permanently and totally disabled (as defined in

Section 22(e)(3) of the Code) is the compensation such participant would have received for the elimination year if the participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled participant may be taken into account only if the participant is not a highly compensated employee (as defined in Section 5.8 of the Plan) and contributions made on behalf of such participant are nonforfeitable when made.

(c) EMPLOYER means the employer that adopts this plan and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all trades or businesses (whether or not incorporated) which are under common control as defined in Section 414(c) of the Code as modified by Section 415(h)), all affiliated service groups (as defined in Section 414(m) of the code) of which the adopting employer is a part, and all entities aggregated with the employer under Code Section 414(o).

(d) DEFINED BENEFIT FRACTION for any year means a fraction:

        (i) whose numerator is the sum of the participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the employer, and

        (ii) whose denominator of which is the lesser of 125 percent of the dollar limitation determined for the limitation year under sections 415(b) and
(d) of the Code or 140 percent of the highest average compensation, including any adjustments under section 415(b) of the Code.

Notwithstanding the above, if the participant was a participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the participant had accrued as the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of section 415 for all limitation years beginning before January 1, 1987.

(e) DEFINED CONTRIBUTION FRACTION for any year means a fraction:

        (i) whose numerator is the sum of the annual additions to the participant's account under all the defined contribution plans (whether or not terminated) maintained by the employer for the current and all prior limitation years (including the annual additions attributable to the participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the employer and the annual additions attributable to all welfare benefit funds (as defined in Section 419(e) of the Code) and individual medical accounts as defined in section 415(1)(2) of the Code, and

        (ii) whose denominator is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the employer (regardless of whether a defined contribution plan was maintained by the employer). The maximum aggregate amount in any limitation year is the less of
(A) 1.25 multiplied by the dollar limitation determined under sections 415(b) and (d) of the Code, or (B) 35% of the participant's compensation for such year.

If the employee was a participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the employer which were in existence on May 6, 1986, the numerator of the defined contribution fraction will be adjusted if the sum of the defined contribution fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of the defined contribution fraction will be permanently subtracted from the numerator of the defined contribution fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987. The annual addition for any limitation year beginning before January 1, 1987 shall not be recomputed to treat all employee contributions as annual additions.

(f) EXCESS AMOUNT MEANS the excess of the participant's annual additions for the limitation year over the maximum permissible account.

(g) HIGHEST AVERAGE COMPENSATION means the average compensation for the three consecutive years of plan service with the employer that produce the highest average.

(h) LIMITATION YEAR means the calendar year or another 12-consecutive month period elected by the employer in the adoption agreement. All qualified plans of the employer must use the same limitation year. If the limitation year is amended to a different 12-consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made (or any other 12-consecutive month period adopted for all plans of the employer pursuant to a written resolution adopted by the employer).

(i) MASTER OR PROTOTYPE PLAN means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

(j) MAXIMUM PERMISSIBLE AMOUNT. The maximum annual addition that may be contributed or allocated to a participant's account under the plan for any limitation year shall not exceed the lesser of (i) the defined contribution dollar limitation or (ii) 25 percent of the participant's compensation for the limitation year. The compensation limitation referred to in (ii) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition under section 415(l)(1) or 419A(d)(2) of the Code. If a short limitation year is created because of an amendment changing the limitation year to a different 12 consecutive month period, the maximum permissible amount for the short limitation year will not exceed the amount set forth in clause (i) of the preceding sentence multiplied by a fraction whose numerator is the number of months in the short limitation year and whose denominator is 12.

(k) PROJECTED ANNUAL BENEFIT means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the participant would be entitled under the terms of the plan assuming his employment continues until normal retirement age under the plan (or current age, if later), and his compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.

(l) Defined contribution dollar limitation means $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code as in effect for the limitation year.

13.2 NO PARTICIPATION IN OTHER QUALIFIED PLANS. If the participant does not participate in, and has never participated in another qualified plan or a welfare benefit fund, as defined in Code Section 419(e), maintained by the employer, or an individual medical account, as defined in section 415(1)(2) of the Code, maintained by the employer, which provides an annual addition as defined in section 13.1(a), the amount of annual additions which may be allocated under this plan on a participant's behalf for a limitation year may not exceed the lesser of the maximum permissible amount or any other limitation contained in this plan. If the employer contribution that would otherwise be contributed or allocated to the participant's account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced under
Section 13.7 so that the annual additions for the limitation year will equal the maximum permissible amount.

13.3 PARTICIPATION IN OTHER QUALIFIED MASTER OR PROTOTYPE DEFINED CONTRIBUTION PLANS. If, in addition to this plan, the participant is covered under any other qualified master or prototype defined contribution plan maintained by the employer or a welfare benefit fund (as defined in Code Section 419(e)) maintained by the employer or an individual medical account as defined in Code
Section 415(1)(2), maintained by the employer which provides an annual addition as defined in Section 13.1 during any limitation year, the amount of annual additions which may be credited under this plan on a participant's behalf for a limitation year may not exceed the maximum permissible amount, reduced by the sum of any annual additions allocated to the participant's accounts for the same limitation year under such other defined contribution plans and welfare benefit funds. If the annual additions with respect to the participant under other defined contribution plans and welfare benefit funds maintained by the employer are less that the maximum permissible amount and the employer contribution that would otherwise be contributed or allocated to the participant's account under this plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the participant's account under this plan for the limitation year.

13.4 PARTICIPATING IN ANOTHER QUALIFIED PLAN, OTHER THAN MASTER OR PROTOTYPE PLANS. If the participant is covered by another plan which is a qualified defined contribution plan other than a master or prototype plan, annual additions allocated under this plan on behalf of any participant will be limited in accordance with the provisions of Section 13.3 through 13.6, as though the other plan were a master or prototype plan, unless the employer provides other limitations in the adoption agreement.

13.5 ESTIMATED LIMITATION. Before determining a participant's actual compensation for the limitation year, the employer may determine the maximum permissible amount on the basis of a reasonable estimation of the participant's annual compensation for such limitation year uniformly determined for all participants similarly situated. Any employer contribution (including allocation of forfeitures) based on estimated annual compensation will be reduced by any excess amounts carried over from prior years. As soon as administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the participant's actual compensation for such limitation year.

13.6 APPOINTMENT BETWEEN PLANS.

(a) If pursuant to section 13.5 or as a result of the allocation of forfeitures, a participant's annual additions under this plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

(b) If, in the application of Section 13.3, an excess amount was allocated to a participant on an allocation date of this plan which coincides with an allocation date of another plan, the excess amount attributed to this plan will be the product of:

        (i) the total excess amount allocated as of such date, times

        (ii) the ratio of (A) annual additions allocated to the participant for the limitation year as of such date under this plan, to (B) the total annual additions allocated to the participant for the limitation year as of such date under this and all other qualified master or prototype defined contribution plans.

(c) Any excess amounts attributed to this plan will be disposed of as provided in Section 13.7.

13.7 EXCESS AMOUNTS. If there is an excess amount with respect to a participant for a limitation year, such excess amount will be disposed of as follows:

(a) Any elective deferrals or after tax employee contributions will be returned to the participant to the extent that the distribution or return would reduce the excess amounts in the participant's account.

(b) If after the application of subsection (a) an excess amount still exists, and the participant is covered by the plan at the end of the limitation year, the excess amount in the participant's account will be used to reduce employer contributions (including any allocation of forfeitures) for such participant in the next limitation year, and each succeeding year if necessary.

(c) If after the application of subsection (a) an excess amount still exists and the participant is not covered by the plan at the end of a limitation year, the excess amounts will be held unallocated in a suspense account. The suspense account will be applied to reduce future employer contributions (including allocation of any forfeitures) for all remaining participants in the next limitation year, and each succeeding limitation year if necessary. Any such suspense account will not participate in the allocation of the trust's investment gains and losses.

(d) If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to participants' accounts before any employer or any employee contributions may be made to the plan for the limitation year. Excess amounts may not be distributed to participants or former participants.

13.8 DEFINED BENEFIT AND DEFINED CONTRIBUTION PLAN. If the employer maintains or at any time maintained, a qualified defined benefit plan (other than a defined benefit plan which is a paired plan with this plan) covering any participant in this plan, the sum of the participant's defined benefit plan fraction and defined contribution plan fraction will not exceed 1.0 in any limitation year. The annual additions which may be credited to the participant's account under this plan for any limitation year will be limited in accordance with the adoption agreement.

                                   ARTICLE 14
                              TOP-HEAVY PROVISIONS

14.1 APPLICATION OF ARTICLE. If the plan is or becomes top-heavy in any plan year beginning after December 31, 1983, the provisions of this Article 14 will supersede any conflicting provision in the plan or adoption agreement (except provisions added or attached to the adoption agreement to coordinate the top-heavy minimum contributions or benefits with another plan of the employer).

14.2 TOP-HEAVY DEFINITIONS.

(a) KEY EMPLOYEE means any employee or former employee (and the beneficiaries of such employee) who at any time during the determination period was (i) an officer of the employer if such individual's annual compensation exceeds 50 percent of the dollar limitation under Code Section 415(b)(1)(A); (ii) an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the employer if such individual's compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code; (iii) a 5-percent owner of the employer; or (iv) a 1 percent owner of the employer who has an annual compensation of more than $150,000. Annual compensation means compensation as defined in section C of the Adoption Agreement, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludible from the employee's gross income under section 125, section 402(e)(3), section 402(h)(1)(B) or section 403(b) of the Code. The determination period is the plan year containing the determination date and the 4 preceding plan years. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

(b) TOP-HEAVY PLAN means this plan if any of the following conditions exist for any plan year:

        (i) If the top-heavy ratio for this plan exceeds 60% and this plan is not part of any required aggregation group or permissive aggregation group of plans.

        (ii) If this plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60%.

        (iii) If this plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60%.

(c) TOP-HEAVY RATIO means the following:

        (i) If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with
Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top heavy ratio are increased to reflect any contribution not actually made as of the determination date but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

        (ii) If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the determination date.

        (iii) For purposes of (i) and (ii) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12 month period ending on the determination date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a declined benefit plan. The account balances and accrued benefits of a participant who is not a key employee but who was a key employee in a prior year, or who has not been employed by any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Qualified voluntary employee contributions will not be taken into account for purposes of computing the top heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

The accrued benefit of a participant other than a key employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

(d) PERMISSIVE AGGREGATION GROUP means the required aggregation group of plans plus any other plan of the employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(e) REQUIRED AGGREGATION GROUP means (i) each qualified plan of the employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and
(ii) any other qualified plan of the employer which enables a plan described in subsection (i) to meet the requirements of Code Sections 401(a)(4) or 410.

(f) DETERMINATION DATE for any plan year subsequent to the first plan year means the last day of the preceding plan year, and for the first plan year of the plan, the last day of that year.

(g) VALUATION DATE is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio. The valuation date is the determination date.

(h) PRESENT VALUE of benefits for purposes of computing the top-heavy ratio will be discounted only for mortality and interest. Unless adopted otherwise, the following factors will apply: five percent interest and the UP-1984 mortality table.

14.3 MINIMUM ALLOCATION.

(a) Except as otherwise provided in (3) and (4) below, the employer contributions and forfeitures allocated on behalf of any participant who is not a key employee shall not be less than the lesser of (i) 3% of such participant's compensation, or (ii) in the case where the employer has no defined benefit plan which designates this plan to satisfy Section 401 of the Code, the largest percentage of employee contributions and forfeitures, as a percentage of the key employee's compensation, as limited by section 401(a)(17) of the Code, allocated on behalf of any key employee for that year. The minimum allocation is determined without regard to any social security contribution. This minimum allocation shall be made even though, under other plan provisions, the participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the year because of the participant's failure to complete any required amount of service (or any equivalent provided in the plan), the participant's failure to make mandatory employee contributions to the plan or compensation less than a stated amount. However, this section does not apply to any participant who was not employed by the employer on the last day of the plan year. Neither Elective Deferrals nor Matching Contributions may be taken into account for the purpose of satisfying the minimum top-heavy contribution requirements.

(b) For purposes of computing the minimum allocation, compensation will mean plan compensation as defined in Section C of this Adoption Agreement as limited by section 401(a)(17) of the Code. Compensation for this purpose will include any compensation to a participant during a plan year before he became a participant or after he ceased to be a participant.

(c) The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

14.4 APPORTIONMENT OF MINIMUM BENEFITS BETWEEN MULTIPLE PLANS.

(a) To prevent duplication of the minimum allocation required under Section 14.3(a) above, if any participant in this plan is covered under any other defined contribution plan or plans of the employer (whether or not such plans are paired plans), the required minimum allocation will be satisfied first from the money purchase plan, if any, and the minimum required allocation from the profit-sharing plan (or plans) will be reduced by the minimum allocation provided under the money purchase plan.

(b) The provisions in Section 14.3(a) will not apply to any participant to the extent the participant is covered under a defined benefit plan (or plans) of the employer and the employer has provided in the adoption agreement that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

14.5 MINIMUM VESTING SCHEDULE. For any plan year in which this plan is top-heavy, one of the top-heavy vesting schedules elected by the employer in the adoption agreement will automatically apply to the plan. The top-heavy vesting schedule applies to all accrued benefits within the meaning of Section 411(a)(7) of the Code except those attributable to 401(k) savings contributions or after-tax employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the plan became top-heavy. Further, no decrease in a participant's nonforfeitable percentage may occur in the event the plan's status as top-heavy changes for any plan year. However, this section does not apply to the account balances of any employee who does not have an hour of service after the plan has initially become top-heavy and such employee's account balance attributable to employer contributions and forfeitures will be determined without regard to this section.

14.6 TOP HEAVY ADJUSTMENTS IN SECTION 415 FRACTIONS. If the plan is a top-heavy plan for any plan year, the denominators of the defined benefit fraction and the defined contribution fraction will be determined for a plan year by substituting "1.0" for "1.25" each time it appears in Section 13.1, unless the employer provides in the adoption agreement for the additional top heavy minimum benefit requirements of Code Section 416(h) and provided further that this plan is not super top-heavy. This plan is super top-heavy in any plan year if it would be top-heavy under Section 14.2(h) substituting 90% for 60% wherever 60% appears.

14.7 ADDITIONAL PROVISIONS FOR PAIRED DEFINED CONTRIBUTION AND DEFINED BENEFIT PLANS.

(a) This section is applicable if the employer has adopted paired plans of the sponsor which include a defined benefit plan and one or more defined contribution plans.

(b) (i) The subsection (b) will apply in any plan year for which the plan is top-heavy but not super top-heavy unless in the adoption agreement for the employer's paired defined benefit plan, the employer has elected to apply the defined benefit fraction and the defined contribution fraction in all plan years by substituting "1.0" for "1.25" in each place it appears in Section 13.1.

        (ii) The defined contribution plan employer contributions and forfeitures allocated on behalf of any participant who is not a key employee will not be less than the amount provided in (A) below unless in the adoption agreement for the employer's paired defined benefit plan the employer elects to provide the top-heavy minimum accrued benefit in such defined benefit plan and to have (B) below apply in this plan:

        (A) For each non-key employee who is not a participant in paired defined benefit plan, 4% of his compensation; or for each non-key employee who is also a participant in the paired defined benefit plan, 7-1/2% of his compensation.

        (B) For each non-key employee who is not a participant in the paired defined benefit plan, 4% of his compensation; or for each plan, no minimum contribution (because he will receive the 3% minimum accrued benefit under the paired defined benefit plan).

(c) (i) This subsection (c) will apply in any plan year in which the plan is super top-heavy or in all plan years if in the adoption agreement for the employer's paired defined benefit plan, the employee has elected to apply the defined benefit fraction and the defined contribution fraction in all plan years by substituting "1.0" for "1.25" in each place it appears in Section 13.1.

        (ii) The defined contributed plan employer contributions and forfeiture allocated on behalf of any participant who is not a key employee will not be less than the amount provided in (A) below unless in the adoption agreement for the employer's paired defined benefit plan the employer elects to provide the top-heavy minimum accrued benefit in such defined benefit plan and to have (B) below apply in this plan:

        (A) For each non-key employee who is not a participant in paired defined benefit plan, 3% of his compensation; or for each non-key employee who is also a participant in the paired defined benefit plan, 5% of his compensation.

        (B) For each non-key employee who is not a participant in the paired defined benefit plan, 3% for hi compensation; or for each non-key employee who is also a participant in the paired defined benefit plan, no minimum contribution (because he will receive the 2% minimum accrued benefit under the paired defined benefit plan).

(d) Provisions similar to Sections 14.3(b) and (c) and 144(a) will apply to minimum allocations under this section.


                                   ARTICLE 15
                            ACCOUNTS AND INVESTMENTS

15.1 SEPARATE ACCOUNTS

(a) The plan administrator shall create and maintain separate accounts for each participant's 40(k) savings contributions, after-tax employee contributions, employer contributions, matching employer contributions, and rollover contributions (and any qualified voluntary employee contributions); a participant's rollover account may contain subaccounts as provided in Section 7.1(a)(ii). Earnings will be credited to such accounts (and subaccounts) in accordance with the provisions of this article. Such accounts will be primarily for accounting purposes and will not restrict the operation for the trust or require separate earmarked investments for any account; however, specific investments may be earmarked to participants' accounts if a permitted investment medium under Section 15.2 so provides.

(b) The plan administrator may itself maintain records of participants' accounts or the plan administrator may arrange for such records to be maintained by an outside service provider (which may be the sponsor or trustee or a contractor of the sponsor or trustee). If the plan administrator arranges with a service provider to maintain records of participants' accounts, the plan administrator will provide such information as is necessary for the service provider to maintain such accounts as required herein.

15.2 INVESTMENT MEDIA; PARTICIPANT INVESTMENT DIRECTIONS

(a) The MetLife Security Insurance Company of Louisiana MetLife RetirePro Program may impose requirements concerning the investment media or vehicles in which contributions to the employer's plan must be invested, and the employer agrees to observe such requirements as a condition of participating in this prototype plan.

(b) Subject to any requirements imposed under subsection (a) above, permissible investment media may include, but are not limited to, contracts issued by an insurance company (including such contracts providing for investments in a separate account maintained by the insurance company), segregated accounts invested in one or more of savings or notice accounts, deposits in or certificates issued by a bank, insurance or annuity contracts, assets specified by the participant (Section 15.4), or shares of one or more investment companies or mutual funds (Section 15.6). In addition, if elected in the adoption agreement, the plan may invest in qualifying employer securities as permitted under ERISA Section 407(d)(3).

(c) Unless the adoption agreement otherwise provides, the employer shall have the sole discretion to direct the investment of the employer's contributions to a money purchase plan or target benefit plan among the permissible investment media. Unless the adoption agreement otherwise provides, participants shall have the sole discretion to direct the investment of all contributions to a profit-sharing plan or 401(k) plan among the permissible investment media.

(d) Subject to the sponsor's requirements under subsection (a) above, the employer will determine the investment of any account over which the participant does not exercise investment control under subsection (c) above. In making such investment determinations, he employer will establish investment policies or rules of general application which do not discriminate among participants.

(e) This subsection will apply where participants' accounts under the employer's plan are commingled for investment purposes (in contrast to aggregated accounts whose valuation is governed by Section 15.4). In such a case, the assets of the plan (or each separate investment fund thereunder consisting of investments in a particular investment vehicle) will be valued at their fair market value as of each valuation date. As of each valuation date, the investment earnings and gains or losses in asset value since the preceding valuation date will be allocated to participants' accounts in the plan (or in each separate investment fund) in proportion to the balance in each such accounts as a fraction of the aggregate account balances as of the preceding valuation date. The last business day of the plan year is a valuation date; the sponsor or employer may designate other valuation dates.

15.3 RULES FOR EXERCISE OF INVESTMENT OPTIONS. Any designation of investments by participants will be subject to nondiscriminatory general rules established by the plan administrator or the MetLife RetirePro Program; such rules may include:

(a) restrictions on the minimum amount or percentage of any contribution which may be placed in any particular investment medium;

(b) restrictions on the use of different amounts or percentages for different types of contributions;

(c) minimums or maximums (or both) on the amount which may be invested or transferred to or from any particular investment medium; and

(d) restrictions on the time and frequency of designations, changes in designations and transfers from one investment medium to another including the required advance notice.

These rules may differ from different types of contributions. The effective date of any change in a participant's election respecting allocation of contributions among investment options or any transfer from one option to another must coincide with a valuation date for each option.

15.4 SEGREGATED ACCOUNTS.

(a) The provisions of this section will apply to the extent that the sponsor or employer designates segregated accounts as permitted investment media. A segregated account is one in which all or a portion of one or more of a participant's accounts are invested in individual investments which are not commingled with investments for other participants' accounts. Examples of investments for segregated accounts include, but are not limited to, interest hearing savings or notice accounts or certificates or other savings instruments maintained or issued by a bank or other thrift institution, life insurance or annuity contracts issued by a life or self-directed investment accounts. Earnings and investment gains and losses of assets held in a segregated account and dividends or credits earned on insurance contracts will be credited solely to such account.

(b) Where the employer designates self-directed accounts as a permissible investment medium, the participant will be subject to such administrative rules and restrictions on permissible investments as the sponsor may impose. However, such rules and restrictions will not conflict with the terms of this plan.

(c) The last business day of the plan year is a valuation date for segregated accounts. the sponsor or employer may designate other valuation dates. The trustee will determine the fair market value of the plan's segregated accounts as of each valuation date and will report such value of the plan administrator. Each participant with a self-directed account will arrange for a statement of the value of the assets therein as of each valuation date and will provide such statement to the trustee; the trustee may rely upon such statement in making the valuations referred to in the preceding sentence.

15.5 LIFE INSURANCE CONTRACTS. Where the MetLife RetirePro Program permits and the employer designates life insurance contracts as permissible investment media, such contracts will be treated as segregated investments held in a segregated account under Section 15.4, and the following restrictions and rules will apply:

(a) OWNERSHIP OF CONTRACTS. The trustee, if the Plan is trusteed, or custodian, if the Plan has a custodial account, shall apply for and will be the owner of any insurance contract purchased under the terms of this Plan. The insurance contract(s) must provide that proceeds will be payable to the trustee (or custodian, if applicable), however, the trustee (or custodian) shall be required to pay over all proceeds of the contract(s) to the participant's beneficiary in accordance with the distribution provisions of this plan. A participant's spouse will be the designated beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with section 9.5, Joint and Survivor Annuity Requirements, if applicable. Under no circumstances will the trust (or custodial account) retain any part of the proceeds.

Any dividends or credits earned on life insurance contracts will be allocated to the account of the participant derived from employer contributions in which the contract is held.

(b) LIMITS ON AMOUNTS.

        (i) Ordinary life - For purposes of this subsection, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If such contracts are purchased, less than 1/2 of the aggregate employer contributions allocated to the participant will be used to pay the premiums attributable to them.

        (ii) Term and universal life - no more than 1/4 of the aggregate employer contributions allocated to the participant will be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life.

        (iii) Combination - The sum of 1/2 of the ordinary life insurance premiums and all other life insurance premiums will not exceed 1/4 of the aggregate employer contributions allocated to the participant.

(c) DISTRIBUTIONS. Upon commencement of benefits, life insurance contracts on a participant's life will be converted to cash or an annuity and distributed to the participant, subject to the plan's provisions on distributions.

(d) CONFLICTS. In the event of any conflict between the terms of this plan and the terms of any insurance contract hereunder, the plan provisions will control.

(e) TRANSACTION WITH PARTICIPANT. The purchase and sale of policies between a participant and the trustee will be permitted in conformance with the applicable class exemption from prohibited transactions issued by the Department of Labor.

15.6 MUTUAL FUND SHARES.

(a) The provisions of this section will apply to the extent that the sponsor or employer designates share of one or more investment companies or mutual funds as permitted investment media.

(b) The trustee will as soon as reasonably practicable after receipt for a contribution invest such contribution in shares and fractional shares of such mutual funds in accordance with the investment instructions applicable to such contribution.

(c) Upon receipt of instructions to transfer an amount invested in one mutual fund to another mutual fund, the trustee will as soon as reasonably practicable thereafter redeem sufficient shares of one mutual fund and purchase shares of the other mutual fund in order to carry out such instructions; such transfer may be carried out by exchange or shares if permitted by the mutual funds involved.

(d) Upon receipt of instructions to redeem shares, the trustee will redeem shares in one or more mutual funds as instructed in order to make a cash disbursement, whether a plan distribution or withdrawal, loan, payment of expenses or otherwise.

(e) The trustee will reinvest all dividends and capital gains or other distributions received on shares of a mutual fund in additional shares of such fund; where permitted such investment will be carried out by the trustee's electing to receive such dividends and distributions in the form of additional shares.

(f) All mutual fund shares purchased, received, redeemed or exchanged by the trustee under the foregoing subsections of this section will be credited to or debited from the appropriate account as directed by the plan administrator. All such transactions will be effected at the current public offering price or net asset value of the mutual fund shares or as otherwise described in the then current prospectus pertaining to such mutual fund.

(g) Investment income and gains or losses in value of each mutual fund in which participants' accounts are invested will automatically and continuously be credited or debited as a function of the net asset value of the shares of such fund and the reinvestment of dividends and other distributions in additional shares of such fund. Accordingly, to the extent that the assets of the employer's plan are invested in shares of such mutual funds, each business day will be a valuation date.

With respect to mutual funds which are not open end funds, the last business day of the plan year is a valuation date. The employer only designate other valuation dates with the consent of the trustee. The trustee will determine the fair market value of the shares of such mutual funds as of each valuation date and will report such value to the plan administrator.

(h) The trustee will deliver to the plan administrator any notices of shareholder meetings, proxy and proxy-soliciting materials, prospectuses and annual or other reports to shareholders received by the trustee relating to shares of a mutual fund held in the trust fund. The plan administrator will in turn deliver such items to each participant whose account is invested in such shares. Within the time limit imposed by the trustee or the plan administrator, each participant may indicate in writing how the shares credited to his accounts are to be voted. The plan administrator will deliver such written instructions to the trustee who will vote the shares in the manner indicated.

Alternatively, arrangements may be made whereby the mutual fund or investment company sends any such materials directly to the participant and the participant sends voting instructions directly to the mutual fund or investment company.

15.7 EXPENSES. Any fees and expenses will be paid by the employer unless it elects not to pay any or all such fees and expenses; in such event, any fee or expense not paid by the employer will be paid from the trust and will be allocated to the accounts of participants or to collective investment funds in which accounts are invested in a manner which reasonably reflects the accounts and investment funds that generated such fees and expenses. Approximations may be used wherever it is not feasible to allocate such expenses on an exact basis. The employer may reimburse the trust for any fees and expenses paid by the trust. Such reimbursement shall not be deemed to be a contribution for purposes of Code Sections 404 and 415.

                                   ARTICLE 16
                           ADMINISTRATION OF THE PLAN

16.1 PLAN ADMINISTRATOR. The employer will be the plan administrator for purposes of ERISA, and any reference in this document or the adoption agreement to the plan administrator means the employer. The employer may in the adoption agreement designate an individual or a group of individuals acting as a committee to act of the employer's behalf in carrying out its duties as plan administrator. Such persons may, but need not, be plan participants or employees, partners, or officers of the employer. The employer will notify the trustee of any such appointment. The employer may remove any such individual or committee member at any time with or without cause, by filing written notice of his removal with the trustee. Any such individual or committee member may resign at any time by filing his written resignation with the employer and the trustee. A vacancy however arising, will be filed by the employer.

If the employer does not appoint an individual or committee to act for the employer, the employer will carry out the responsibilities of the plan administrator. If the employer is a sole proprietorship, in the event of the sole proprietor's death, his executor or administrator will be the plan administrator. If the employer is a partnership, in the event of the death of all the partners, the executor or administrator of the last to die will be the plan administrator.

16.2 ADMINISTRATION OF PLAN. The plan administrator is a named fiduciary of the plan and will be the agent for receiving service of legal process on the plan. He will control and manage the operation and administration of the plan and will have all powers and authority necessary or appropriate to carry out is provisions. He will interpret and apply all terms of the plan to particular cases or circumstances. He will make all final determinations concerning eligibility and status of employees, participants, vested interests, the right to benefits and all other rights hereunder, and all other matters concerning plan administration and interpretation. All determinations and actions of the plan administrator are conclusive and binding upon the employer, employees, beneficiaries, and all other persons, except as otherwise provided herein or by law. The plan administrator will exercise his powers in a non-discriminatory manner and will apply uniform administrative rules of general application to insure that persons in similar circumstances are treated alike.

16.3 REPORTING AND DISCLOSURE. The plan administrator will prepare file, submit, distribute or make available any documents, plan descriptions, reports, statements, forms or other information to any government agency, employee, former employee, or beneficiary as may be required by law or by the plan.

16.4 RECORDS. The plan administrator will record his acts and decisions, and will prepare and maintain all data and records necessary or helpful to the plan's administration. The employer will supply all information required by the plan administrator to administer the plan, and the plan administrator may rely upon the accuracy of such information.

16.5 COMPENSATION AND EXPENSES. The plan administrator will serve without compensation unless otherwise determined by the employer, but no employee of the employer will be compensated for his service as plan administrator. All reasonable expenses of operating and administering the plan will be paid by the employer or from the assets of the trust fund, as provided in Section 15.7. Such expenses include the compensation of all persons employed or retained by the plan administrator (such as attorneys, accountants, actuaries, or other consultants or specialists), premiums for insurance or bonds protecting the plan or trust and required by law or deemed advisable by the plan administrator, and all other fees, expenses or costs of plan administration.

16.6 CLAIMS PROCEDURE. Any request for benefits (the claim) by a participant or his beneficiary (the claimant) will be filed in writing with the plan administrator. Within a reasonable period after receipt of a claim, the plan administrator will provide written notice to any claimant whose claim has been wholly or partly denied, including:

(a)   the reasons for denial;

(b)   the plan provisions on which the denial is based;

(c) any additional material or information necessary to perfect the claim and the reasons it is necessary; and

(d)   the plan's claims review procedure.

A claimant will be given a full and fair review by the plan administrator of the denial of his claim if he makes a written request for review within sixty (60) days after notification of the denial. The claimant may review pertinent documents and may submit issues and comments in writing. The plan administrator will render a written decision on review promptly and will include specific reasons for the decision and references to the plan provisions on which the decision is based.

16.7 MORE THAN ONE EMPLOYER. If more than one employer has adopted the plan, the employer designated in Part A of the adoption agreement will be considered the employer for purposes of exercising certain powers and administrative duties. In joining the plan, other employers delegate authority to such employer to complete and select options in the adoption agreement and to select permissible investment media under Article 15; to designate the plan administrator and any other fiduciary; to amend or terminate the plan without a separate written instrument from each joining employer, provided that any such amendment or termination must apply equally to all adopting employers; to determine the appropriate basis under which plan administrative expenses will be shared or to redelegate that authority to the plan administrator; and to take, or redelegate authority to the plan administrator to take, such other action as may be necessary for the efficient and proper administration of the plan. Each joining employer will retain the authority to terminate the plan for its own employees. However, any amendment or termination of the plan which does not uniformly apply to all members of a controlled group or affiliated service group or other aggregated group (within the meaning of Sections 19.9, 19.10 and 19.11 hereof) will cause any standardized plan to be considered a non-standarized plan so that the employers may not rely upon the plan's qualification under Code Section 401(a) unless they obtain a determination letter to such effect from the Internal Revenue Service.

                                   ARTICLE 17
                    AMENDMENT, TERMINATION OR MERGER OF PLAN

17.1 AMENDMENT BY SPONSOR. The sponsor may amend any or all provisions of this prototype plan at any time without obtaining the consent of the employer, and the employer (and each other adopting employer) hereby expressly delegates authority to amend this plan to the sponsor. For purposes of sponsoring organization amendments, the mass substitute shall be reorganized as the agent of the sponsoring organization. If the sponsoring organization does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan.

17.2 AMENDMENT BY EMPLOYER. Except for (a) changes of design options selected in the adoption agreement, (b) amendments stated in the adoption agreement which allow the plan to satisfy Section 415 of the Code or to avoid duplication of minimums under Section 415 of the Code because of the required aggregation of multiple plans, and (c) adding certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the plan to be treated as individually designed, if the Employer amends the plan or non-elective portions of the adoption agreement, for any other reason, it will no longer participate in this prototype plan, but will be considered to have an individually designed plan. Except as otherwise provided in the Adoption Agreement, the Employer may amend this plan by having a person authorized by its Board of Directors complete a new Adoption Agreement following formal action of the Board of Directors approving the adoption of such amendment. If the employer is not a corporation, the partners or sole proprietor shall be authorized to approve an amendment to this plan by formal action and authorize an individual to complete a new Adoption Agreement incorporating the amendment.

17.3 RESTRICTIONS ON AMENDMENTS. No amendment under Section 17.1 or 17.2 will:

(a) cause or permit any part of the assets of the trust to be diverted to purposes other than the exclusive benefit of participants and their beneficiaries, or cause or permit any portion of such assets to revert to or become the property of the employer;

(b) retroactively deprive any participant of any benefit to which he was entitled hereunder by reason of contributions made by the employer or the participant before the amendment, unless such amendment is necessary to conform the trust or plan to, or satisfy the conditions of any law, governmental regulation or ruling or to permit the plan and trust to meet the requirements of Sections 401(a) and 501(a) of the Code;

(c) decrease a participant's account balance, except to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a plan amendment which has the effect of decreasing a participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit;

(d) if the vesting schedule of a plan is amended, for an employee who is a participant as of the later of the date such amendment is adopted or the date it becomes effective, cause the nonforfeitable percentage (determined as of such date) of such employee's right to his employer-derived accrued benefit to be less than his percentage computed under the plan without regard to such amendment; also, in the event of an amendment affecting the vesting schedule of the employer's plan, any participant with three or more years of service will have his vesting determined under the pre-amendment vesting schedule if this would result in such participant having a greater vested interest than under the amended vesting schedule. For participants who do not have at least 1 hour of service in any plan year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 years of service" for "3 years of service" where such language appears;

(e) eliminate an optional form of distribution in violation of Code Section 411; or

(f) increase or otherwise the duties, liabilities or rights of the trustee unless the trustee consents thereto in writing.

17.4 TERMINATION OF PLAN. The employer has established this plan with the bona fide expectation and intention that it will continue to make contributions indefinitely. However, circumstances not now foreseen or beyond the control of the employer may make it impossible or inadvisable for the employer to continue the plan. The employer may, therefore, in its discretion, discontinue contributions or terminate the plan completely or partially at any time with respect to its employees by delivering to the trustee a notice of complete or partial termination specifying the date of termination of the plan and in the case of a partial termination the participants affected by such partial termination. The employer will be deemed to have completely terminated the plan in the case of (a) complete discontinuance of contributions or (b) termination of the employer's legal existence. The employer will incur no liability to any person as a result of any discontinuance of contributions or complete or partial termination of the plan. In the event of a termination or partial termination of the plan, or in the event of complete discontinuance of contributions under a profit-sharing plan, the account balance of each affected employee will be fully vested and nonforfeitable.

17.5 DISPOSITION AND TERMINATION OF TRUST.

(a) Upon complete or partial termination of the plan, the plan administrator will determine subject to the joint and survivor rules of this plan, whether to direct the trustee to continue to hold the accounts of participants affected by the termination or partial termination, to disburse them as immediate benefit payments, to purchase immediate or deferred annuity contracts, or to follow any other procedure he deems advisable. The trustee will follow the directions of the plan administrator.

(b) The trust created hereunder will terminate when all the assets of the trust have been distributed.

17.6 MERGER OF PLANS. A merger of consolidation with, or transfer of assets or liabilities to, any other plan will be permitted only if the benefit each participant would receive if the plan were terminated immediately after the merger, consolidation or transfer is not less than the benefit he would have received if the plan had terminated immediately before the merger, consolidation or transfer.

                                   ARTICLE 18
                   TRANSFERS FROM OR TO OTHER QUALIFIED PLANS

18.1 TRANSFERS FROM ANOTHER PLAN OF THE EMPLOYER.

(a) Notwithstanding any other provision hereof, the employer may cause to be transferred to the trustee all or any of the assets held (whether by a trustee, custodian, or otherwise) under any other defined contribution plan which satisfies the requirements of Section 401(a) of the Code and which is maintained by the employer for the benefit of any of the participants hereunder. If the trustee is keeping separate accounts for each participant, any such assets so transferred will be accompanied by instructions from the employer or plan administrator naming the participants for whose benefit such assets have been transferred and showing separately the respective contributions by the employer and by the participants and the current value of the assets attributable thereto.

(b) Upon receipt of any assets transferred to it under subsection (a), the trustee may sell any non-cash assets and invest the proceeds and any cash transferred to it. The trustee will make appropriate credits to the proper accounts in accordance with the employer's or plan administrator's instructions.

18.2 TRANSFERS TO OTHER PLANS. Upon the request of the employer, the trustee will transfer an amount designated by the employer to the trustee or custodian of any other qualified plan under which plan participants are covered.

                                   ARTICLE 19
                                  MISCELLANEOUS

19.1 PROHIBITED DIVERSION. Except as provided in Section 19.6, no portion of the corpus or income of the trust will be used or diverted, to purposes other than for the exclusive benefit of participants, former participants and their beneficiaries, and to defray administrative expenses of the plan and trust. However, payment of sales charges, administrative expenses and taxes from the trust assets is expressly permitted.

19.2 FAILURE TO ATTAIN OR RETAIN QUALIFICATION. If the employer's plan fails to attain or retain qualification, such plan will no longer participate in this prototype plan and will be considered an individually designed plan.

19.3 NONALIENATION. No benefit or interest of any participant, former participant or beneficiary hereunder will be subject to assignment or alienation, either voluntary or involuntary. This section applies to the creation, assignment or recognition of a right to any benefit payable with respect to a participant pursuant to domestic relations order unless such order is determined to be a qualified domestic relations order under Section 19.4 below, or any domestic relations order entered before January 1, 1985.

19.4 QUALIFIED DOMESTIC RELATIONS ORDERS

(a) A qualified domestic relations order (QDRO) is a judgment, decree, or order which meets the requirements of Code Section 414(p). An alternate payee is an individual named in the QDRO who is receive some or all of the participant's benefit.

(b) Upon receipt of an order which appears to be a QDRO, the plan administrator will notify the participant involved and each alternate payee under the order (and under any previous QDRO covering the participant' benefits). The plan administrator will determine whether the order is a QDRO and will notify each affected individual of his determination. In general, the plan's claims procedure rules under Section 16.6 apply to this determination and any subsequent determination relating to the order. In applying these rules, an individual who is or may be an alternate payee enjoys the status of a claimant. However, the plan administrator may take any action or delay contemplated in Code Section 414(p) and the regulations under it, whether or not contemplated in the plan's claims procedure rules.

(c) To the maximum extent permitted by law, the plan administrator's determination that an order is or is not a QDRO is final. Any subsequent change in this determination is applied only prospectively, unless the plan administrator rules otherwise.

(d) Certain conflicts between a domestic relations order and the plan's provisions will cause the order to fall to be a QDRO. However, once an order is determined to be a QDRO, the provisions of the QDRO take precedence over any conflicting provisions of the plan.

(e) Except as otherwise provided under the terms of the QDRO, all benefits under a QDRO will be payable in the form of a single sum commencing as soon as practicable after the plan administrator determines that a domestic relations order is a QDRO. For purposes of determining the accounts from which benefits under a QDRO will be distributed, the trustee will distribute a pro rata amount from each of the participant's employer contribution, after-tax employee contribution, savings contribution, matching contribution, rollover contribution, and all other accounts maintain on behalf of the participant, unless the QDRO otherwise provides. To the extent provided in a QDRO (assuming that the QDRO does not provide for the form of distribution described in the preceding sentence), a former spouse will be treated as the spouse or surviving spouse of a participant for purposes of the spousal protection and any other relevant provisions of the plan.

(f) A domestic relations order entered before January 1, 1985, will be treated as a QDRO if payment of benefits pursuant to the order has commenced as of that date. At the plan administrator's discretion, it may be treated as a QDRO if payment of benefits has not commenced as of that date, even though the order does not satisfy the requirement of Code Section 414(p).

19.5 LIMITATION ON RIGHTS CREATED BY PLAN.

(a) The adoption and maintenance of the plan and trust will not be construed to give a participant the right to continue in the employ of the employer or to interfere with the right of the employer to discharge, lay off or discipline a participant at any time, or give the employer the right to require any participant to remain in its employ or to interfere with the participant's right to terminate his employment.

(b) The adoption and maintenance of the plan and trust, the creation of any account or the payment of any benefit will not be construed as creating any legal or equitable right against the employer or the trust except as this plan specifically provides.

(c) The employer, the trustee, the plan administrator and the sponsor do not guaranty the payment of benefits hereunder and benefits will be paid only to the extent of the assets of the trust. It is a condition of participation in the plan that each participant (and his beneficiary or anyone else claiming through him) will look only to the assets of the trust for the payment of any benefit to which he or his beneficiary or other person is entitled.

19.6 ALLOCATION OF RESPONSIBILITIES. The employer, the trustee and the plan administrator will each have only those duties and responsibilities specifically allocated to each of them under the plan. There will be no joint fiduciary responsibility between or among fiduciaries unless specifically stated otherwise. Any person may serve in more than one fiduciary capacity.

19.7 RETURN OF CONTRIBUTIONS.

(a) If the Commissioner of Internal Revenue determines that the plan is not initially qualified under the Code, any contribution made conditionally subject to such initial qualification will be returned to the employer if demand therefor is made within one year after the date initial qualification is denied, but only if application for a determination concerning the plan's initial qualification was made within the time prescribed by law for filing the employer's tax return for the taxable year in which the plan was adopted or within such longer time as the Secretary of the Treasury may prescribe.

(b) All employer contributions are conditioned upon their deductibility under Code Section 404. A contribution which is made because of a mistake of fact or the deduction of which is disallowed, will be returned to the employer within one year thereafter.

(c) If the trustee is keeping separate accounts for each participant, participants' accounts will be adjusted in accordance with instructions from the plan administrator to the trustee to reflect any returns under this Section 19.6.

19.8 CURRENT ADDRESS OF PAYEE. The plan administrator shall make reasonable efforts in locate any participant, beneficiary, or alternate payee to whom benefits are required to be paid under the terms of the plan or applicable law. If, as a result of the exercise of reasonable efforts to locate any such person, the plan administrator is unable to locate such person, the plan administrator shall dispose of such person's account balance in the manner specified in the adoption agreement. If disposition of any person's account balance under any one or more of the methods described in this section is impracticable or would adversely affect the qualification of the plan, the plan administrator may substitute any other reasonable method, in its sole discretion, which is consistent with the qualification requirements of Subchapter D of the Code. If a benefit is forfeited because the Participant or beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or beneficiary.

19.9 CONTROLLED GROUP. Except as provided in Section 4.1(c), all employees of all corporations which are members of a controlled group of corporations (as defined in Section 414(b) of the Code) and all employees of all trades or businesses, whether or not incorporated, which are under common control (as defined in Section 414(c) of the Code) will be treated as employed by a single employer.

19.10 AFFILIATED SERVICE GROUPS. All employees of all members of an affiliated service group (as defined in Section 414(m) of the Code) will be treated as employed by a single employer.

19.11 OTHER AGGREGATED GROUPS. Employees of employers which are aggregated in accordance with regulations under Code Section 414(o) will be treated as employed by one employer to the extent provided in such regulations.

19.12 LEASED EMPLOYEES. Any leased employee shall be treated as an employee of the recipient employer.

The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludible from the employee's gross income under section 125, section 402(e)(3), section 402(h)(1)(B) or section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

19.13 CONTROL OF TRADES OR BUSINESSES BY OWNER EMPLOYEE.

(a) If this plan provides contributions or benefits for one or more owner-employees who control both the business for which this plan is established and one or more-other trades or businesses, this plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) of the Code for the employees of this and all other trades or businesses.

(b) If the plan provides contributions or benefits for one or more owner-employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Sections 401(a) and (d) and which provides contributions and benefits not less favorable than those provided for owner-employees under this plan.

(c) If an individual is covered as an owner-employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

(d) For purposes of this section an owner-employee, or two or more owner-employees, will be considered to control a trade or business if the owner-employee or two or more owner-employees together:

      (i) own the entire interest in an unincorporated trade or business, or

      (ii) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

For purposes of the preceding sentence, an owner-employee or two or more owner-employees shall be treated as owning any interest in a partnership which is owned directly or indirectly by a partnership which such owner-employee, or such two or more owner-employees are considered to control within the meaning of the preceding sentence.

19.14 APPLICATION OF PLAN'S TERMS.

(a) If an employee retired, died or otherwise terminated his service before the effective date of the employer's plan, the employee and his beneficiaries will receive no benefits and will have no rights under the plan.

(b) If an employee retires, dies or otherwise terminates his service on or after the effective date of the employer's plan, the benefits and rights of the employee and his beneficiaries will be determined in accordance with the terms of the plan that are in effect on the date of such termination of service.

(c) The allocations to a participant's account for any year of reference will be determined in accordance with the terms of the plan that are in effect for such year.

19.15 RULES OF CONSTRUCTION.

(a) This plan is intended to qualify as a profit sharing plan or a pension plan under Section 401(a) of the Code to be an eligible individual account plan as defined in Section 407(d)(3) of ERISA, and to comply with all applicable requirements of both statutes. The terms of the plan will be construed to carry out this intent.

(b) A word or phrase defined or explained in any section has the same meaning throughout the plan unless the context indicates otherwise.

(c) Where the context so requires the masculine includes the feminine, the singular includes the plural, and the plural includes the singular.

(d) Unless the context indicates otherwise, the words "herein", "hereof", "hereunder", and words of similar import refer to the plan as a whole and not only to the section in which they appear.

(e) Headings and titles are for convenience only, and the text will control in all matters.

(f) Reference to any section of the Code of ERISA includes reference to a similar provision of a successor statute.

19.16 GOVERNING LAW. To the extent that state law applies, the provisions of the plan will be construed enforced and administered according to the laws of the state where the principal offices of the trustee are located.

19.17 PAYMENT FOR MINOR OR INCOMPETENT. In the event that any amount is payable under the plan to a minor or to any person deemed by the plan administrator or a court of competent jurisdiction to be incompetent, either mentally or physically, such payment shall be made for the benefit of such minor or incompetent person by payment to a person who has been designated by a court of competent jurisdiction to receive such amount.